As filed with the Securities and Exchange Commission on February 27, 1997


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                AMENDMENT No. 4


                                   Form S-11
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             UNITED MORTGAGE TRUST
     (Exact Name of Registrant as Specified in its Governing Instruments)

                         1701 N. Greenville, Suite 403
                            Richardson, Texas 75081

                   (address of Principal Executive offices)


                        Christine A. "Cricket" Griffin
                             United Mortgage Trust
                         1701 N. Greenville, Suite 403
                            Richardson, Texas 75081

                    (Name and Address of Agent for Service)

                                   Copy to:

                            Robert A. Hudson, Esq.
                      Berry, Moorman, King & Hudson, P.C.
                             600 Woodbridge Place
                            Detroit, Michigan 48226
                                (313) 567-1000

         Approximate date of commencement of proposed sale to the public: At any time and from time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check box:_ X_


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

             Cross Reference Sheet Showing Location in Prospectus
                   or Registration Statement of Information
                   Required by Item 501(b) of Regulation S-K

Form S-11                                               Caption in Prospectus
Item Number and Caption                                   Or Page Reference
-----------------------                                   -----------------

1.  Forepart of the Registration Statement and           Forepart of Registration Statement
    Outside Front Cover Page of Prospectus               Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Pages            Inside Front Cover Page of Prospectus;
    of Prospectus                                        Outside Back Cover Page

3.  Summary Information, Risk Factors and Ratio          Cover Page of Prospectus; Summary of
    of Earnings to Fixed Changes                         Offering; Risk Factors

4.  Determination of Offering Price                      *

5.  Dilution                                             *

6.  Selling Security Holders                             *

7.  Plan of Distribution                                 Plan of Distribution

8.  Use of Proceeds                                      Estimated Use of Proceeds;
                                                         Investment Objectives and Policies

9.  Selected Financial Data                              *

10. Management's Discussion and Analysis of              Management's Discussion and Analysis
    Financial Condition and Results of Operations        of Financial Condition of the Company


11. General Information as to Registrant                 Cover Page of Prospectus; Summary of
                                                         the Offering; Management; Summary of
                                                         Declaration of Trust

12. Policy with Respect to Certain Activities            Investment Objectives and Policies;
                                                         Summary of Declaration of Trust

13. Investment Policies of Registrant                    Investment Objectives and Policies;
                                                         Summary of Declaration of Trust

14. Description of Real Estate                           *

15. Operating Data                                       *

16. Tax Treatment of Registrant and its                  Risk Factors; Federal Income
    Security Holders                                     Tax Considerations;
                                                         ERISA Considerations

---------
*   Not Applicable



Form S-11                                                Caption in Prospectus
Items Number and Caption                                   Or Page Reference
------------------------                                   -----------------
17. Market Price of and Dividends on the                 *
    Registrant's Common Equity and Related
    Stockholder Matters

18. Description of Registrant's Securities               Plan of Distribution; Summary of
                                                         Declaration of Trust

19. Legal Proceedings                                    *

20. Security Ownership of Certain Beneficial             Management; Conflicts of Interest
    Owners and Management                                Financial Information and Balance Sheet

21. Directors and Executive Officers                     The Company; Management

22. Executive Compensation                               The Company; Management Compensation

23. Certain Relationships and Related                    Risk Factors; Management; Conflicts of
    Transactions                                         Interest

24. Selection, Management and Custody of                 Risk Factors; Investment Objectives and
    Registrant's Investments                             Policies; Management

25. Policies with Respect to Certain Transactions        Risk Factors; Investment Objectives and
                                                         Policies; Management; Summary of
                                                         Declaration of Trust

26. Limitations of Liability                             Fiduciary Responsibilities of Trustees;
                                                         Risk Factors; Summary of Declaration
                                                         of Trust

27. Financial Statements and Information                 Financial Information and Financial
                                                         Statements

28. Interests of Named Experts and Counsel               *

29. Disclosure of Commission Position on                 Fiduciary Responsibility of Trustees
    Indemnification for Securities Act Liabilities

---------
* Not Applicable

             Subject to Completion, Dated ________________ , 1997

                             UNITED MORTGAGE TRUST

                                125,000 Shares
                              (Minimum Offering)

                                 $20 Per Share

             Minimum Investment Per Investor - 250 Shares ($5,000)

    (50 Shares ($1,000) for an Individual Retirement Account or Keogh Plan)

         United Mortgage Trust (the "Company") is a Maryland real estate investment trust which intends to qualify as a real estate investment trust (a "REIT") under federal income tax laws. The Company will invest exclusively in first lien, fixed rate mortgages secured by single family residential property throughout the United States. Such loans will be originated by others to the Company's specifications or to specifications approved by the Company. Most, if not all, of such loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will be made to borrowers who do not satisfy the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of traditional mortgage financing. See "Investment Objectives and Policies - Investment Policy". The Advisor to the Company is Mortgage Trust Advisors, Inc., a Texas corporation. Capitalized terms used in this Prospectus are defined in the Glossary.

         See "Risk Factors" commencing on page 6 for information concerning risks associated with an investment in the Company that should be considered by prospective investors. These risks include:

   o The ability of an investor to liquidate its investment will be limited because no public market currently exists for the Shares and the Company has no plan to liquidate and distribute proceeds to its Shareholders.

   o Although the Company intends to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered hereby, there can be no assurance that a public trading market for the Shares will ever develop.

   o Most, if not all, of the Company's portfolio will be comprised of loans made to borrowers who do not satisfy the underwriting requirements for traditional mortgage financing. As a result, the Company may experience a higher incidence of loan defaults and foreclosures which will adversely affect the Company.

   o The Company will be subject to various conflicts of interest arising out of its relationship with its officers, the Advisor and their Affiliates, including the payment of fees, the purchase of mortgages from an Affiliate and other related party transactions.

   o The Advisor and its Affiliates will receive substantial compensation from the proceeds of the offering and the operations of the Company, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor; (3) loan servicing fees; (4) real estate brokerage commissions; and (5) a Subordinated Incentive

         Fee. These fees, other than the Subordinated Incentive Fee, will be payable even if the Company is not profitable.

     o The Company has not yet identified the Mortgage Investments it will purchase with the proceeds of this offering.

     o If only the minimum number of Shares are sold, there may be limited diversity in the Company's portfolio of Mortgage Investments.


     o There are tax risks associated with this offering. If the Company fails to obtain and maintain its qualification as a REIT, the Company will be subject to federal income tax as a regular corporation.

         A minimum of 125,000 Shares of beneficial interest, par value $.01 per share (the "Shares") and a maximum of 2,500,000 Shares are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. The Shares are being distributed by First Financial United Investments Ltd., L.L.P. (the "Selling Group Manager") and other broker-dealer firms that are members of the National Association of Securities Dealers, Inc. ("NASD") and selected by the Selling Group Manager. There is a minimum investment per investor of 250 Shares ($5,000) or 50 Shares ($1,000) if the investor is an IRA or Keogh Plan. Subscription payments by investors will be held in an escrow account at Texas Commerce Bank National Association (the "Escrow Agent") until the earlier of: (a) one year from the date of this Prospectus; or (b) the sale of at least 125,000 Shares to a minimum of 100 investors independent of the Company and of each other. If a minimum of 125,000 Shares are not sold within 12 months from the date of this Prospectus, then all payments received from investors will be promptly refunded in full together with all interest earned thereon. If at least 125,000 Shares are sold, the offering will continue until the earlier of: (x) the sale of the maximum of 2,500,000 Shares or (y) two years from the date of this Prospectus, unless the Company terminates the offering earlier. See "Terms of the Offering" and "Plan of Distribution".


         If the minimum of 125,000 Shares is sold hereunder, 14.5% of the Gross Offering Proceeds will be used for Organization and Offering Expenses, approximately 2.5% of the Gross Offering Proceeds will be used to pay Acquisition Fees payable to the Advisor and the balance of approximately 83% will be invested in or reserved for the Company's activities. If the maximum of 2,500,000 Shares is sold hereunder, approximately 10.8% of the Gross Offering Proceeds will be used for Organization and Offering Expenses, approximately 2.7% of the Gross Offering Proceeds will be used to pay Acquisition Fees payable to the Advisor and the balance of approximately 86.5% will be invested in or reserved for the Company's activities. See "Estimated Use of Proceeds" and "Management Compensation".


                                    Price to     Selling           Proceeds to
                                    Public (1)   Commissions (1)   Company (2)
                                    ----------   ---------------   -----------
Per Share                           $20          $2.10             $17.90
Total Minimum (125,000 Shares)(3)  $2,500,000   $262,500          $2,237,700
Total Maximum (2,500,000 Shares)   $50,000,000  $5,250,000        $44,750,000

               (footnotes to this table appear on the next page)

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                FIRST FINANCIAL UNITED INVESTMENTS LTD., L.L.P.
                    16801 Greenspoint Park Drive, Suite 155
                             Houston, Texas 77060

           The date of this Prospectus is ________________ , 1997

         (1) The Shares are being distributed by First Financial United Investments Ltd., L.L.P. (the "Selling Group Manager"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc. ("NASD"), on a "best efforts" basis through participating NASD member firms ("Selected Dealers") that are selected by the Selling Group Manager. There is no assurance as to the number of Shares that will be sold, if any. The Selling Group Manager will receive a commission of 10% of the Gross Offering Proceeds (subject to any volume discounts for Institutional Investors), plus 0.5% of the Gross Offering Proceeds as a due diligence fee. The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds to the Company. The Selling Group Manager will pay to Selected Dealers a commission equal to 4% of the offering price of Shares sold through them unless a higher commission (up to, but not exceeding, 8%) is designated by the Selling Group Manager. The Selling Group Manager will also receive, for nominal consideration, Shares (the "SGM Shares") equal to 0.5% of all Shares sold (12,500 Shares if all Shares offered hereunder are sold). The Selling Group Manager may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Manager. The Company has agreed to indemnify the Selling Group Manager with respect to certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution".

         (2) Before deducting expenses of this offering (other than selling commissions and due diligence fees described in note (1) above), including, but not limited to, legal, accounting, and escrow fees, printing costs, filing and registration fees, and disbursements and reimbursements to the Company and Affiliates in connection with the sale and distribution of Shares, estimated at $175,000 if all Shares offered are sold. The Advisor will bear all expenses with respect to organization of the Company and the offering of Shares to the extent those expenses excluding selling commissions, any applicable volume discounts and due diligence fees, exceed the lesser of: (a) 4.5% of the Gross Offering Proceeds or (b) $175,000. See "Estimated Use of Proceeds".

         (3) All funds received from subscribers will be held in an escrow account with Texas Commerce Bank National Association (the "Escrow Agent"). See "Plan of Distribution - Escrow Arrangements". If a minimum of 125,000 Shares are not sold to a minimum of 100 investors independent of the Company and of each other within 12 months from the date of this Prospectus, then all payments received will be promptly refunded in full together with all interest to the extent earned on the subscription proceeds. If 125,000 or more Shares are sold, the offering will continue and interest to the extent earned on subscriber's funds while held in the escrow account will be payable to all subscribers. Interest paid to subscribers may be subject to backup withholding. The Company has established certain suitability standards for the purchase of Shares. See "Who May Invest". The Company reserves the right to reject subscriptions in its sole discretion.

PENNSYLVANIA RESIDENTS:


         Because the minimum offering amount is less than $5,000,000, you are cautioned to carefully evaluate the Company's ability to fully accomplish its stated objectives. You are also cautioned to inquire as to the current dollar value of subscriptions for the Company's Shares. In addition, please note the modified suitability requirements for Pennsylvania residents under "Who May Invest".


MICHIGAN RESIDENTS:

         No sale of Shares may be completed to a Michigan resident until at least five business days after the date the investor received a final prospectus.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SUMMARY OF THE OFFERING...................................................  1

RISK FACTORS..............................................................  6
  A. Investment and Business Risks........................................  6
       1. Lack of Liquidity...............................................  6
       2. Increased Risk of Default in Non-Conforming Loans...............  6
       3. Fees Payable to the Advisor and Affiliates......................  6
       4. Purchase of Mortgage Notes from Affiliate.......................  7
       5. Non-Arm's-Length Agreements.....................................  7
       6. Competition for the Time and Services of Common
          Officers and Trustees...........................................  7
       7. Competition by the Company with Affiliates for
          the Purchase and Sale of Mortgage Investments...................  7
       8. Additional Conflicts with Affiliates............................  8
       9. Unspecified Investment; Investors Cannot Assess Mortgage
          Investments.....................................................  9
      10. Lack of Diversification.........................................  9

      11. Experience of Management........................................  9

      12. Selling Group Manager is Newly Formed...........................  9
      13. Selling Group Manager is an Affiliate of the Advisor............  9
      14. Delays in Investment Could Reduce Return to Investors...........  9
      15. Shareholders Must Rely on Management............................  9
      16. Limited Ability to Meet Fixed Expenses.......................... 10
      17. Investment Company Regulatory Considerations.................... 10
      18. Anti-Takeover Considerations and Restrictions on
          Share Accumulation.............................................. 10
      19. Limited Liability Of Trustees And Officers...................... 11
      20. Majority Rule Prevails in the Company........................... 11
      21. Short Term Investments; Fixed Rate Trading Losses............... 11
      22. Risk of Potential Future Offerings.............................. 12
  B. Operations Risks..................................................... 12
      23. Economic Risks.................................................. 12
      24. Risk of Loss on Non-Insured, Non-Guaranteed Mortgage Loans...... 12
      25. Bankruptcy Of Borrowers May Delay Or Prevent Recovery........... 12
      26. Ability to Acquire Mortgage Investments; Competition and Supply. 13
      27. Environmental Liabilities....................................... 13
      28. Risk of Leverage................................................ 13
      29. Reliance On Appraisals Which May Not Be Accurate Or Which
          May Be Affected By Subsequent Events............................ 13
      30. Fluctuations In Interest Rates May Affect Return On Investment.. 14
      31. Mortgages May Be Considered Usurious............................ 14
      32. Risks of Bankruptcy of Mortgage Servicer........................ 14
  C. Tax Risks............................................................ 14
      33. Material Tax Risks Associated With Investment In Shares......... 14
      34. Risk of Inability to Qualify as a REIT.......................... 15
      35. Restrictions on Maximum Share Ownership......................... 15
      36. Limitations on Opinion of Counsel as to Tax Matters............. 16

  D. ERISA Risks.......................................................... 16
      37. Risks Of Investment By Tax-exempt Investors..................... 16

THE COMPANY............................................................... 16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE
COMPANY....................................................................17

INVESTMENT OBJECTIVES AND POLICIES........................................ 17
                Principal Investment Objectives........................... 17
                Investment Policy......................................... 18
                Underwriting Criteria..................................... 18
                Use of Initial Funds...................................... 21
                Other Policies............................................ 21
                Changes in Investment Objectives and Policies............. 22

WHO MAY INVEST............................................................ 22

TERMS OF THE OFFERING..................................................... 23

DIVIDEND POLICY AND DISTRIBUTIONS......................................... 24

ESTIMATED USE OF PROCEEDS................................................. 24

MANAGEMENT COMPENSATION................................................... 26

CONFLICTS OF INTEREST..................................................... 30

FIDUCIARY RESPONSIBILITY OF TRUSTEES...................................... 34
                Limitation on Liability of Trustees and Officers.......... 35
                Indemnification of Trustees, Officers and Others.......... 35
                Shareholders' Rights and Remedies......................... 36
                Defenses Available to Trustees and the Advisor............ 36

MANAGEMENT................................................................ 36
                Trustees and Officers of the Company...................... 38
                The Administrator......................................... 39
                The Advisor............................................... 39
                Summary of the Advisory Agreement......................... 40

SCMI...................................................................... 42

FEDERAL INCOME TAX CONSIDERATIONS......................................... 42
                  General................................................. 43
                  Qualification as a REIT................................. 43
                  Termination of the Company.............................. 46
                  Taxation of Taxable Shareholders........................ 46
                  Taxation of Tax-Exempt Entities......................... 47
                  Statement of Stock Ownership............................ 48
                  State and Local Taxes................................... 48

         ERISA CONSIDERATIONS............................................. 48
                  Plan Assets Regulation/Opinion of Counsel............... 49
                  Annual Valuation........................................ 50

         SUMMARY OF DECLARATION OF TRUST.................................. 51
                  Shareholder Meetings.................................... 51
                  Shareholder Voting Rights............................... 51
                  Shareholder Lists; Inspection of Books and Records...... 52
                  Trustees................................................ 52
                  Amendment of the Declaration of Trust................... 53
                  Responsibility of Trustees.............................. 53
                  Limited Liability of Shareholders....................... 54
                  Description of the Shares............................... 54
                  Maryland Anti-Takeover Law Provisions................... 55
                  Restrictions on Transfer of Shares...................... 56
                  Restrictions on Certain Conversion Transactions
                  and Rollups............................................. 56
                  Ratification of Declaration of Trust.................... 57
                  Termination............................................. 57
                  Limitation on Total Operating Expenses.................. 57
                  Limitation on Acquisition Expenses and Fees............. 57
                  Restrictions on Transactions with Affiliates............ 58
                  Restrictions on Borrowing............................... 58
                  Restriction on Investments.............................. 59

         CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................... 60
                  Mortgages and Deeds of Trust Generally.................. 60
                  Foreclosure............................................. 61
                  Environmental Risks..................................... 62
                  Junior Mortgage and Deeds of Trust; Rights of
                  Senior Mortgages or Beneficiaries....................... 63
                  Statutory Rights of Redemption.......................... 65
                  Anti-Deficiency Legislation............................. 65
                  Bankruptcy Laws......................................... 65
                  Enforceability of Certain Provisions.................... 66
                  Prepayment Provisions................................... 66
                  Due-On-Sale Provisions.................................. 67
                  Acceleration on Default................................. 67
                  Secondary Financing: Due-on-Encumbrance Provisions...... 67
                  Applicability of Usury Laws............................. 68

         PLAN OF DISTRIBUTION............................................. 68
                  Compensation............................................ 68
                  Subscription Procedure.................................. 69
                  Escrow Arrangements..................................... 69

         SALES MATERIAL................................................... 70

         LEGAL MATTERS.................................................... 70

         REPORTS TO INVESTORS............................................. 71

         EXPERTS.......................................................... 71

         FURTHER INFORMATION.............................................. 71

         GLOSSARY......................................................... 72

         Financial Statements............................................ F-1

         Subscription Agreement.......................................... A-1

                            SUMMARY OF THE OFFERING

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus and should be read in conjunction therewith. See the Glossary located at page 72 for the definition of certain terms that are capitalized in this Prospectus.

         The Company: The Company is a Maryland real estate investment trust formed on July 12, 1996. The Declaration of Trust provides for the Company to have perpetual life. See "Summary of Declaration of Trust". The Trustees of the Company will manage and control the affairs of the Company. There are four
Trustees: Christine "Cricket" Griffin, Paul R. Guernsey, Douglas R. Evans and Richard D. O'Connor, Jr. Christine "Cricket" Griffin is the Chairman of the Board of Trustees and President of the Company. The other three Trustees are Independent Trustees. See "Management".

         Investment Policy: The Company will invest exclusively in first lien, fixed rate mortgages secured by single family residential property throughout the United States. Such loans will be originated by others to the Company's specifications or to specifications approved by the Company. Most, if not all, of such loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will be made to borrowers who do not satisfy the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of conventional mortgage financing. See "Investment Objectives and Policies - Investment Policy".

         Administrator: The Company will be self-administered with the Company's President acting as Administrator. The Administrator will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Trustees. See "Management - The Administrator".

         Advisor: The Advisor to the Company is Mortgage Trust Advisors, Inc., a Texas corporation formed on June 11, 1996. The Advisor is majority owned and controlled by Todd F. Etter, Dan H. Hill, James P. Hollis and Timothy J. Kopacka. Messrs. Hill and Hollis are Affiliates of the Selling Group Manager and Mr. Etter is an Affiliate of South Central Mortgage, Inc. ("SCMI"), a Texas corporation that will sell Mortgage Investments to the Company and service the Company's Mortgage Investments. The address of the Company and the Advisor is 1701 N. Greenville, Suite 403, Richardson, Texas 75081 and their telephone number is (972) 705-9805 or (800) 955-7917 and their facsimile number is (972) 705- 9304. See "Management" - The Advisor".

         SCMI: The Company may acquire Mortgage Investments from SCMI and will utilize the services of SCMI to service some or all of the mortgages acquired by the Company. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliate", "Summary of the Offering - Mortgage Servicers" and "Management Compensation". SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal Shareholder of the Advisor. Ms. Christine Griffin, a Trustee and Administrator of the Company, was previously the Chief Financial Officer of SCMI. The Company leases its office space from SCMI. See "Management - SCMI". Since its inception in 1992, SCMI has purchased more than 800 residential mortgage notes totaling approximately $32,000,000. SCMI sells whole notes to institutional and private investors. SCMI also offers note servicing on notes it sells. SCMI currently services over 750 loans totaling approximately $30,000,000. SCMI originates loans only to facilitate the sale of foreclosed property.

         Mortgage Servicers: The Company will utilize the services of SCMI and nonaffiliated third parties to service the mortgages acquired by the Company. All servicing fees paid to SCMI will be at competitive rates that are no higher than the rates charged by unaffiliated third parties. See "Management Compensation". The servicing of the mortgages includes the collection of monthly payments from the borrower, the distribution of all principal and interest to the Company, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary.

         The Offering: A minimum of 125,000 Shares of beneficial interest, par value $.01 per share (the "Shares") and a maximum of 2,500,000 Shares are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. The Shares are being distributed by the Selling Group Manager and other NASD member broker-dealer firms that are selected by the Selling Group Manager. There is a minimum investment per investor of 250 Shares ($5,000) or 50 Shares ($1,000) if the investor is an IRA or Keogh Plan. Subscription payments by investors will be held in an escrow account at Texas Commerce Bank National Association (the "Escrow Agent") until the earlier of: (a) one year from the date of this Prospectus; or (b) the sale of at least 125,000 Shares to a minimum of 100 investors independent of the Company and of each other. If a minimum of 125,000 Shares are not sold within 12 months from the date of this Prospectus, then all payments received from investors will be promptly refunded in full together with all interest earned thereon. If at least 125,000 Shares are sold, the offering will continue until the earlier of: (x) the sale of the maximum of 2,500,000 shares or (y) two years from the date of this Prospectus, unless the Company terminates the offering earlier. See "Terms of the Offering" and "Plan of Distribution".


         Amounts Available for Acquisitions of Mortgage Investments: If the minimum of 125,000 Shares is sold hereunder, 14.5% of the Gross Offering Proceeds will be used for Organization and Offering Expenses, approximately 2.5% of the Gross Offering Proceeds will be used to pay Acquisition Fees payable to the Advisor and the balance of approximately 83% of the proceeds will be invested in or reserved for the Company's activities. If the maximum of 2,500,000 Shares is sold hereunder, approximately 10.8% of the Gross Offering Proceeds will be used for Organization and Offering Expenses, approximately 2.7% of the Gross Offering Proceeds will be used to pay Acquisition Fees payable to the Advisor and the balance of approximately 86.5% of the proceeds will be invested in or reserved for the Company's activities. See "Estimated Use of Proceeds" and "Management Compensation".


         Selling Group Manager: Although the principals of the Selling Group Manager have a strong background in the sale of financial products and financial services, the acquisition and management of mortgage assets, mortgage funds and asset/liability management and have previously worked closely with Mr. Todd Etter, president of the Advisor, the Selling Group Manager is a newly formed broker-dealer that has not previously participated as a broker-dealer in a public offering of securities. The Selling Group Manager therefore has no track record in selling publicly offered securities itself or in recruiting Selected Dealers to assist in the sale of publicly offered securities and has no experience in helping to establish and support a public trading market for securities after the those securities are sold. "See Management - The Advisor" and "Management - Trustees and Officers of the Company".

         Compensation to Affiliates: The Advisor and Affiliates of the Company will receive substantial fees and compensation in connection with the organization of the Company, investment of the proceeds and the management of the investments of the Company. See "Management Compensation".

         Company Objectives: The Company's principal investment objectives are to:

                  (1) produce net interest income on its mortgage portfolio;

                  (2) provide monthly Distributions from net income
                      earned on its Mortgage Investments (if it is not economically feasible to make monthly
                      Distributions, then the Company intends to make quarterly Distributions); and

                  (3) reinvest payments of principal and proceeds of
                      prepayments, sales and insurance net of expenses.

         There is no assurance that these objectives will be attained. See "Investment Objectives and Policies" and "Risk Factors".

         Risk Factors: An investment in Shares will be subject to various risk factors, including the following:

             o The ability of an investor to liquidate its investment will be limited because no public market currently exists for the Shares and the Company has no plan to liquidate and distribute proceeds to its Shareholders.

             o Although the Company intends to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered hereby, there can be no assurance that a public trading market for the Shares will ever develop.

             o Most, if not all, of the Company's portfolio will be comprised of loans made to borrowers who do not satisfy the underwriting requirements for traditional mortgage financing. As a result, the Company may experience a higher incidence of loan defaults and foreclosures which will adversely affect the Company.

             o The Company will be subject to various conflicts of interest arising out of its relationship with its officers, the Advisor and their Affiliates, including the payment of fees, the purchase of mortgages from an Affiliate and other related party transactions.

             o The Advisor and its Affiliates will receive substantial compensation from the proceeds of the offering and the operations of the Company, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor; (3) loan servicing fees; (4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee. These fees, other than the Subordinated Incentive Fee, will be payable even if the Company is not profitable.

             o The Company has not yet identified the Mortgage Investments it will purchase with the proceeds of this offering.

             o If only the minimum number of Shares are sold, there may be limited diversity in the Company's portfolio of Mortgage Investments.

             o There are tax risks associated with this offering. If the Company fails to obtain and maintain its qualification as a REIT, the Company will be subject to federal income tax as a regular corporation.

         See "Risk Factors".

         Conflicts of Interest: The affiliated Trustees, the Administrator, the Advisor and their Affiliates will be subject to various conflicts of interest in their business dealings with the Company due to the structure of their compensation and related party transactions. In addressing these conflicts of interest, the Trustees, the Administrator and the Advisor will be required to abide by their fiduciary duties to the Company and the Shareholders. See "Conflicts of Interest" and "Fiduciary Responsibilities of Trustees".

         Capitalization: The Company has an authorized capital of 100,000,000 Shares of beneficial interest, par value $.01 per Share. A minimum of 125,000 ($2,500,000 in Shares) and a maximum of 2,500,000 ($50,000,000 in Shares) of
Shares will be sold pursuant to the offering. In addition, prior to the date of this Prospectus the Advisor has purchased 10,000 Shares at an aggregate purchase price of $200,000. If the minimum of 125,000 Shares are not sold to a minimum of 100 investors independent of the Company and of each other within one (1) year from the date of this Prospectus, then all payments received will be promptly refunded in full together with all interest to the extent earned on the subscription proceeds. See "Plan of Distribution - Escrow Arrangements".

         Restriction on "Rollups" and Conversion Transactions: The Company is prohibited from participating in a transaction involving the acquisition, merger or consolidation of the Company, commonly known as "Rollups", which affect certain Shareholder rights, as more fully described in "Summary of Declaration of Trust - Restriction on Certain Conversion Transactions and Rollups". With respect to permissible Rollups, the Company must first obtain approval of the Shareholders by a majority vote. In addition, certain conversion transactions require the prior approval of 80% of the Shareholders and the unanimous approval of the Independent Trustees.

         Mortgage Investments: The permanent investments (the "Mortgage Investments") in which the Company intends to invest principally are first lien mortgage notes originated on behalf of the Company by other lenders and sold to the Company prior to the loans being fully funded (generally, "Originated Mortgages") and existing Mortgages that it acquires (generally, "Acquired Mortgages") on single-family residential property. Most, if not all, of the Mortgages in which the Company will invest will not be insured by FHA, nor guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. See "Investment Objectives and Policies" and "Federal Income Tax Considerations - Qualification as a REIT".

         Mortgage Investment Descriptions: The Company has not invested in or committed to invest in any Mortgage Investments and has not committed to originate or acquire any Mortgages. There may be a delay between the time investors purchase Shares and the time the investment proceeds are invested in Mortgage Investments. See "Investment Objectives and Policies - Use of Initial Funds". Therefore, there may be a corresponding delay in the receipt by Shareholders of Distributions relating to investment in Mortgage Investments and in the achievement of the other Company objectives. See "Risk Factors".

         Preliminary Investments: Until the Company's funds are invested in Mortgage Investments, the Company will invest its funds in short-term investments, including investments with various financial institutions (meeting certain asset or net worth requirements) and in Interim Mortgage Loans. See "Investment Objectives and Policies".

         Sources of Distributions and Their Tax Treatment: Distributions will be made monthly (or at least quarterly if monthly Distributions are not economically feasible) to Shareholders of record as of a record date determined by the Trustees, which may be as frequently as monthly, based on Cash Flow from all sources and net of operating expenses of the Company, depending upon the financial condition of the Company. The Company will begin making Distributions, if available, within 60 days after the end of the initial escrow period in which investors are accepted as Shareholders. A Distribution may be made from Cash Flow and/or Disposition Proceeds; and may constitute a return of capital to the Shareholders, ordinary income, capital gain and/or items of tax preference. The Company will attempt to maintain monthly Distributions at a specified level to be determined by the Trustees. To the extent that some Mortgage Investments are sold in order to make Distributions, such payments may reduce the amount available for investment. If the Company qualifies as a REIT and elects to be taxed as such, it will pay no tax on amounts distributed to Shareholders. Distributions to Shareholders will generally be considered taxable dividends to Shareholders who are not entities which are exempt from federal income taxation ("Tax-Exempt Entities") to the extent they represent distributions of the Company's earnings and profits and will be considered portfolio rather than passive income, thus enabling a Shareholder to offset investment expense deductions but not passive losses. Any Distributions in excess of the Company's earnings and profits will reduce the Shareholder's basis in their Shares. Shareholders that are Tax-Exempt Entities are not expected to have unrelated business taxable income ("UBTI") unless they borrow to acquire Shares. See "Federal Income Tax Considerations - Taxation of Taxable Shareholders Dividend Income" and "Federal Income Tax Considerations - Taxation of Tax-Exempt Entities".

         Reinvestment and Distributions of Disposition Proceeds of Mortgage
Investments: The Company intends generally to reinvest principal payments on Mortgage Investments and Disposition Proceeds received by the Company, net of expenses, except to the extent those Disposition Proceeds represent capital gains on loans purchased at a discount. Disposition Proceeds may also be held as reserves or reinvested in Mortgage Investments to the extent deemed advantageous. Since the reinvestment of Disposition Proceeds that represent taxable income of the Company presents significant REIT qualification problems in light of the requirement that 95% of the Company's income be distributed to Shareholders, reinvestment of Disposition Proceeds may be limited to the portion that represents a return of capital.

         Limitation on Total Operating Expenses: The Company's goal is to limit its annual Total Operating Expenses to 0.5% of the Average Invested Assets of the Company. There is no assurance this goal will be met and it is unlikely that this goal will be met unless the maximum number of Shares is sold. However, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets of the Company or (b) 25% of the Company's Net Income. Any Operating Expenses in excess of those limitations will be borne by the Advisor. See "Summary of Declaration of Trust - Limitation on Total Operating Expenses".

         Restriction on Borrowings: The Company is permitted to borrow funds in connection with the acquisition of Mortgage Investments under certain circumstances. Subject to certain restrictions, those borrowings may not exceed 50% of the Net Assets of the Company. See "Investment Objectives and Policies", "Federal Income Tax Considerations - Qualification as a REIT - Distributions to Shareholders" and "Summary of Declaration of Trust - Restrictions on Borrowing".

         Fiscal Year: The Company has adopted a fiscal year ending on December 31 of each year.

         Glossary: See the Glossary at the back of this Prospectus for definitions of certain key terms used in this Prospectus.

                                 RISK FACTORS

         The purchase of the Shares offered hereby involves a high degree of risk and is suitable only for persons with the financial capability of making and holding long-term investments that are not readily reducible to cash. Prospective investors must, therefore, have adequate means of providing for their current needs and personal contingencies. Prospective investors should also consider the following factors:

A.       Investment and Business Risks


         1. Lack of Liquidity. There is currently no established trading market for the Shares and the Company has no plans to liquidate and distribute the proceeds to its Shareholders. Although the Company intends to seek to have the Shares listed on NASDAQ or an exchange after the sale of all of the Shares offered hereby, there can be no assurance that those efforts will be successful or that an established trading market for the Shares will develop. Accordingly, Shareholders may not be able to sell their Shares or use them as collateral for a loan. Furthermore, even if a market for the sale of Shares develops, a Shareholder may experience a substantial loss on the sale of those Shares. Consequently, the purchase of Shares should be considered only as a long-term investment. See "Who May Invest".


         2. Increased Risk of Default in Non-Conforming Loans. The Company is in the business of lending money and, as such, takes the risk of defaults by borrower. Most, if not all, of such loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency and will be made to borrowers who do not satisfy the income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements of traditional mortgage financing. See "Investment Objectives and Policies - Investment Policy". Accordingly, the risk of default by the borrower in those "non-conforming loans" is higher than the risk of default in loans made to persons who qualify for traditional mortgage financing. If the borrower defaults, the Company may be forced to purchase the property at a foreclosure sale. If the Company cannot quickly sell or refinance such property, and the property does not produce any significant income, the Company's profitability will be adversely affected. See "Risk Factors - Risk of Loss on Non-Insured, Non-Guaranteed Mortgage Loans" and "Risk Factors - Bankruptcy of Borrowers May Delay or Prevent Recovery".

         3. Fees Payable to the Advisor and Affiliates. The Advisor and its Affiliates will receive substantial compensation from the proceeds of the offering and the operations of the Company, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor equal to 3% of the principal amount of each Mortgage Investment acquired by the Company; (3) loan servicing fees payable to SCMI; (4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee payable to the Advisor. These fees, other than the Subordinated Incentive Fee, will be payable even if the Company is not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates. The structure of those fees may cause conflicts of interest between the Company, the Advisor and its Affiliates. In addressing these conflicts of interest, the Trustees, the Administrator and the Advisor will be required to abide by their fiduciary duties to the Company and the Shareholders. See "Conflicts of Interest" and "Fiduciary Responsibilities of Trustees".

         4. Purchase of Mortgage Notes from Affiliate. The Company intends to acquire its Mortgage Investments from several sources, including SCMI, an Affiliate of the Advisor. See "Management - SCMI." The amount of Mortgage Investments to be acquired from SCMI cannot be determined at this time and will depend upon the Mortgage Investments that are available from SCMI or other sources at the time the Company has funds to invest. At this time, SCMI is the only Affiliate that is expected to sell any Mortgage Investment to the Company. Due to the affiliation between the Advisor and SCMI and the fact that SCMI may make a profit on the sale of Mortgage Investments to the Company, the Advisor will have a conflict of interest in determining if Mortgage Investments should be purchased from SCMI or unaffiliated third parties. However, all Mortgage Investments purchased from SCMI or other Affiliates will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliate."

         5. Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between the Company and the Advisor or its Affiliates are not the result of arm's-length negotiations. However, the majority of the Trustees are Independent Trustees and all of the Trustees may be removed, with or without cause, by the holders of a majority of the outstanding Shares. The Advisor may be removed for cause by a majority of such Independent Trustees without ratification by the Shareholders. See "Risk Factors - Shareholders Must Rely on Management", "Summary of Declaration of Trust -Trustees", "Management - Summary of the Advisory Agreement" and "Fiduciary Responsibilities of Trustees".

         6. Competition for the Time and Services of Common Officers and Trustees. The Company will rely on the Advisor and its Affiliates for supervision of the management of the operations of the Company. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by the Company. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between such entities. The Trustees, the Administrator and the Advisor will devote such time to the affairs of the Company and to the other entities in which they are involved, as they determine in their sole discretion, exercised in good faith and in compliance with their fiduciary obligations to the Company, to be necessary for the benefit of the Company and such other entities. See "Management" and "Fiduciary Responsibilities of Trustees".

         The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibility to the Company and to all other entities to which they or their officers or Affiliates are responsible. See "Management - the Advisor".

         7. Competition by the Company with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with the Company and which may have the same management as the Company. To the extent that such other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage

Investments may nevertheless be suitable) (collectively "Affiliated Programs") have funds available for investment at the same time as the Company and a potentially suitable investment has been offered to the Company or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

         If any conflict arises between the Company and any of the other Affiliated Programs, the Advisor will initially review the investment portfolios of the Company and of each of such Affiliated Programs and will determine whether or not such mortgage loan or other investment should be made by the Company or such other Affiliated Programs based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which the mortgage loan will be made, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (and that described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to the Company. See "Summary of Declaration of Trust - Responsibility of Trustees".

         If the Advisor or its Affiliates establish new Affiliated Programs after the date of this Prospectus, and the making of a Mortgage Investment appears equally appropriate for the Company and one or more of such subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.


         Further, the Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or that of others originate and acquire Mortgages and Mortgage Investments similar to those made or acquired by the Company. The Trustees and the Advisor are, however, subject to a fiduciary duty to the Company and the Shareholders. See "Fiduciary Responsibility of Trustees". Each Trustee, on his own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to the Company before recommending or presenting such opportunities to others or taking advantage of such opportunities on their own behalf, except as otherwise described with respect to Affiliated Programs or the business of SCMI. See "Management - Summary of the Advisory Agreement". Except as described above, and subject to their fiduciary duty to the Company and the Shareholders, neither the Trustees, the Advisor nor its Affiliates will be obligated to present to the Company any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by the Company.


         There may be conflicts of interest on the part of the Advisor between the Company and any other Affiliates of the Advisor which have the same investment objectives at such time as the Company attempts to sell Mortgage Investments, as well as in other circumstances.

         See "Investment Objectives and Policies - Other Policies" and "Summary of Declaration of Trust".

         8. Additional Conflicts with Affiliates. Although the Company does not presently expect to do so, it is permitted to invest in mortgage loans on properties owned by Affiliates. However, it may only do so if those transactions are approved by a majority of the Trustees not otherwise interested in the transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from third parties. See "Summary of Declaration of Trust Restrictions on Transactions with Affiliates".

         9. Unspecified Investment; Investors Cannot Assess Mortgage Investments. The Company has made no commitments to invest in any specific Mortgage Investments. Therefore, a prospective investor will not have an opportunity to evaluate any of the Mortgage Investments in which the Company will invest and must rely entirely on the judgement of Management in investing the proceeds of this offering. See "Investment Objectives and Policies" and "Management".

        10. Lack of Diversification. The Company will be funded with the proceeds of sale of not fewer than 125,000 Shares and not more than 2,500,000 Shares from this offering. The Company is entitled to terminate the offering at any time in its sole discretion for any reason whatsoever. In the event the Company receives only the minimum proceeds, the investment portfolio of the Company would consist of fewer investments. As a result, the Company may have an increased risk of loss in connection with a smaller number of investments, and the returns on Shares sold will be reduced as a result of allocating all Company expenses among such Shares. See "Estimated Use of Proceeds".

        11. Experience of Management. The Advisor was formed for the purpose of and is presently advising the Company. The Trustees, the Administrator and the management team of the Advisor have considerable expertise in the acquisition and management of mortgage assets, mortgage finance, asset/liability management, public company management and administration and the management of corporations in the real estate lending business. However, although the Trustees, the Administrator and the officers, directors and shareholders of the Advisor have had substantial prior experience in connection with the types of investments to be made by the Company and the administration of such investments, they have not previously sponsored nor managed any private or public real estate investment programs and do not have any experience in the management of a REIT. See "Risk Factors - Shareholders Must Rely on Management" and "Management - The Advisor".

        12. Selling Group Manager is Newly Formed. First Financial United Investments Ltd., L.L.P., the Selling Group Manager of the offering, is a newly formed broker-dealer that has not previously participated as a broker-dealer in a public offering of securities. As a result, the Selling Group Manager has no track record in selling publicly offered securities itself or in recruiting Selected Dealers to assist in the sale of publicly offered securities, which may make it more difficult for the Company to sell the Shares offered hereby. See "Risk Factors - Lack of Diversification". Furthermore, the Selling Group Manager has no experience in helping to establish and support a public trading market for securities after those securities are sold, which may make it more difficult for a public trading market to develop for the Shares. See "Risk Factors - Lack of Liquidity".

        13. Selling Group Manager is an Affiliate of the Advisor. First Financial United Investments Ltd., L.L.P., the Selling Group Manager of the offering, is an Affiliate of the Advisor. See "Management - the Advisor". As an Affiliate of the Advisor, the Selling Group Manager may experience a conflict in performing its obligations to exercise due diligence with respect to the statements made in this Prospectus.

        14. Delays in Investment Could Reduce Return to Investors. The
Company may be delayed in making Mortgage Investments due to delays in the completion of the underwriting process, delays in obtaining the necessary purchase documentation or other factors. During the time that Company funds are held pending permanent investment, such funds will be invested in temporary investments, including Interim Mortgage Loans. See "Investment Objectives and Policies - Use of Initial Funds". Temporary investment of funds pending investment in permanent investments may result in a lower rate of return.

        15. Shareholders Must Rely on Management. The Trustees will be responsible for the management and control of the Company, but will employ the Administrator to manage the Company's day to day affairs. The Trustees will retain the Advisor to use its best efforts to seek out and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of the Company and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of the Company's Declaration of Trust, the power and duty to: (i) develop underwriting criteria and a model for the Company's investment portfolio; (ii) acquire, retain or sell Mortgage Investments; (iii) seek out, present and recommend investment opportunities consistent with the Company's investment policies and objectives, and negotiate on behalf of the Company with respect to potential investments or the disposition thereof; (iv) pay the debts and fulfill the obligations of the Company, and handle, prosecute and settle any claims of the Company, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (v) obtain for the Company such services as may be required for mortgage brokerage and servicing and other activities relating to the investment portfolio of the Company; (vi) evaluate, structure and negotiate prepayments or sales of Mortgage Investments; (vii) from time to time, or as requested by the Trustees, make reports to the Company as to its performance of the foregoing services and (viii) to supervise other aspects of the business of the Company. The success of the Company will, to a large extent, depend on the quality of the management provided by the Advisor, particularly as it relates to evaluating the merits of proposed investments. Although the Shareholders elect the Trustees annually, Shareholders have no right or power otherwise to take part in the management of the Company, except to the extent permitted by the Declaration of Trust. Accordingly, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management and control of the business of the Company to the Trustees, the Administrator and the Advisor. See "Management".

        16. Limited Ability to Meet Fixed Expenses. Operating expenses of the Company, including certain compensation to the Administrator, servicing and administration expenses payable to an Affiliate and unaffiliated mortgage servicers and the Independent Trustees, must be met regardless of the Company's profitability. See "Management Compensation" and "Management". The Company is also obligated to distribute 95% of its REIT Taxable Income (which may under certain circumstances exceed its Cash Flow) in order to continue to qualify as a REIT for federal income tax purposes. See "Federal Income Tax Considerations - Qualification as a REIT". Accordingly, it is possible that the Company may be required to borrow funds or liquidate a portion of its investments in order to pay its expenses or to make the required cash distributions to Shareholders. Although the Company generally may borrow funds, there can be no assurance that such funds will be available to the extent, and at the time, required by the Company. See "Summary of Declaration of Trust - Restrictions on Borrowing".

        17. Investment Company Regulatory Considerations. The Company is not a mutual fund or any other type of investment company subject to the registration and regulatory provisions of the Investment Company Act of 1940 (the "Investment Company Act"). The Trustees will attempt to monitor the proportion of the Company's portfolio which is placed in various investments so that the Company does not come within the definition of an investment company under the Investment Company Act. As a result, the Company may have to forego certain investments which would produce a more favorable return to the Company.

        18. Anti-Takeover Considerations and Restrictions on Share Accumulation. Provisions of the Maryland corporation law applicable to the Company make business combinations with the Company more difficult and place restrictions on persons acquiring more than 10% of the Company's outstanding shares. Further, in order for the Company to qualify as a REIT, no more than 50% of the outstanding

Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares and provides that Shares held by one shareholder in excess of 9.8% of the total Shares outstanding no longer entitle the shareholder to vote or receive Distributions, as described in "Summary of Declaration of Trust - Description of the Shares". While these restrictions are designed to prevent any five individuals from owning more than 50% of the Shares, they would also discourage a change of control of the Company. The restrictions and provisions under law and these adopted by the Company may also (i) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Shareholders or (ii) limit the opportunity for Shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Summary of Declaration of Trust".

        19. Limited Liability Of Trustees And Officers. The Company's Declaration of Trust provides that the Trustees and officers of the Company shall have the fullest limitation on liability permitted by the laws of the State of Maryland. Pursuant to the Maryland statute under which the Company was formed, a Trustee of the Company is not personally liable for the obligations of the Company except, if a Trustee otherwise would be liable, that provision does not relieve the Trustee from any liability to the Company or its Shareholders for any act that constitutes: (1) bad faith; (2) willful misfeasance; (3) gross negligence; or (4) reckless disregard of the Trustee's duties. However, as permitted by the Maryland statute, the Company's Declaration of Trust further limits the liability of the Company's Trustees and officers by providing that the Trustees and the officers shall be liable to the Company or the Shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained therein apply, the remedies available to the Company or its Shareholders shall be limited to equitable remedies, such as injunctive relief or recision, and shall not include the right to recover money damages. As a result of that limitation on liability, the Company and its Shareholders may be limited in their ability to recover from the Trustees and officers of the Company for any damages caused by a breach of the duties those persons owe to the Company.

        20. Majority Rule Prevails in the Company. Shareholders by a majority vote may take certain actions, including termination of the Company or approving amendments to the Company's Declaration of Trust, except for such actions and amendments that require supermajority approval. See "Summary of Declaration of Trust - Termination" "- Amendment of the Declaration of Trust" and "- Restrictions on Certain Conversion Transactions and Rollups". Any such change, if approved by the holders of the requisite number of Shares, would be binding on all nonconsenting Shareholders. Certain of these provisions may discourage or make it more difficult for a person to acquire control of the Company or to effect a change in the operation of the Company.

        21. Short Term Investments; Fixed Rate Trading Losses. Pending acquisition of Mortgage Investments, the Company is authorized to invest its funds in short term investments, including Interim Mortgage Loans. The Company views short term investments as those with a maturity date which is less than 2 years. The Company expects to dispose of such short term investments in order to acquire Mortgage Investments and may incur a loss upon such disposition. Additionally, the Company will acquire fixed rate instruments for both short term investments and Mortgage Investments. The Company may dispose of these fixed rate instruments, for, among other purposes, acquiring other Mortgage Investments, or liquidating its portfolio. See "Investment Objectives and Policies - Use of Initial Funds".

        22. Risk of Potential Future Offerings. The Company may in the future increase its capital resources by making additional offerings of Shares on terms deemed advisable by the Company's Trustees. Depending upon the terms upon which any additional Shares might be offered, the effect of additional equity offerings may be the dilution of the equity of stockholders of the Company or the reduction of the price of the Company's Shares, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.

B.      Operations Risks

        23. Economic Risks. The results of the Company's operations are affected by various factors, many of which are beyond the control of the Company. The results of the Company's operations depend on, among other things, the level of net interest income generated by the Company's Mortgage Investments, the market value of such Mortgage Investments and the supply of and demand for such Mortgage Investments. The Company's net interest income varies primarily as a result of changes in short-term interest rates, borrowing costs and prepayment rates, the behavior of which involve various risks and uncertainties as set forth below. Interest rates, borrowing costs and credit losses depend upon the nature and terms of the Mortgage Investments, the geographic location of the properties securing the Mortgage Investments, conditions in financial markets, the fiscal and monetary policies of the United States government and the Board of Governors of the Federal Reserve System, international economic and financial conditions, competition and other factors, none of which can be predicted with any certainty. Because changes in interest rates may significantly affect the Company's activities, the operating results of the Company depend, in large part, upon the ability of the Company effectively to manage its interest rate risks while maintaining its status as a REIT. See "Risk Factors - Fluctuations in Interest Rates May Affect Return on Investment".

        24. Risk of Loss on Non-Insured, Non-Guaranteed Mortgage Loans. The Company generally does not intend to obtain credit enhancements for its single-family mortgage loans, because the majority, if not all, of such mortgage loans will be "non-conforming" in that they will not meet all of the underwriting criteria required for the sale of the mortgage loan to a federally owned or guaranteed mortgage agency. Accordingly, during the time it holds such mortgage loans for which third party insurance is not obtained, the Company will be subject to the general risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from earthquakes or floods). In the event of a default on any single-family mortgage loan held by the Company, including, without limitation, resulting from higher default levels as a result of declining property values and worsening economic conditions, among other factors, the Company would bear the risk of loss of principal to the extent of any deficiency between the value of the related mortgage property, and the amount owing on the mortgage loan. Defaulted mortgage loans would also cease to be eligible collateral for borrowings and would have to be financed by the Company out of other funds until ultimately liquidated, resulting in increased financing costs and reduced net income or a net loss.
See "Certain Legal Aspects of Mortgage Loans".

        25. Bankruptcy Of Borrowers May Delay Or Prevent Recovery. The recovery of sums advanced by the Company in making Mortgage Investments and protecting its security may be delayed or impaired by the operation of the federal bankruptcy laws. Any borrower has the ability to delay a foreclosure sale by the Company for a period ranging from several months to several years or more by filing a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith will generally have an adverse impact on the Company's profitability. See "Certain Legal Aspects of Mortgage Loans".

        26. Ability to Acquire Mortgage Investments; Competition and Supply. In acquiring Mortgage Investments, the Company will compete with other REITs, investment banking firms, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, other lenders, Ginnie Mae, Fannie Mae, Freddie Mac and other entities purchasing Mortgage Investments, most of which will have greater financial resources than the Company. In addition, there are several mortgage REITs similar to the Company, and others may be organized in the future. Some of these entities can be expected to have substantially greater experience in originating or acquiring Mortgage Investments than the Advisor and the Company. The effect of the existence of additional potential purchasers of Mortgage Investments may be to increase competition for the available supply of Mortgage Investments suitable for purchase by the Company. See also "Conflicts of Interest - Competition by the Company with Affiliates for the Purchase and Sale of Mortgage Investments".

        27. Environmental Liabilities. In the event that the Company is forced to foreclose on a defaulted mortgage loan to recover its investment in such mortgage loan, the Company may be subject to environmental liabilities in connection with such real property as a result of which liabilities the value of the real property may be diminished. While the Company intends to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during the Company's ownership or after a sale thereof to a third party. If such hazardous substances are discovered on a property, the Company may be required to remove those substances or sources and clean up the property. There can be no assurances that the Company would not incur full recourse liability for the entire cost of any removal and clean up, that the cost of such removal and clean up would not exceed the value of the property or that the Company could recoup any of such costs form any third party. The Company may also be liable to tenants and other users of neighboring properties. In addition, the Company may find it difficult or impossible to sell the property prior to or following any such clean up. See "Certain Legal Aspects of Mortgage Loans - Environmental Risks".

        28. Risk of Leverage. Subject to certain restrictions described in "Summary of Declaration of Trust - Restrictions on Borrowing", including the affirmative vote of the Independent Trustees, the Company would be allowed to incur financing with respect to the acquisition of Mortgage Investments in an aggregate amount not to exceed 50% of the Net Assets of the Company. The effect of leveraging is to increase the risk of loss. The higher the rate of interest on the financing, the more difficult it would be for the Company to meet its obligations and the greater the chance of default. Such financing may be secured by liens on the Company's interest in Mortgage Investments. Accordingly, the Company could lose its investment in Mortgage Investments if the Company defaults on the indebtedness. To the extent possible, such debt will be of non-recourse type, meaning that neither the Shareholders nor the Company will be liable for any deficiency between the proceeds of a sale or other disposition of the Mortgage Investments and the amount of the debt. See "Investment Objectives and Policies - Borrowing Policies".

        29. Reliance On Appraisals Which May Not Be Accurate Or Which May Be Affected By Subsequent Events. Since the Company is an "asset" rather than a "credit" lender, the Company is relying primarily on the real property securing the Mortgage Investments to protect its investment. Thus, the Company will rely on appraisals and Broker Price Opinions ("BPO's"), to determine the fair market value of real property used to secure Mortgage Investments made by the Company. See "Investment Objectives and Policies - Underwriting Criteria". No assurance can be given that such appraisals or BPO's will, in any or all cases, be accurate. Moreover, since an appraisal or BPO is given with respect to the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates and new construction. Moreover, subsequent changes in applicable governmental laws and regulations may have the effect of severely limiting the permitted uses of the property, thereby drastically reducing its value. Accordingly, if an appraisal is not accurate or subsequent events adversely effect the value of the property, the Mortgage Investment would not be as secure as anticipated, and, in the event of foreclosure, the Company may not be able to recover its entire investment.

        30. Fluctuations In Interest Rates May Affect Return On Investment. Recent years have demonstrated that mortgage interest rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by the Company's Mortgage Investments, investors may be unable to quickly liquidate their investment in order to take advantage of higher returns available from other investments. See "Risk Factors - Lack of Liquidity". Furthermore, interest rate fluctuations may have a particularly adverse effect on the Company if it used money borrowed at variable rates to fund fixed rate Mortgage Investments. In that event, if prevailing interest rates rise, the Company's cost of money could exceed the income earned from that money, thus reducing the Company's profitability or causing losses through liquidation of Mortgage Investments in order to repay the debt on the borrowed money or default if the Company cannot cover the debt on the borrowed money.

        31. Mortgages May Be Considered Usurious. Most, if not all, of the Mortgages the Company will purchase will not be exempt from state usury laws and thus there exists some uncertainty with respect to mortgage loans in states with restrictive usury laws. However, the Company anticipates that it will only purchase mortgage loans if the mortgage agreements provide that the amount of such interest charge therein will be reduced if, and to the extent that, the interest or other charges would otherwise be usurious. See "Certain Legal Aspects of Mortgage Loans - Applicability of Usury Laws".

        32. Risks of Bankruptcy of Mortgage Servicer. The Company's Mortgages will be serviced by SCMI or by other entities. Although the Company intends to obtain fidelity bonds and directors and officers indemnity insurance to lower risks of liability from the actions of such entities, there may be additional risks in the event of the bankruptcy or insolvency of any such entities or in the event of claims by their creditors, which would not be present if the Company were qualified in all instances to service its Mortgage Investments directly. For example, such entities will, from time to time, receive on the Company's behalf, payments of principal, interest, prepayment premiums and sales proceeds. In the event of bankruptcy or insolvency of the entity in possession of the Company's assets, its creditors could seek to attach such assets in satisfaction of their claims which could delay remittances to the Company. If such entities hold these payments in segregated accounts as they are contractually obligated to do, then the Advisor believes any such claim should be resolved in favor of the Company as the beneficial owner.

C.       Tax Risks

        33. Material Tax Risks Associated With Investment In Shares. An investment in Shares involves material tax risks. Each prospective purchaser of Shares is urged to consult his own tax adviser with respect to the federal (as well as state and local) income tax consequences of such an investment. For a more detailed description of the tax consequences of an investment in Shares. See "Federal Income Tax
Considerations".

        34. Risk of Inability to Qualify as a REIT. The Company was organized and intends to conduct its operations to enable it to qualify as a REIT under the Internal Revenue Code (the "Code". To qualify as a REIT, and thereby avoid the imposition of federal income tax on any income it distributes to the Shareholders, the Company must continually satisfy three income tests, two asset tests and one distribution test. See "Federal Income Tax Considerations
- Qualification as a REIT". The Company has received an opinion of its legal counsel that it is more likely than not that the Company will qualify as a REIT. See "Risk Factors - Limitations on Opinion of Counsel as to Tax Matters" and "Federal Income Tax Considerations - General".

         Because at least 75% of the Company's assets must be qualifying real estate assets at the end of each calendar quarter, the time at which the Company would be entitled to elect to be taxed as a REIT may be delayed until the Company acquires qualifying real estate assets such as Mortgages (including certain temporary investments) which constitute 75% of the Company's total assets.

         If, in any taxable year, the Company should fail to distribute at least 95% of its taxable income, it would be taxed as a corporation and distributions to its Shareholders would not be deductible in computing its taxable income for federal income tax purposes. Because of the possible receipt of income without corresponding cash receipts due to timing differences that may arise between the realization of taxable income and net cash flow (e.g. by reason of the original issue discount rules) or the payment by the Company of amounts which do not give rise to a current deduction (such as principal payments on indebtedness) it is possible that the Company may not have sufficient cash or liquid assets at a particular time to distribute 95% of its taxable income. In such event, the Company could declare a consent dividend or the Company could be required to borrow funds or liquidate a portion of its investments in order to pay its expenses, make the required Distributions to Shareholders, or satisfy its tax liabilities, including the possible imposition of a 4 percent excise tax. There can be no assurance that such funds will be available to the extent, and at the time, required by the Company. In the event of any adjustment of deductions of gross income by the IRS the Company could declare a deficiency dividend. See "Federal Income Tax Considerations - Qualification as a REIT - Distributions to Shareholders".

         If the Company is taxed as a corporation, the payment of tax by the Company would substantially reduce the funds available for distribution to Shareholders or for reinvestment and, to the extent that Distributions had been made in anticipation of the Company's qualification as a REIT, the Company might be required to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. Moreover, should the Company's election to be taxed as a REIT be terminated or voluntarily revoked, the Company may not be able to elect to be treated as a REIT for the following four year period. See "Federal Income Tax Considerations - Qualification as a REIT".

        35. Restrictions on Maximum Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Declaration of Trust grants the Trustees the power to place restrictions on the accumulation of Shares. These restrictions may (i) discourage a change of control of the Company, (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Shareholders or (iii) limit the opportunity for

Shareholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Summary of Declaration of Trust - Restriction on Transfer of Shares" and "Risk Factors
- Anti-Takeover Considerations and Restrictions on Share Accumulation".

        36. Limitations on Opinion of Counsel as to Tax Matters. As set forth more fully in "Federal Income Tax Considerations - General", Counsel to the Company has expressed its opinion based on the facts described in this Prospectus, on the Declaration of Trust, and on certain representations by the Company and the Advisor, that it is more likely than not (a) that the Company will qualify as a REIT; and (b) that Distributions to a Shareholder which is a Tax-Exempt Entity will not constitute unrelated business taxable income ("UBTI"), provided that such Shareholder has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code; Counsel has not expressed its opinion as to certain other issues because of the factual nature of such issues or the lack of clear authority in the law. Accordingly, there may be a risk that the Company's treatment of certain tax items could be challenged by the IRS and that the Company or Shareholders could be adversely affected as a result. It should be noted, in any event, that Counsel's opinions are based on existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change, which may be retroactive, and, further, are not in all cases binding on the IRS.

D.       ERISA Risks

        37. Risks Of Investment By Tax-exempt Investors. In considering an investment in the Company of a portion of the assets of a trust of a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), the plan fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); (ii) whether the investment is prudent, since Shares are not freely transferable and there may not be a market created in which he can sell or otherwise dispose of the Shares; (iii) whether interests in the Company or the underlying assets owned by the Company constitute "plan assets" for purposes of Section 4975 of the Code and (iv) whether the "prohibited transaction" rules of ERISA would apply and prohibit certain of the contemplated transactions between the Company and the Advisor or its Affiliates. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the Shares from year to year, since there will not be a market for those Shares and the appreciation of any property may not be shown in the value of the Shares until the Company sells or otherwise disposes of its investments See "ERISA Considerations".

                                  THE COMPANY

         The Company is a Maryland real estate investment trust formed on July 12, 1996. It will invest in first lien mortgage notes financed by the proceeds of this offering. The Company seeks to produce net interest income on its mortgage portfolio while maintaining strict cost controls in order to generate net income for monthly distribution to its shareholders. The Company intends to operate in a manner that will permit it to qualify as a REIT for federal income tax purposes. As a result of REIT status, the Company would be permitted to deduct dividend distributions to shareholders, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to stockholders in the form of dividends. See "Federal Income Tax Considerations - Taxation of Taxable Shareholders". The principal executive offices of the Company are located at 1701 N. Greenville, Suite 403, Richardson, Texas 75081, telephone
(972)705-9805 or (800)955-7917, facsimile (972)705-9304.

         The Company will be self-administered with the Company's President acting as Administrator. The Administrator will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Trustees. The Advisor to the Company is Mortgage Trust Advisors, Inc. The Advisor has been retained to use its best efforts to seek out and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of the Company and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. See "Management".

         The Trustees, the Administrator and the management team of the Advisor have considerable expertise in the acquisition and management of mortgage assets, mortgage finance, asset/liability management, public company management and administration and the management of corporations in the real estate lending business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                     OF FINANCIAL CONDITION OF THE COMPANY

Capital Resources and Liquidity

        As of the date of this Prospectus, the Company has been initially capitalized with $200,000 from the sale of 10,000 Shares to the Advisor. See "Financial Statements". The Company has not yet had any operations other than preparing for the offering of the Shares and the investment of $27,834 in a Mortgage Investment. The Company will be dependent upon proceeds received from the public offering of Shares to carry on its proposed business. See "Estimated Use of Proceeds". The Company intends to utilize the Net Offering Proceeds of the offering primarily to make or invest in Originated Mortgages and Acquired Mortgages. See "Investment Objectives and Policies". To the extent that the Net Offering Proceeds of the offering are less than the maximum amount, the Company may have less diversification of its investments. See "Risk Factors".

        On December 24, 1996 the Company invested some of its funds by purchasing a first lien mortgage note secured by a single family residence located in Dallas, Texas. The note bears interest at 11.5% per annum and has a term of 360 months, with 356 months remaining as of the date hereof. The note has a 83.34% loan-to-value ratio and was purchased from an amount equal to 92.81% of the principal balance, resulting in a 12.34% current yield. the note was purchased from an unaffiliated third party. The note meets the underwriting criteria specified herein and it is typical of the Mortgage Investments that the Company will seek to purchase with the proceeds from this offering.

         As of the date of this Prospectus, the Company has no outstanding commitments to make or acquire any investment, other than the note that has been acquired.


                      INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

         The Company's principal investment objectives are to invest the Net Offering Proceeds in Mortgage Investments consisting of first lien Originated Mortgages and existing Acquired Mortgages secured by single family residential real estate, which investments are expected to:

         (1)    produce net interest income on its mortgage portfolio;

         (2) provide monthly Distributions from, among other things, interest on Mortgage Investments (if it is not economically feasible to make monthly Distributions, then the Company intends to make quarterly Distributions); and

         (3) permit reinvestment of payments of principal and proceeds of prepayments, sales and insurance net of expenses.

         There is no assurance that these objectives will be attained. See "Risk Factors".

Investment Policy

         The primary investment policy of the Company is to purchase first lien mortgage notes secured by single family homes. See "Certain Legal Aspects of Mortgage Loans" for a discussion concerning mortgages, deeds of trust, foreclosure and certain risks related to an investment in Mortgages. A significant portion of the home buying public is unable to qualify for government insured or guaranteed or conventional mortgage financing. Strict income ratios, credit record criteria, loan-to-value ratios, employment history and liquidity requirements serve to eliminate traditional financing alternatives for many working class home buyers. A large market of what are referred to as "B", "C", "D", and "DD" grade mortgage notes has been generated through utilization of non-conforming underwriting criteria for those borrowers who do not satisfy the underwriting requirements for government insured or guaranteed or conventional mortgage financing. Although there is no industry standard for the grading of those non-conforming loans, the grade is primarily based on the credit worthiness of the borrower. The Company intends to acquire what it considers to be "B", "C" and "D" grade mortgage loans. Typically non-conforming notes bear interest at above market rates consistent with the perceived increased risk of default. In practice, non-conforming notes experience their highest percentage of default in the initial 12 months of the loan. The Company intends to reduce the rate and expense of early payment defaults through the adherence to investment policies that require the seller of a note to the Company with a payment history of less than 12 months to replace or repurchase any non-performing note and reimburse the Company for any interest, escrows, foreclosure, eviction, and property maintenance costs.

Underwriting Criteria

         The Company will not originate loans, except to facilitate the resale of a foreclosed property. Funds awaiting investment in Mortgage Investments will be invested in Interim Mortgage Loans, government securities, money market accounts or other assets that are permitted investments for REITs. See "Investment Objectives and Policies - Use of Initial Funds". The underwriting criteria for purchase of Mortgages are as follows:

         1. Priority of Lien. All notes purchased must be secured by a first lien that is insured by a title insurance company. The Company will not purchase second liens or other subordinate or junior liens. Purchase of "wrap notes" will be permitted subject to loan to value ratios specified below. A "wrap note" is a secured lien note that "wraps" around an existing first lien and on which the holder has the right to service the first lien indebtedness.

         2. Rate. The Advisor will seek to acquire Mortgage Investments that will provide a satisfactory net yield to the Company. However, because the Company has not yet purchased any Mortgage Investments, there can be no assurance regarding the net yield that will be achieved. Net yield is determined by the yield realized after payment of the note servicing fee (1/2 of 1% of note balance, annually) and administrative costs (estimated to be 1/2 of 1% of the Company's average invested capital). See "Summary of Declaration of Trust - Limitation on Total Operating Expenses". The servicing and administrative cost burden is estimated to approximate 1% of the interest income. All rates will be fixed rates. The Company will not acquire adjustable rate loans. Some notes will be bought at a discount to increase their yield above the contractual rate. No notes will be purchased at a premium above the outstanding principal balance. This investment policy allows for acquisition of notes at various rates.

         3. Term and Amortization. There is no minimum term for the notes acquired. Maximum term may not exceed 360 months. Amortization will vary from 0 (interest only on loans 12 months and less) to 360 months. Interim Mortgage Loans may not exceed 12 months in term. Balloon notes are allowed, amortization need not match term. No amortization may exceed 360 months.


         4. Loan-to-Value Ratio. Except as set forth below, any loan purchased may not exceed a 85% loan-to-value ratio ("LTV"). Exceptions will be made for:
(i) loans with LTV's in excess of 85% which may be purchased if discounted sufficiently to bring the cost to value ratio to 85% or less (the LTV's will be established by appraisal on unseasoned loans, and by broker price opinion
(BPO) or appraisals not more than 12 months old on seasoned notes) and (ii) Interim Mortgage Loans (loans to real estate investors for purchase of homes for resale) may be purchased if they will not exceed a 50% LTV and will have a maturity of one year or less.

         5. Seasoning. Loans must have a minimum of 12 months payment history or will be required to have seller recourse through the twelfth payment. Those Seller recourse agreements will require the seller of a note to the Company to replace or repurchase any non-performing note and reimburse the Company for any interest, escrows, foreclosure, eviction, and property maintenance costs. A note will be considered non performing if any portion of the principal, interest or escrow payment is 30 days past due.


         6. Borrower, Loan and Property Information. A completed Uniform Residential Loan Application (FNMC form 1003, FDMC form 65), or other form acceptable to the Company must accompany each loan acquired. The Form must include property address, year built, square footage, type of construction, purchase price of the property, date of purchase, down payment and original loan amount, rate, term and amortization, borrower and co-borrower name, address, home and work telephone numbers, prior residence, prior mortgagee or landlord, current employer and, if employed less than one year at current employer, previous employer, monthly income and expense information, listing of assets and liabilities and a listing of three references, with phone numbers and addresses, including next of kin. In addition, each loan file should include a Verification of Employment (completed) and a Verification of Rent (completed), if applicable.


         7. Appraisals and BPO's. Each unseasoned loan must have an appraisal demonstrating a loan to value ratio of not more than 85%. The appraisals may be limited in scope (not requiring interior inspection) but must be performed by appraisers approved by the Company's Advisor. Each seasoned note must be accompanied by a Broker Price Opinion (not more than 12 months old), demonstrating a loan to value ratio not in excess of 85%, and photographs of the property securing the loan.


         8. Credit. Payment histories reflecting no late payments (30 days + ) for twelve consecutive months will be deemed a sufficient demonstration of creditworthiness of the borrower for seasoned notes. For unseasoned notes, the borrower must have the following:

         - Current credit report with acceptable explanations for any adverse ratings, no active bankruptcies, no prior foreclosures.
         - Employment, verified, with current employer, or no lapse in employment for the last 12 months.
         - Income ratio, verified,indicating income at least 2.5 times the monthly payment inclusive of escrows.

         - Prior mortgage payment or rental history demonstrating 12 consecutive months pay history with no late pays (30 days past due).

         9. Escrow Requirement. All loans must have adequately funded tax and insurance escrow accounts and a continuing obligation to fund 1/12th of the annual insurance and tax amounts each month.

        10. Estoppel Letters. Each loan purchased must be accompanied with both a maker's and a payee's estoppel letter attesting to loan balances, payment amount, rate, term, security, escrow balance, current status of account, and next payment date. Estoppel letters must be no more than 30 days old at time of loan acquisition.

        11. Hazard Insurance. Each loan purchased must have, in effect, a prepaid hazard insurance policy with a mortgagee's endorsement for the benefit of the Company in an amount not less than the outstanding principal balance on the loan. The Company reserves the right to review the credit rating of the insurance issuer and, if deemed unsatisfactory, request replacement of the policy by an acceptable issuer.

        12. Geographical Boundaries. The Company may purchase loans in any of the 48 contiguous United States. However, in states which provide redemption rights after foreclosure, the maximum loan to value ratio will be 80%, or alternatively the loan must provide mortgage insurance.

        13. Mortgagees' Title Insurance. Each loan purchase must have a valid mortgagees' title insurance policy insuring a first lien position in an amount not less than the outstanding principal balance of the loan.


        14. Guarantees, Recourse Agreements, and Mortgage Insurance. Loans with loan-to-value ratios in excess of 85% and/or less than 12 months seasoning will not be purchased without one or more of the following: government guarantees, seller recourse agreement, mortgage insurance or similar guarantees or insurances approved by the Board of Trustees, including a majority of the Independent Trustees.


        15. Pricing. Mortgage Notes will be purchased at no minimum percentage of the principal balance, but in no event in excess of the outstanding principal balance. Prices paid for notes will vary with seasoning, interest rate, credit, loan-to-value ratios, pay histories, guarantees or recourse agreements, and average yield of the Company's loan portfolio among other factors. The Company's objectives will be accomplished through purchase of high rate loans, prepayment of notes purchased at a discount, reinvestment of principal payments, interim home purchase loans and other short term investment of cash reserves and, if utilized, leverage of capital to purchase additional loans.

         The principal amounts of Mortgages and the number of Mortgages in which the Company invests will be affected by market availability and also depends upon the amount of Net Offering Proceeds available to the Company from the sale of its Shares. If less than the maximum Net Offering Proceeds are obtained, the number of different Mortgages available for investment will be reduced. There is no way to predict the composition of the Company's portfolio since it will depend in part on the interest rate environment at the time of investment.

Use of Initial Funds


         The Company intends to use the Net Offering Proceeds, estimated to be a minimum of $2,137,500 and a maximum of $44,575,000 after deducting payment of underwriting commissions and offering expenses to acquire Mortgage Investments.


         There can be no assurance as to when the Company will be able to invest the full amount of the Net Offering Proceeds in Mortgage Investments, although the Company will use its best efforts to invest or commit for investment the full amount of Net Offering Proceeds within 60 days of receipt. The Company will temporarily invest any Net Offering Proceeds not immediately invested in such Mortgage Investments or for the other purposes described above, in Interim Mortgage Loans and in certain other short term investments appropriate for a trust account or investments which yield "qualified temporary investment income" within the meaning of Section 856(c)(6)(D) of the Code or other investments which invest directly or indirectly in any of the foregoing (such as repurchase agreements collateralized by any of the foregoing types of securities) and/or such investments necessary for the Company to maintain its REIT qualification or in short term highly liquid investments such as in investments with banks having assets of at least $50,000,000, savings accounts, bank money market accounts, certificates of deposit, bankers' acceptances or commercial paper rated A-1 or better by Moody's Investors Service, Inc., or securities issued, insured or guaranteed by the United States government or government agencies, or in money market funds having assets in excess of $50,000,000 which invest directly or indirectly in any of the foregoing.

Other Policies

         The Company will not: (a) issue senior securities; (b) invest in the securities of other issuers for the purpose of exercising control; (c) invest in securities of other issuers, other than in temporary investments as described under "Investment Objectives and Policies - Use of Initial Funds";
(d) underwrite the securities of other issuers; or (e) offer securities in exchange for property.

         The Company may borrow funds to make Distributions to its Shareholders or to acquire additional Mortgage Investments. The ability of the Company to borrow funds is subject to certain limitations set forth in the Declaration of Trust. See "Summary of Declaration of Trust - Restrictions on Borrowing".

         Other than in connection with the purchase of Mortgage Investments, which may be deemed to be a loan from the Company to the borrower, the Company does not intend to loan funds to any person or entity. The Company's ability to lend funds to the Advisor, a Trustee or Affiliates thereof is subject to certain restrictions as described in "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates".

         The Company shall not sell property to the Advisor, a Trustee or Affiliates thereof at terms less favorable than could be obtained from a non-affiliated party. See "Summary of Declaration of Trust Restrictions on Transactions With Affiliates".

         Although the Company does not intend to invest in real property, to the extent it does, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees.

         The Company will use its best efforts to conduct its operations so as not to be required to register as an investment company under the Investment Company Act of 1940 and so as not to be deemed a "dealer" in mortgages for federal income tax purposes. See "Federal Income Tax Considerations".

         The Company will not engage in any transaction which would result in the receipt by the Advisor or its Affiliates of any undisclosed "rebate" or "give-up" or in any reciprocal business arrangement which results in the circumvention of the restrictions contained in the Declaration of Trust and in applicable state securities laws and regulations upon dealings between the Company and the Advisor and its Affiliates.

         The Advisor and its Affiliates, including companies, other partnerships and entities controlled or managed by such Affiliates, may engage in transactions described in this Prospectus, including acting as Advisor, receiving Distributions and compensation from the Company and others, the purchasing, warehousing, servicing and reselling of mortgage notes, property and investments and engaging in other businesses or ventures that may be in competition with the Company See "Conflicts of Interest", "Management Compensation" and "Management".

Changes in Investment Objectives and Policies

         The investment restrictions contained in the Declaration of Trust may only be changed by amending the Declaration of Trust with the approval of the Shareholders. However, subject to those investment restrictions, the methods for implementing the Company's investment policies may vary as new investment techniques are developed.

                                WHO MAY INVEST

         Except as otherwise provided, the minimum number of Shares which an investor may purchase is 250 (50 for an IRA and Keogh plans).

         The investment is suitable for persons who desire an investment intended to provide income principally from first lien notes secured by mortgages on single family residential real estate, which are not insured by the FHA or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Because no public market is expected to develop for the Shares before the completion of this offering, a purchase of the Shares is most suitable for persons who do not have an immediate need for liquidity. The Company has established the following suitability standards which must be met before subscription for the purchase of Shares from any individual investor will be accepted:

         A minimum gross income of $45,000 and a minimum net worth of $45,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $150,000 (exclusive of home, home furnishings and automobiles).


         For Pennsylvania residents, the following suitability standards must be met before a subscription for the purchase of Shares from any individual Pennsylvania investor will be accepted:

         A minimum gross income of $60,000 and a minimum net worth of $60,000 (exclusive of home, home furnishings and automobiles) or a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles). In addition, the investment must not exceed 10% of the investor's net worth.


         In the case of sales to IRA's, qualified pension or profit sharing or other retirement plans including KEOGH plans and trusts and to other fiduciary accounts, the foregoing suitability standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.

         The Company reserves the right to modify those suitability standards for investors in states where the securities administrator has required higher standards or agreed to lower standards.

         Each person selling the Shares on behalf of the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for the investor.

                             TERMS OF THE OFFERING

         The Company is offering a minimum of 125,000 and a maximum of 2,500,000 Shares at $20 each. The Shares are being offered on a "best efforts" basis (which means that no broker-dealer participating in the offering will be under any obligation to purchase any Shares from the Company and that each broker-dealer has agreed to provide its best commercially reasonable efforts to sell Shares to be issued by the Company) through First Financial United Investments Ltd., L.L.P. (the "Selling Group Manager") and broker-dealers selected by the Selling Group Manager. Unless otherwise noted in this Prospectus, the minimum subscription per investor is 250 Shares (50 Shares for Individual Retirement Accounts or Keogh Plans) with payment due on transmittal of the Subscription Agreement in the form at the back of this Prospectus. To prevent a possible violation of REIT concentration of ownership standards, the Company intends to limit Share ownership so that at no time will five or fewer Shareholders own more than 50% of the outstanding Shares. See "Summary of Declaration of Trust Redemption and Restriction on Transfer of Shares". Subscription payments will be deposited in a special escrow account at the Escrow Agent. See "Plan of Distribution - Escrow Arrangements".

         The offering will terminate two (2) years from the date of the Prospectus, unless the Company terminates the offering earlier (which it is entitled to do in its sole discretion for any reason whatsoever); provided, however, that if a minimum of 125,000 Shares are not sold to a minimum of 100 investors independent of the Company and of each other within 12 months from the date of this Prospectus, then all payments received will be promptly refunded in full together with all interest to the extent earned on the subscription proceeds. See "Plan of Distribution - Escrow Arrangements". The Company, in its sole discretion, may terminate the offering at any time and for any reason. If 125,000 or more Shares are sold, then interest to the extent earned will be payable to all subscribers. Interest paid to subscribers may be subject to backup withholding.

         The Company has established certain suitability standards for the purchase of Shares applicable to individual investors. See "Who May Invest". The Company reserves the right to reject subscriptions in its sole discretion.


         The Advisor purchased 10,000 Shares at an aggregate purchase price of $200,000 ($20.00 per share) prior to this initial public offering. The Advisor has represented that it will hold such Shares for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act of 1933. The Declaration of Trust provides that the Sponsors or any Affiliates may not withdraw its initial investment of $200,000 while the Sponsor remains a Sponsor but may transfer those 10,000 Shares to other Affiliates.


         Shares will be sold only to a person who makes a minimum purchase of 250 Shares ($5,000). Notwithstanding the foregoing, a minimum of 50 Shares ($1,000) may be purchased by an Individual Retirement Account ("IRA") established under Section 408 of the Code, or a Keogh Plan established under
Section 401 of the Code. It should be noted, however, that an investment in Shares, in and of itself, will not create an IRA or a Keogh Plan for any investor and that in order to create an IRA or Keogh Plan, an investor must comply with the provisions of the Code.

         Depending upon the particular circumstances, and subject to the terms of the governing plan instruments, the purchase of Shares may be a suitable investment for IRAs and qualified pension, profit sharing or other retirement plans (including Keogh plans) and trusts and bank commingled trust funds for such plans (collectively, "Qualified Plans"). ERISA and the Code, however, impose significant penalties for certain investments by Qualified Plans (including IRAs). In order to ensure that any investment contemplated by a Qualified Plan will not result in the imposition of such penalties, the Company will not permit the purchase of Shares with assets of any Qualified Plan (including Keogh Plans and IRAs) if the Company, the Advisor or any of their Affiliates (i) has investment discretion with respect to the assets of the Qualified Plan to be invested, (ii) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (iii) is otherwise a fiduciary with respect to such assets for purposes of the prohibited transaction provisions of ERISA or the Code. See "ERISA Considerations".

                       DIVIDEND POLICY AND DISTRIBUTIONS

         The Company intends to reinvest its Disposition Proceeds except to the extent they represent capital gains on loans purchased at a discount. The Company intends to distribute substantially all of its taxable income with respect to each year (which does not ordinarily equal net income as calculated in accordance with GAAP) to its shareholders so as to comply with the REIT provisions of the Code. To the extent the Company has funds available, the Company will declare regular monthly dividends (unless the Trustees determine that monthly dividends are not feasible, in which case dividends would be paid quarterly). Any taxable income remaining after the distribution of the final regular monthly dividend each year will be distributed together with the first regular monthly dividend payment of the following taxable year or in a special dividend distributed prior thereto. The dividend policy is subject to revision at the discretion of the Board of Trustees. All Distributions will be made by the Company at the discretion of the Board of Trustees and will depend on the taxable earnings of the Company, the financial condition of the Company, maintenance of REIT status and such other factors as the Board of Trustees deems relevant.

         Distributions to shareholders will generally be subject to tax as ordinary income, although a portion of such Distributions may be designated by the Company as capital gain or may constitute a tax-free return of capital. The Company does not intend to declare dividends that would result in a return of capital. Any Distribution to Shareholders of income or capital assets of the Company will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the Distribution and the written statement disclosing the source of the funds distributed will be sent to the Shareholders not later than 60 days after the close of the fiscal year in which the Distribution was made. In addition, the Company will annually furnish to each of its stockholders a statement setting forth Distributions paid during the preceding year and their characterization as ordinary income, capital gains, or return of capital. For a discussion of the federal income tax treatment of Distributions by the Company, see "Certain Federal Income Tax Considerations - Taxation of Shareholders".

                           ESTIMATED USE OF PROCEEDS

         The following table sets forth information concerning the estimated use of proceeds of the offering of Shares being made assuming maximum compensation. The Gross Offering Proceeds will be retained in trust for the benefit of the investors and used only for the purposes set forth below and under

"Investment Objectives and Policies". Regardless of the particular level of Gross Offering Proceeds that is raised by the offering of Shares, it is estimated that not less than 80% of all Gross Offering Proceeds will be invested in Mortgage Investments. Certain of the amounts set forth in the table cannot be precisely calculated at this time and consequently could vary from the amounts shown.


                                        Minimum Offering             Maximum Offering
                                        (125,000 Shares) (1)      (2,500,000 Shares) (1)
                                     -----------------------     -----------------------
                                                   Percentage                  Percentage
                                                   of Gross                    of Gross
                                     Amount        Proceeds       Amount       Proceeds
                                     ------        ----------    ----------    ----------

Gross Offering Proceeds (1)          $2,500,000    100.0%        $50,000,000    100.0%

Less Public Offering Expenses:

Selling Commissions
  and Due Diligence Fees (2)            262,500     10.5%          5,250,000     10.5%

Other Organization and
  Offering Expenses (3)                 100,000      4.0%            175,000     0.35%

Available for Investment,
   Net of Offering Expenses
    (Net Offering Proceeds)           2,137,500     85.5%         44,575,000    89.15%

Less Acquisition Fees
  and Expenses:

  Acquisition Fees (4)                   63,750     2.55%          1,337,250     2.67%

Minimum Net Offering Proceeds
 Available to Invest in Mortgage
 Investments (5)                      2,073,750    82.95%         43,237,750    86.48%

---------
         (1) The Gross Offering Proceeds are exclusive of: (i) the 10,000 Shares purchased by the Advisor at an aggregate purchase price of $200,000 prior to this initial public offering; (ii) the maximum of 12,500 SGM Shares (1 SGM Share for each 200 Shares sold in this offering) to be sold to the Selling Group Manager and/or designated Selected Dealers at a price of $.01 per Share ($125 if all SGM Shares are sold); (iii) Shares that may be issued upon the exercise of options that may be granted to the Advisor if it earns a Subordinated Incentive Fee (iv) up to 12,500 Shares that are issuable upon the exercise of options that may be granted to the Administrator over a five year period and (v) up to 37,500 Shares that are issuable upon the exercise of options that may be granted to the three Independent Trustees over a five year period. See "Management Compensation".

         (2) The Company will pay to the Selling Group Manager selling commissions and due diligence fees equal to 10.5% of the Gross Offering Proceeds (subject to any volume discounts for

                                      25


Institutional Investors). The Selling Group Manager will pay a portion of those selling commissions to Selected Dealers. The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds to the Company. See "Plan of Distribution". The Selling Group Manager will also receive the SGM shares equal to 0.5% of all Shares sold. Although the SGM Shares may be deemed an offering expense, they do not require the payment of cash by the Company but will affect the amount of expenses that may need to be paid by the Advisor. See footnote (3) below.

         (3) Represents costs, other than those described in footnote (2) above, incurred for legal, accounting, filing fees, printing, marketing and other expenses related to the preparation and filing of the registration statement and the marketing of Shares offered hereby. The Advisor will bear all expenses with respect to organization of the Company and the offering of Shares to the extent they, including the value of the SGM Shares payable to the Selling Group Manager but excluding selling commissions, any applicable volume discounts and due diligence fees described in footnote (2) above, exceed the lesser of: (a) 4.5% of the Gross Offering Proceeds or (b) $175,000.

         (4) An Acquisition Fee equal to 3% of the principal amount of each Mortgage Investment shall be paid to the Advisor upon the purchase of each Mortgage Investment. The amounts set forth herein assume that the Company does not borrow any funds to acquire Mortgage Investments. If the Company borrows funds and acquires additional Mortgage Investments with those borrowed funds, the amount of the Acquisition Fees would increase. See "Management Compensation" and "Summary of Declaration of Trust - Restrictions on Borrowing".

         (5) The Company does not presently intend to set aside any amounts as initial reserves, but may do so at a later date.


                            MANAGEMENT COMPENSATION

         The following table summarizes all forms, estimated maximum amounts and recipients of compensation anticipated to be paid to the Advisor and its Affiliates. Other than as set forth in this Prospectus, no compensation is anticipated to be paid to the Advisor and its Affiliates. These fees were not determined by arm's length negotiations. See "Conflicts of Interest".

                                                                 Estimated Amount Assuming
                                                                 Minimum Number (125,000)
                       Form and                                  and Maximum Number
Entity Receiving       Method of                                 (2,500,000) of
Compensation           Compensation                              Shares are Sold
------------           ------------                              -------------------------

                        OFFERING AND ORGANIZATION STAGE

Selling Group         Due Diligence Fees equal to                $12,500/$250,000
Manager               0.5% of the Gross Offering
                      Proceeds.

Selling Group         Selling Commissions equal to               $250,000/$500,000
Manager or Selected   10% of the Gross Offering
Dealers               Proceeds of all Shares sold
                      by them. (1)


                                      26



Selling Group         The "SGM Shares" to be
Manager               issued to the Selling
                      Group Manager. The Selling
                      Group Manager will be
                      entitled to purchase one SGM
                      Share at a price of $.01 per SGM
                      Share for each 200 Shares that
                      are sold hereunder. (2)                    $12,494/$249,875

Advisor               Acquisition Fee equal to 3.0%              The maximum of such
                      of the principal amount of each            Acquisition Fees payable to the
                      Mortgage Investment. (3)                   Advisor or an Affiliate may
                                                                 approximate $63,750/$1,337,250
                                                                 or $95,625/$2,005,875 if the
                                                                 Company uses borrowed funds
                                                                 equal to 50% of its Net Asset
                                                                 Value to acquire Mortgage
                                                                 Investments. (4)

SCMI or Other
Affiliates of
the Advisor           Gain on Sale of Mortgage                   Not determinable at this time.
                      investments. (5)


                              OPERATING STAGE (4)

SCMI                  Loan Servicing Fee equal to 0.5% of        Approximately $10,000
                      the principal balance of all               /$216,200 annually or
                      mortgage loans serviced by SCMI (7)        approximately $15,000/$324,300
                                                                 annually if the Company
                                                                 uses borrowed funds equal
                                                                 to 50% of its Net Asset Value
                                                                 to acquire Mortgage Investments.
                                                                 (4)(8)

Advisor, Trustees     Real Estate Brokerage                      Not determinable at this time
or Affiliates         Commissions (9)

Advisor               Subordinated Incentive Fee Subject to      Actual amounts depend
                      certain conditions described in foot-      upon the results of the
                      note (10) below, the Advisor will          Company's operations
                      receive a Subordinated Incentive Fee       and are not determinable at
                      equal to 25% of the amount by which        this time.
                      the Company's Net Income for a year
                      exceeds a 10% per annum non-compounded
                      cumulative return on its Adjusted
                      Contributions. For each year which
                      it receives a


                                      27



                      Subordinated Incentive Fee, the Advisor
                      shall also receive 5-year options to
                      purchase 10,000 Shares at the initial
                      offering price of the Shares (not to
                      exceed 50,000 Shares).  See "Manage-
                      ment - Summary of Advisory Agreement".
                     (10)(11)

Advisor and           Reimbursement for costs of goods,          Not determinable at this time.
Affiliates            materials and services used for and
                      by the Company obtained from
                      unaffiliated third parties except
                      for note servicing and for travel
                      expenses incurred in seeking any
                      investments or seeking the disposition
                      of any investments of the Company. (5)

Administrator         Salary, Bonus & Options.  As               $60,000 per year plus
                      compensation for her services,             any bonus and options
                      the Administrator will receive: (1) an
                      annual salary of $60,000; (2) a bonus
                      equal to 25% of the amount by which the
                      Company's administrative expenses fall
                      below the approved administrative budget,
                      and (3) 5-year options to purchase 2,500
                      shares at an exercise price of $20 per
                      share for each year she serves as
                      Administrator (up to a maximum of options
                      for 12,500 Shares). See "Management - The
                      Administrator".

Independent
Trustees              Fees and Options. Compensation at          Up to $4,000  per
                      the greater of $1,000 per meeting or       Independent Trustee per
                      $4,000 per year.  For each year in         year, plus options
                      which they serve, each Independent
                      Trustee shall also receive 5-year
                      options to purchase 2,500 Shares at
                      an exercise price of $20 per Share
                      (not to exceed 12,500 shares per
                      Trustee).

         (1) The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds to the Company. The Selling Group Manager will pay to Selected Dealers a commission equal to 4% of the offering price of the Shares sold by them unless a higher commission (up to, but not exceeding 8%) is designated by the Selling Group Manager. See "Plan of Distribution".


                                      28



         (2) The Selling Group Manager may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Manager. The SGM Shares are identical to the Shares. See "Plan of Distribution".

         (3) Acquisition Fees are payable to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments. The estimated amount assumes all Net Offering Proceeds are invested in Mortgage Investments. The actual amounts of the fees paid will depend on the amount of Net Offering Proceeds and any borrowed funds that are invested.

         (4) The amounts that are stated would be paid if the Company utilized borrowed funds to acquire Mortgage Investments assumes that the Company borrows funds equal to 50% of its Net Asset Value and utilizes all of those funds to acquire Mortgage Investments. Although the Company is permitted to utilize borrowed funds to acquire Mortgage Investments, the Company does not currently intend to do so. See "Summary of Declaration of Trust - Restrictions on Borrowing".

         (5) The Company will obtain Mortgage Investments from several sources, including SCMI or other Affiliates of the Advisor. All Mortgage Investments purchased from SCMI or other Affiliates of the Advisor will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning. See "Conflicts of Interest - Purchase of Mortgage Notes from Affiliate". SCMI may realize a gain or a loss on the sale of a Mortgage Investment that it sells to the Company, with the amount of that gain or loss depending upon the price it paid for that Mortgage Investment and the price at which it sells it to the Company.

         (6) The Company currently anticipates that the annual Total Operating Expenses of the Company, exclusive of the loan servicing fees, will initially be approximately $189,000. Because the annual Total Operating Expenses will not increase in proportion to increases in Average Invested Assets, the ratio of annual Total Operating Expenses to Average Invested Assets will decrease as the amount of Average Invested Assets increase. The Declaration of Trust provides that the Total Operating Expenses may not exceed in any fiscal year the greater of (a) 2% of the Average Invested Assets of the Company (defined generally as the average book value of the Company's Mortgage Investments, without regard for non-cash reserves) or (b) 25% of the Company's Net Income. The Administrator will have the responsibility of preparing an annual budget and submitting such budget to the Trustees. In the event the Total Operating Expenses exceed the limitations described above, then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

         (7) The Company will utilize the services of SCMI and nonaffiliated third parties to service the mortgages acquired by the Company. For its efforts in servicing those mortgages, SCMI will be paid a fee equal to 0.5% of the principal balance of the mortgages being serviced by SCMI, a rate the Company believes is a competitive rate that is no higher than the rates charged by unaffiliated third parties. The servicing of the mortgages includes the collection of monthly payments from the borrower, the distribution of all principal and interest to the Company, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary.


                                      29

         (8) The amount of loan servicing fees paid to SCMI will depend upon the principal balance of the mortgages serviced by SCMI. The numbers set forth herein assume that SCMI services all of the Company's Mortgage Investments.

         (9) If the Company forecloses on a property securing a mortgage loan and sells such property, the Company may pay real estate brokerage fees which are reasonable, customary and competitive, taking into consideration the size, type and location of the property (the "Competitive Commission"), which shall not in the aggregate exceed 6% of the gross sales price of the property; however, as to the Advisor, a Trustee, or an Affiliate thereof, such fees shall be paid only if such person provides a substantial amount of services in the sales effort, in which case such fees shall not exceed the lesser of (i) a percentage of the gross sales price of a property equal to 50% of the Competitive Commission, or (ii) 3 percent of the gross sales price of a property.

         (10) When the audited annual financial statements of the Company are received each year, the Advisor shall determine if the following conditions are satisfied:

                  (i) (A) the total of the Adjusted Contributions as of the end of the most recent fiscal year and any undistributed cash as of that date equals (B) the Gross Offering Proceeds as of that date less cumulative Capital Distributions made through that date; and

                  (ii) for the year then ended, the Company's Net Income equals or exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. The determination of the Company's annual non-compounded cumulative return on its Adjusted Contributions shall be made by dividing the Company's total Net Income for that year by the average of the month end Adjusted Contributions during that year.

         If the Company's Trustees agree that both of those conditions are satisfied, the Company will, subject to the restrictions set forth in footnote
(7) below, pay the Advisor the Subordinated Incentive Fee.

         (11) In no event may the Subordinated Incentive Fee exceed the amount permitted under Section IV.D. of the Statement of Policy on Real Estate Investment Trusts adopted by the North American Securities Administrators Association and in effect of the date of this Prospectus.



                             CONFLICTS OF INTEREST

         Although a majority of the Trustees will be Independent Trustees, the relationships among the Company, the Trustees, the Administrator, the Advisor and their Affiliates will result in various conflicts of interest. The Advisor, the Trustees, the Administrator, and their respective Affiliates are engaged in business activities involving real estate oriented investments and anticipate engaging in additional business activities in the future which may be competitive with the Company. The Advisor, although not currently engaged in any competitive activities, may engage in the future in business activities which will be competitive with the Company. With respect to the conflicts of interest described in this Prospectus, the Trustees, the Administrator and the Advisor will exercise their fiduciary duties to the Company and the Shareholders in a manner which will preserve and protect the rights of the Company and the Shareholders. See "Fiduciary Responsibility of Trustees".

         In addition, the Company's Declaration of Trust imposes certain restrictions upon dealings between the Company and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that The Company shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to the Company and its shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates."

         Certain conflicts of interest may arise in the management and operation of the Company, including those described below.

         1. Payment of Fees and Compensation. The Advisor and its Affiliates will receive substantial compensation from the proceeds of the offering and the operations of the Company, including: (1) commissions, due diligence fees and SGM Shares payable to the Selling Group Manager; (2) Acquisition Fees payable to the Advisor equal to 3% of the principal amount of each Mortgage Investment acquired by the Company; (3) loan servicing fees payable to SCMI;
(4) real estate brokerage commissions; and (5) a Subordinated Incentive Fee payable to the Advisor. These fees, other than the Subordinated Incentive Fee, will be payable even if the Company is not profitable. See "Management Compensation" for a discussion of the fees payable to the Advisor and its Affiliates. Subject to the compliance with the Company's investment objectives and policies and the supervision of the Board of Trustees, the Advisor will have absolute discretion with respect to all investments made by the Company.

         2. Purchase of Mortgage Notes from Affiliate. The Company intends to acquire its Mortgage Investments from several sources, including South Central Mortgage, Inc. ("SCMI"), an Affiliate of the Advisor. See "Management - SCMI." The amount of Mortgage Investments to be acquired from SCMI cannot be determined at this time and will depend upon the Mortgage Investments that are available from SCMI or other sources at the time the Company has funds to invest. At this time, SCMI is the only Affiliate that is expected to sell any Mortgage Investment to the Company. SCMI is a Texas corporation that is in the business of purchasing, selling and servicing mortgages. All Mortgage Investments purchased from SCMI or other Affiliates of the Advisor will be at prices no higher than those that would be paid to unaffiliated third parties for mortgages with comparable terms, rates, credit risks and seasoning.

         SCMI has agreed that, in the event that the obligor on any Mortgage sold by or through SCMI or any of its Affiliates to the Company defaults in the making of any payment or other obligation thereon during the period ending one year after the acquisition of such Mortgage by the Company, then SCMI shall purchase or repurchase the Mortgage from the Company or the Company's assignee at a price on the date of such purchase computed as the total unpaid principal balance due thereon, plus accrued interest to the date of the purchase, plus insurance premiums, taxes and any other amounts expended by the Company in the maintenance, protection or defense of its interest therein or in the real property, including reasonable attorneys' fees. SCMI may satisfy its obligations under the foregoing purchase or repurchase requirement by either:

                  (a) Assigning and transferring to the Company a replacement Mortgage or Mortgages, provided: (i) the real property securing the replacement Mortgage(s), the creditworthiness of the obligor on the replacement Mortgage(s) and other general underwriting criteria are reasonably acceptable to the Company; and (ii) the value of the replacement Mortgage(s) at the date of transfer to the Company shall be computed by the Company in accordance with its then applicable pricing schedule for acquisition of such Mortgages, giving due regard to principal balance, interest rate, term, amortization and other general factors used by the Company for acquisition of such Mortgages at such time; or

                  (b) Funding by SCMI, on a month to month basis, to the Company of all lost interest, tax and insurance escrow payments, as well as any costs incurred by the Company related to curing the default or obtaining title to and possession of the property securing the defaulted obligation, including by not limited to foreclosure, deed in lieu of foreclosure, bankruptcy claims or motions, evictions, maintaining and/or securing the property and remarketing costs less any additional down payments or settlements received by the Company.

         3. Non-Arm's-Length Agreements. The agreements and arrangements relating to compensation between the Company and the Advisor or its Affiliates are not the result of arm's-length negotiations. However, the majority of the Trustees are Independent Trustees and all of the Trustees may be removed, with or without cause, by the holders of a majority of the outstanding Shares. The Advisor may be removed for cause by a majority of such Independent Trustees without ratification by the Shareholders. See "Risk Factors - Shareholders Must Rely on Management", "Summary of Declaration of Trust -Trustees" and "Management - Summary of the Advisory Agreement".

         4. Competition for the Time and Services of Common Officers and Trustees. The Company will rely on the Advisor and its Affiliates for supervision of the management of the operations of the Company. In the performance of their duties, the officers, directors and employees of the Advisor and its Affiliates may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by the Company. The Trustees also may act as trustees, directors or officers, or engage in other capacities, in other REITs or limited partnerships, and may acquire and originate similar Mortgage Investments for their own account or that of others. Accordingly, conflicts of interest may arise in operating more than one entity with respect to allocating time between such entities. The Trustees, the Administrator and the Advisor will devote such time to the affairs of the Company and to the other entities in which they are involved, as they determine in their sole discretion, exercised in good faith and in compliance with their fiduciary obligations to the Company, to be necessary for the benefit of the Company and such other entities. See "Management".

         The Advisor and its Affiliates believe they have sufficient staff personnel to be fully capable of discharging their responsibility to the Company and to all other entities to which they or their officers or Affiliates are responsible.

         5. Competition by the Company with Affiliates for the Purchase and Sale of Mortgage Investments. Various REITs, partnerships or other entities may in the future be formed by the Advisor or its Affiliates to engage in businesses which may be competitive with the Company and which may have the same management as the Company. To the extent that such other REITs, partnerships or entities with similar investment objectives (or programs with dissimilar objectives for which a particular Mortgage Investments may nevertheless be suitable) (collectively "Affiliated Programs") have funds available for investment at the same time as the Company and a potentially suitable investment has been offered to the Company or an Affiliated Program, conflicts of interest will arise as to which entity should acquire the investment.

         If any conflict arises between the Company and any of the other Affiliated Programs, the Advisor will initially review the investment portfolios of the Company and of each of such Affiliated Programs and will determine whether or not such mortgage loan or other investment should be made by the Company or such other Affiliated Programs based upon such factors as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which the mortgage loan will be made, and proposed loan terms. The Trustees (including the Independent Trustees) will be responsible for monitoring this allocation method (and that described below with respect to new Affiliated Programs established in the future) to be sure that each is applied fairly to the Company. See "Summary of Declaration of Trust - Responsibility of Trustees".

         If the Advisor or its Affiliates establish new Affiliated Programs after the date of this Prospectus, and the making of a Mortgage Investment appears equally appropriate for the Company and one or more of such subsequently formed Affiliated Programs, the Mortgage Investment will be allocated to one program on a basis of rotation with the initial order of priority determined by the dates of formation of the programs.


         Further, the Trustees and the officers, directors and employees of the Advisor and its Affiliates may for their own account or that of others originate and acquire Mortgages and Mortgage Investments similar to those made or acquired by the Company. The Trustees and the Advisor are, however, subject to a fiduciary duty to the Company and the Shareholders. See "Fiduciary Responsibility of Trustees". Each Trustee, on his own behalf, and the Advisor, on behalf of itself, the officers and directors of the Advisor, and all Persons controlled by the Advisor and its officers and directors, has agreed to first present suitable investments to the Company before recommending or presenting such opportunities to others or taking advantage of such opportunities on their own behalf, except as otherwise described with respect to Affiliated Programs or the business of SCMI. See "Management - Summary of the Advisory Agreement". Except as described above, and subject to their fiduciary duty to the Company and the Shareholders, neither the Trustees, the Advisor nor its Affiliates will be obligated to present to the Company any particular investment opportunity which comes to their attention, even if such opportunity is of a character which might be suitable for investment by the Company.


         There may be conflicts of interest on the part of the Advisor between the Company and any other Affiliates of the Advisor which have the same investment objectives at such time as the Company attempts to sell Mortgage Investments, as well as in other circumstances.

         See "Investment Objectives and Policies - Other Policies" and "Summary of Declaration of
Trust".

         6. Additional Conflicts with Affiliates. Although the Company does not presently expect to do so, it is permitted to invest in mortgage loans on properties owned by Affiliates if such transactions are approved by a majority of the Trustees not otherwise interested in the transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from third parties. See "Summary of Declaration of Trust - Restrictions on Transactions with Affiliates".

         7. Selling Group Manager is an Affiliate and Newly Formed. First Financial United Investments Ltd., L.L.P. the Selling Group Manager of the offering, is an Affiliate of the Advisor. See "Management - the Advisor". For its services in acting as Selling Group Manager, it will receive commissions and due diligence fees equal to up to 10.5% of the Gross Offering Proceeds from all Shares sold and, for nominal consideration, will also receive Shares (the "SGM Shares") equal to 0.5% of all Shares sold.

         In addition, the Selling Group Manager is a newly formed broker-dealer that has not previously participated as a broker-dealer in a public offering of securities. As a result, the Selling Group Manager has no track record in selling publicly offered securities itself or in recruiting Selected Dealers to assist in the sale of publicly offered securities, which may make it more difficult for the Company to sell the Shares offered hereby. See "Risk Factors - Lack of Diversification". Furthermore, the Selling Group Manager has no experience in helping to establish and support a public trading market for securities after those securities are sold, which may make it more difficult for a public trading market to develop for the Shares. See "Risk Factors - Lack of Liquidity".

         Due to the fact that the Company is newly formed and has no prior track record, the Company believed it would be difficult to obtain another broker dealer to act as the Selling Group Manager on terms and conditions that would be as favorable as those that could be obtained from First Financial United Investments, Ltd. Accordingly, the Company believes that the use of First Financial United Investments Ltd., L.L.P. to act as the Selling Group Manager of the offering of the Shares is in the best interests of the Company and its shareholders.

         8. Lack of Separate Representation. The Company and the Advisor are not represented by separate counsel. The attorneys for the Company and various experts who provide real property services for the Company also perform services for the Advisor and its Affiliates. It is anticipated that such multiple representation will continue in the future. However, should a dispute arise between the Company and the Advisor, the Advisor will cause the Company to retain separate counsel for such matters. Should there be a necessity in the future to negotiate or prepare contracts and agreements between the Company and the Advisor for services other than those existing or contemplated on the effective date of this Prospectus, such transactions will require approval by a majority of the Trustees, including a majority of the Independent Trustees, as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         9. Rights of Trustees and Officers. Any trustee or officer may acquire, own, hold and dispose of Shares for his individual account and may exercise all rights of a Shareholder, except with respect to certain voting rights, to the same extent and in the same manner as if he were not a Trustee or officer. Any Affiliated Trustee or officer may be interested as trustee, officer, director, stockholder, partner, member advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Company, and may receive compensation from such person as well as compensation as Trustee, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Trustee or officer.

                     FIDUCIARY RESPONSIBILITY OF TRUSTEES

         Consistent with the duties and obligations of, and limitations on, the Trustees as set forth in the Declaration of Trust of the Company, and under the laws of the State of Maryland, the Trustees are accountable to the Shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in the best interest of the Company and its Shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. The Trustees will review annually the budget for the Company that will be prepared by the Administrator. In addition, the Independent Trustees must review the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to both the Shareholders and the Company.

Limitation on Liability of Trustees and Officers

         The Declaration of Trust provides that Trustees and officers shall have the fullest limitation on liability permitted under Maryland law. Pursuant to such statutory provisions Trustees and officers have no liability for breach of the duty of loyalty, unless such breach of duty results in an improper personal benefit or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In all situations in which the limitations of liability contained apply, the remedies available to the Company or its shareholders are limited to equitable remedies, such as injunctive relief or recision, and do not include the right to recover money damages. The Trustees and other officers are liable to the Company or the shareholders only (i) to the extent the Trustee or officer actually received an improper benefit or profit in money, property or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Indemnification of Trustees, Officers and Others

         The Declaration of Trust provides that, to the fullest extent allowed by Maryland law, the Company will indemnify the Trustees, the Advisor and their Affiliates and employees of each against losses incurred by them arising in connection with the business of the Company; provided that (i) the Trustees, the Administrator, or the Advisor has determined, in good faith, that the course and conduct which caused the loss or liability was in the best interests of the Company, (ii) such liability or loss was not the result of negligence or misconduct with respect to the affiliated Trustee, the Administrator, the Advisor and its Affiliates or the result of bad faith, willful misfeasance, gross negligence or reckless disregard of the Trustee's duties, and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Shareholders.

         To the extent that the indemnification of the Trustees may apply to the liabilities arising under the Securities Act of 1933, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In the event that a claim for indemnification by the Company of expenses incurred or paid by an indemnified party in the successful defense of any action, suit or proceeding is asserted by such person in connection with the offering of the Shares, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933 and be governed by the final adjudication of such issue. In addition, no Trustee, the Advisor or their Affiliates shall be indemnified by the Company for liabilities arising under a violation of federal and state securities laws associated with the offer and sale of Shares. The Company may indemnify a Trustee, the Advisor and their Affiliates who are performing services on behalf of the Company for settlements and related expenses incurred in successfully defending such lawsuits, provided, that (a) a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) approves indemnification of litigation costs if there has been a successful defense, or (b) there has been a dismissal with prejudice on the merits (without a settlement). Any person seeking indemnification shall apprise the court of the published position of the Securities and Exchange Commission with respect to indemnification for securities law violations before seeking court approval for indemnification.

Shareholders' Rights and Remedies

         In addition to potential legal action against the Trustees, the Declaration of Trust and laws of the State of Maryland provide each Shareholder with certain legal rights and remedies, including the right, by a majority vote of the outstanding shares entitled to vote, to remove the Trustees, with or without cause, or to terminate the Company. See "Summary of Declaration of Trust".

Defenses Available to Trustees and the Advisor

         There are certain defenses under Maryland law and pursuant to the Declaration of Trust available to the Trustees and the Advisor in the event of a Shareholder action against them. One such defense is the "business judgment rule". A Trustee or the Advisor can, under the "business judgment rule", argue that he performed the action giving rise to the Shareholder's action in good faith and in a manner he reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Trustees and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. In the event a Shareholder challenges an amendment to the Declaration of Trust made by Trustees without the Shareholders' approval, the Trustees can defend by arguing that the Declaration of Trust permits amendments to the Declaration of Trust absent Shareholder vote in certain circumstances. The Trustees and the Advisor are also indemnified by the Company pursuant to the Declaration of Trust, subject to certain limitations.

                                  MANAGEMENT

         The Trustees will be responsible for the overall management and control of the affairs of the Company. The Trustees will employ the Administrator to manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Trustees. The Company will be self-administered with the Company's President acting as Administrator. See "Management - The Administrator". The Advisor to the Company is Mortgage Trust Advisors, Inc., a Texas corporation. The Advisor has been retained to use its best efforts to seek out and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of the Company and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. See "Management - The Advisor" and "Management - Summary of the Advisory Agreement".

         The Company will utilize the services of SCMI and nonaffiliated third parties to service the Mortgages acquired by the Company. The servicing of the Mortgages includes the collection of monthly payments from the borrower, the distribution of all principal and interest to the Company, the payment of all real estate taxes and insurance to be paid out of escrow, regular distribution of information regarding the application of all funds received and enforcement of collection for all delinquent accounts, including foreclosure of such account when and as necessary. See "Management - SCMI", below.

         The Company's Declaration of Trust provides for not less than three nor more than nine Trustees, a majority of whom must be Independent Trustees, except for a period of 60 days after the death, removal or resignation of an Independent Trustee. Each Trustee will serve for a one year term.

         There are currently four Trustees of the Company, three of whom are Independent Trustees. The Trustees shall establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company, the Administrator and the Advisor to assure that such policies are carried out. Until modified by the Trustees, the Company shall follow the policies on investments and borrowings set forth in this Prospectus. The Independent Trustees are responsible for reviewing the investment policies of the Company not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of the Shareholders.

         A vacancy in the Board of Trustees created by the death, resignation, or incapacity of a Trustee or by an increase in the number of Trustees (within the limits referred to above) may be filled by the vote of a majority of the remaining Trustees (with respect to a vacancy created by the death, resignation, or incapacity of an Independent Trustee, the remaining Independent Trustees shall nominate a replacement). Vacancies occurring as a result of the removal of Trustees by Shareholders shall be filled by the Shareholders. Any Trustee may resign at any time and may be removed by the holders of at least a majority of the outstanding Shares (with or without cause) or by a majority of the Trustees (only for cause).

         Independent Trustees shall be entitled to receive compensation for serving as Trustees at the rate of the greater of $1,000 per meeting or $4,000 per year. For each year in which they serve, each Independent Trustee will also receive options that, during a period of five years after they are granted, will enable them to purchase 2,500 Shares at an exercise price of $20 per Share (up to a maximum of options for 12,500 Shares for each Independent Trustee).

         The Trustees (including the Independent Trustees) shall periodically monitor the allocation of Mortgage Investments among the Company and the Affiliated Programs to insure that the allocation method described herein under the caption "Conflicts of Interest - Competition by the Company with Affiliates for the Purchase and Sale of Mortgage Investments" is being applied fairly to the Company.

Trustees and Officers of the Company

         The Trustees and officers of the Company are as follows:

Name                              Age      Offices Held
----                              ---      ------------
Christine "Cricket" Griffin       43       Trustee, Chairman of the Board and
                                           President
Paul R. Guernsey                  45       Independent Trustee
Douglas R. Evans                  51       Independent Trustee
Richard D. O'Connor, Jr.          42       Independent Trustee

         Christine "Cricket" Griffin is a 1978 graduate of George Mason University, Virginia with a Bachelor of Arts degree, summa cum laude, in Politics and Government. Since July, 1996, Ms. Griffin has been President of the Company. From June, 1995 until July, 1996, Ms. Griffin served as Chief Financial Officer of SCMI, a Texas based mortgage banking firm that is an Affiliate of the Advisor. See "Management - SCMI." Her responsibilities at SCMI included day to day bookkeeping through financial statement preparation, mortgage warehouse lines administration, and investor communications and reporting. Additionally, Ms. Griffin was responsible for researching and implementing a note servicing system for SCMI and its subservicer. Before joining SCMI, Ms. Griffin was Vice President of Woodbine Petroleum, Inc., a publicly traded oil and gas company for 10 years, during which time her responsibilities included regulatory reporting, shareholder relations, and audit supervision.

         Paul R. Guernsey graduated with a Bachelors Degree in Business (Accounting) from Ferris State University, Michigan in 1973 and is a member of the American Institute of CPA's and Texas Society of CPA's. Since 1993 Mr. Guernsey has been a partner and chief financial officer of Organized Capital, Inc. and United II Strategic Trading, Inc. and related companies. These companies invest primarily in the financial markets, income and non-income producing real estate development, and residential mortgage loans. From 1991 through 1993 Mr. Guernsey was chief financial officer of American Financial Network, Inc. a public company which operated a computerized loan origination network, seven residential mortgage brokerage companies, and a wholesale mortgage brokerage operation. From 1987 through 1991 he was chief financial officer and then vice president of operations for Discovery Learning Centers, Inc., a chain of child care centers. From 1986 to 1987 he worked with James Grant & Associates, a Dallas based merchant banking firm. From 1973 through 1985 he served in the audit, tax and management services departments of both a regional CPA firm, and as a partner of a local firm in Michigan. Mr. Guernsey is an Independent Trustee.

         Douglas R. Evans received an MBA from Southern Methodist University in 1972 and a Bachelors of Arts degree from the University of North Carolina in 1967. Since February 1995, Mr. Evans has been a Principal of PetroCap, Inc., a firm that provides investment and merchant banking services to a variety of clients active in the oil and gas industry. From 1987 until February 1995 Mr. Evans was President and Chief Executive Officer of Woodbine Petroleum, Inc., which was a publicly traded oil and gas company until it was taken private through a merger in September, 1992. As part of his responsibilities at Woodbine, Mr. Evans managed and negotiated the sale of the parent company's REIT portfolio including mortgages and real property. Mr. Evans has been a licensed real estate broker in Texas since 1979 and a licensed real estate agent since 1976. Mr. Evans is an Independent Trustee.

         Richard D. O'Connor, Jr. received a Bachelor of Business Administration degree from the University of Texas at Austin in 1976, and a J.D. degree from the University of Houston in 1978. Since 1993, Mr. O'Connor has practiced law as a sole practitioner specializing in the areas of real estate, business and contract law. Between 1985 and 1993, Mr. O'Connor was a partner with the Dallas law firm of Scoggins, O'Connor and Blanscet. Between 1989 and 1993, Mr. O'Connor was an attorney in the real estate department of J.C. Penney Corporation. Mr. O'Connor has been Board Certified in Commercial Real Estate law by the Texas Board of Legal Specialization since 1987.

The Administrator

         The Administrator will manage the day-to-day operations of the Company, subject to the supervision of the Company's Board of Trustees. The Company will be self-administered with the Company's President acting as Administrator. Christine "Cricket" Griffin is the President of the Company. See "Management - Trustees and Officers of the Company". The Administrator has a fiduciary duty to the Shareholders and the Company.

         The Administrator has entered into an employment agreement with the Company whereby she will serve as Trustee, President, Chief Operating Officer and Administrator of the Company. That agreement is for a term of one year, to be reviewed annually with the approval of a majority of Independent Trustees. The agreement provides for the Administrator to receive: (1) an annual salary of $60,000; (2) a bonus equal to 25% of the amount by which the Company's administrative expenses for the year fall below the approved administrative budget; and (3) for each year of service, 5-year stock options to purchase 2,500 Shares at an exercise price of $20 per Share (up to a maximum of options for 12,500 Shares).

The Advisor

         The Advisor is Mortgage Trust Advisors, Inc. The Advisor has been retained to use its best efforts to seek out and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of the Company and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. The services of the Advisor include managing the Company's development of investment guidelines, overseeing servicing, negotiating purchases of loans and overseeing the acquisition or disposition of investments, and managing the assets of the Company. The Advisor has a fiduciary duty to the Shareholders and the Company.

         The directors and officers of the Advisor are set forth below. These officers of the Advisor may also provide services to the Company on behalf of the Advisor.

Name                        Age           Offices Held
----                        ---           ------------
Todd Etter                  46            President
Timothy J. Kopacka          37            Vice President/Secretary
James P. Hollis             55            Vice President
Dan H. Hill                 45            Vice President/Treasurer

         Todd Etter is a 1972 graduate of Michigan State University. Since 1992 Mr. Etter has been President of South Central Mortgage, Inc. ("SCMI"), a Dallas based mortgage banking firm that he founded. From 1980 through 1987, Mr. Etter was President of South Central Securities, a NASD member firm Broker-Dealer that he founded. From 1972 through 1979 he was Vice President of Crawford, Etter and Associates, a developer, builder and marketer of residential properties.

         Timothy J. Kopacka, a Certified Public Accountant, received a Bachelors of Arts degree in Accounting and Finance from Michigan State University. He is a member of the Michigan Association of CPA's, the Hawaii Association of Public Accountants and the American Institute of CPA's. Mr. Kopacka is a registered securities representative and insurance agent. Since 1984 he has been President of Kopacka & Associates, Inc., dba Grosse Pointe Financial, a financial advisory firm. From 1980 to 1983 he was employed with Deloitte, Haskins & Sells, an international accounting and consulting firm. From 1983 through 1986, Mr. Kopacka was Chief Financial Officer for Federal Tax Workshops, Inc., an educational and consulting firm for CPA's. From 1987 to 1990 he served as Vice President of Marketing and Operations for Kemper Financial Services in their retirement plans division.

         James P. Hollis is a Chartered Life Underwriter (CLU) and a Fellow, Life Management Institute (FLMI) in pension planning. Mr. Hollis has a business degree from Chattanooga State College, Tennessee. Since 1995, he has been Vice President of First Financial USA, Inc. ("FFUSA"), a financial products marketing company with offices in Houston, Texas and Longwood, Florida. Mr. Hollis is also Vice President of H&H Services, Inc., the general partner of the Selling Group Manager. Mr. Hollis is also a Regional Director for Surety Life Insurance Company, a member of the Allstate Insurance Group, and Marketing General Agent for All American Life Insurance Company, a member of the US Life Group since 1991.

         Dan H. Hill has a Bachelor of Business Administration degree in accounting. Mr. Hill currently maintains an insurance license, a securities license and a real estate brokers license. Since 1995, Mr. Hill has been President of First Financial USA, Inc., a national financial products marketing company, in charge of financial operations. Mr. Hill is also President of H&H Services, Inc., the general partner of the Selling Group Manager. In 1994 he founded First Financial Management Group, a financial planning firm specializing in tax planning for small businesses. Since 1978, he has owned and operated D.H. Hill Financial Services, a diversified financial services firm, involved in insurance, real estate and securities. Prior to that he was the Project Accountant for the Brown & Root, Inc. North Slope Project.

Summary of the Advisory Agreement

         The Company with the approval of the Trustees, including all of the Independent Trustees, has entered into a contract with the Advisor (the "Advisory Agreement') under which the Advisor is obligated to use its best efforts to develop and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of the Company and consistent with such investment programs as the Trustees may adopt from time to time in conformity with the Declaration of Trust. Although the Trustees have continuing exclusive authority over the management of the Company, the conduct of its affairs and the management and disposition of the Company's assets, the Trustees have initially delegated to the Advisor, subject to the supervision and review of the Trustees and consistent with the provisions of the Company's Declaration of Trust, the power and duty to: (i) develop underwriting criteria and a model for the Company's investment portfolio; (ii) acquire, retain or sell Mortgage Investments; (iii) seek out, present and recommend investment opportunities consistent with the Company's investment policies and objectives, and negotiate on behalf of the Company with respect to potential investments or the disposition thereof; (iv) pay the debts and fulfill the obligations of the

Company, and handle, prosecute and settle any claims of the Company, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (v) obtain for the Company such services as may be required for mortgage brokerage and servicing and other activities relating to the investment portfolio of the Company; (vi) evaluate, structure and negotiate prepayments or sales of Mortgage Investments; (vii) from time to time, or as requested by the Trustees, make reports to the Company as to its performance of the foregoing services and (viii) to supervise other aspects of the business of the Company.

         The original term of the Advisory Agreement will terminate one year from the date on which the first closing on Shares sold pursuant to this Prospectus occurs. Thereafter, the Advisory Agreement may be renewed annually by the Company, subject to an evaluation of the performance of the Advisor by the Trustees. The Advisory Agreement may be terminated (i) without cause by the Advisor or (ii) with or without cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.


         The Advisor may engage in other business activities related to real estate, Mortgage Investments or other investments whether similar or dissimilar to those made by the Company or act as advisor to any other person or entity having investment policies whether similar or dissimilar to those of the Company (including other REITs). See "Investment Objectives and Policies". However, except for the allocation of investments between the Company and other Affiliated Programs as described under the caption "Conflicts of Interest - Competition by the Company with Affiliates for the Purchase and Sale of Mortgage Investments" or except for the operations of SCMI, before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to the Company if (i) such opportunity is of a character which could be taken by the Company, (ii) such opportunity is compatible with the Company's investment objectives and policies and (iii) the Company has the financial resources to take advantage of such opportunity. SCMI is currently in the business of purchasing, selling and servicing mortgages and will continue in that business. However, SCMI has agreed that, if it has any Mortgage Investment that it desires to sell, it will give the Company the right of first refusal to purchase that Mortgage if (i) that Mortgage is of a character which could be taken by the Company, (ii) that Mortgage is compatible with the Company's investment objectives and policies and (iii) the Company has the financial resources to purchase that Mortgage.


         For a description of the compensation to be paid to the Advisor in consideration of the services it will render to the Company, see "Management Compensation".

         The Declaration of Trust provides that the Independent Trustees are to determine, at least annually, that the amount of compensation which the Company contracts to pay the Advisor is reasonable in relation to the nature and quality of the services performed, based on the factors set forth in the Declaration of Trust and such other factors as they deem relevant, including the size of the fee in relation to the size, composition and profitability of the portfolio of the Company, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, the rates charged to other REITs and to investors other than REITs by advisors performing similar services, the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for the Company, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account.

         The Company shall reimburse the Advisor for: (i) the actual costs to the Advisor or its Affiliates of goods, materials and services used for and by the Company obtained from unaffiliated parties except for note servicing, which shall be performed by an Affiliate of the Advisor and unaffiliated third parties on terms no less favorable than those that would be paid to independent third parties for comparable services; (ii) administrative services, if any, necessary to the operation of the Company (other than the costs of the Advisor's personnel and other expense items generally falling under the category of the Advisor's overhead directly related to performance of services for which it is otherwise receiving fees hereunder, which costs will be borne by the Advisor) and (iii) the costs of certain personnel employed by the Company and directly involved in the organization and business of the Company (including persons who may also be employees or officers of the Advisor and its Affiliates) and for legal, accounting, transfer agent, reinvestment and redemption plan administration, data processing, duplicating and investor communications services performed by employees or officers of the Advisor and its Affiliates which could be performed directly for the Company by independent parties. The amounts charged to the Company for services performed pursuant to clause (ii) above will not exceed the lesser of (a) the actual cost of such services, or (b) the amount which the Company would be required to pay to independent parties for comparable services. No reimbursement will be allowed to the Advisor for services performed pursuant to clause (ii) above unless the Advisor or its personnel or Affiliates have the appropriate experience and expertise to perform such services. The Company will reimburse the Advisor for any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by it in seeking any investments or seeking the disposition of any investments held by the Company.

SCMI

         The Company may acquire Mortgage Investments from SCMI and will utilize the services of SCMI to service some or all of the Mortgages acquired by the Company. See "Conflicts of Interest Purchase of Mortgage Notes from Affiliate", "Summary of the Offering - Mortgage Services" and "Management Compensation".

         SCMI is a Texas based mortgage bank of which the sole beneficial shareholder is Todd Etter, an officer and principal Shareholder of the Advisor. Ms. Christine Griffin, a Trustee and Administrator of the Company was previously the Chief Financial Officer of SCMI. Since its inception in 1992, SCMI has purchased more than 800 residential mortgage notes totaling approximately $32,000,000. SCMI sells whole notes to institutional and private investors. SCMI also offers note servicing on notes it sells. SCMI currently services over 750 loans totaling approximately $30,000,000. SCMI originates loans only to facilitate the sale of foreclosed property.

         The Company leases its offices from SCMI for a monthly rent of $385 pursuant to an oral lease.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion summarizes material Federal income tax considerations to the Company and the purchasers of the Shares. This discussion is based on existing Federal income tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of Federal income taxation which may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (including financial institutions, insurance companies, broker dealers and, except to the extent discussed below, tax exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Shares as "capital assets" (generally, property held for investment) under the Code. Prospective investors are advised to consult their tax advisors as to the specific tax consequences of purchasing, holding and disposing of the Shares, including the application and effect of Federal, state, local and foreign income and other tax laws.

General

         The Company will elect to become subject to tax as a REIT, for Federal income tax purposes, commencing with the taxable year ending December 31, 1996. The Board of Trustees of the Company currently expects that the Company will operate in a manner that will permit the Company to qualify a REIT for the taxable year ending December 31, 1996, and in each taxable year thereafter. This treatment will permit the Company to deduct dividend distributions to its stockholders for Federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders in the form of dividends.

         The Company has obtained an opinion of Berry, Moorman, King & Hudson, P.C. ("Counsel") concerning the likely outcome on the merits of the material federal income tax issues. In particular, it is Counsel's opinion that it is more likely than not that (i) the Company has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation described in this Prospectus and in the Declaration of Trust will meet the requirements for taxation as a REIT under the Code for any taxable year with respect to which the Company makes the necessary election; and (ii) Distributions to a Shareholder which is a Tax-Exempt Entity will not constitute UBTI, provided such Shareholder has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code. In rendering this opinion, Counsel has assumed that the share ownership requirements (discussed below in "Qualification as a REIT") will be met after the first taxable year of the Company and has also based its opinion upon information and undertakings supplied by the Company and the Advisor, and the facts contained in the Prospectus concerning the organization and proposed operation of the Company. Any alteration of the foregoing may adversely affect the validity of the opinions rendered.

         Each prospective investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome of an issue if the matter were litigated. Opinions of counsel have no binding effect or official status of any kind, and in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge the conclusion or propriety of any of Counsel's opinions. The Company does not intend to apply for a ruling from the IRS that it qualifies as a REIT.

Qualification as a REIT

         Under the Code, a trust, corporation or unincorporated association meeting certain requirements (set forth below) may elect to be treated as a REIT for purposes of federal income taxation. If a valid election is made, then, subject to certain conditions, the Company's income which is distributed to its Shareholders will be taxed to such Shareholders without being subject to tax at the Company level. The Company will be taxed on any of its income that is not distributed to the Shareholders. Once made, the REIT election continues in effect until voluntarily revoked or automatically terminated by the Company's failure to qualify as a REIT for a taxable year. If the Company's election to be treated as a REIT is terminated automatically, the Company will not be eligible to elect REIT status until the fifth taxable year after the year for which the Company's election was terminated. However, this prohibition on a subsequent election to be taxed as a REIT is not applicable if (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) inclusion of incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not to wilful neglect. While the Company has no intention of voluntarily revoking its REIT election, if it does so, it will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

         There can be no assurance, however, that the Company will continue to qualify as a REIT in any particular taxable year, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Company. If the Company were not to qualify as a REIT in any particular year, it would be subject to Federal income tax as a regular, domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of such corporation. In this event, the Company could be subject to potentially substantial income tax liability in respect of each taxable year that it fails to qualify as a REIT, and the amount of earnings and cash available for distribution to its stockholders could be significantly reduced or eliminated.

         The following is brief summary of certain technical requirements that the Company must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

         Share Ownership Tests The Shares of the Company (i) must be transferable, (ii) must be held by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months), and (iii) no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. The requirements of (ii) and (iii) are not applicable to the first taxable year for which an election to be treated as a REIT is made. On the Initial Closing Date, the Company has represented that it will have at least 100 Shareholders who are independent of each other and the Company. In addition, the Declaration of Trust permits a restriction on transfers of Shares that would result in violation of the rule in (iii) above. See "Summary of Declaration of Trust". Applicable Treasury Regulations state that such a restriction will not cause the shares to be nontransferable as required by
(i).

         Asset Tests The Company must generally meet the following asset tests (the "REIT Asset Tests") at the close of each quarter of each taxable year.

                  (a) at least 75% of the value of the Company's total assets must consist of Qualified REIT Real Estate Assets, Government securities, cash, and cash items (the "75% Asset Test"); and

                  (b) the value of securities held by the Company but not taken into account for purposes of the 75% Asset Test must not exceed
         (i) 5% of the value of the Company's total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding voting securities of any such issuer.

         Gross Income Tests The Company must generally meet the following gross income tests (the "REIT Gross Income Tests") for each taxable year.

                  (a) at least 75% of the Company's gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of Qualified REIT Real Estate Assets or "qualified temporary investment income" (i.e., income derived form "new capital" within one year of the receipt of such capital) (the "75% Gross Income Test");

                  (b) at least 95% of the Company's gross income for each taxable year must be derived from sources of income qualifying for the 75% Gross Income Test, dividends, interest, and gains from the sale of stock or other securities not held for sale in the ordinary course of business (the "95% Gross Income Test"); and

                  (c) less than 30% of the Company's gross income must be derived from the sale of Qualified REIT Real Estate Assets held for less than four years, stock or securities held for less than one year (including certain interest rate swap and cap agreements entered into to hedge variable rate debt incurred to acquire Qualified Real Estate Assets) and certain "dealer" property (the "30% Gross Income Test").

         The Company intends to maintain its REIT status by carefully monitoring its income, to comply with the REIT Gross Income Tests. See "Taxation of the Company" for a discussion of the tax consequences of failure to comply with the REIT provisions of the Code.

         Distributions to Shareholders Each year, the Company must distribute to its Shareholders an amount equal to (a) 95% of the sum of (i) its REIT Taxable Income (defined below) before deduction of dividends paid and excluding any net capital gain and (ii) the excess of net income from "foreclosure property" (described above in "Sources of Income") over the tax on such income, minus (b) any "excess noncash income" (income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like kind exchange that is later determined to be taxable) (the "95% Distribution Test").

         REIT Taxable Income is the taxable income of a REIT, computed as if the REIT were an ordinary corporation, but with an allowance for a deduction for dividends paid, an exclusion for net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions.

         Dividends that are either (i) paid during the taxable year or (ii) declared before the Company's tax return for the taxable year must be filed (including extensions) and paid within 12 months of the end of such taxable year and no later than the Company's next regular distribution payment, are considered distributions for purposes of the 95% Distribution Test. Such dividends are taxable to the Shareholders (other than Tax-Exempt Entities) in the years in which they are paid, even though they reduce the Company's REIT Taxable Income for the year in which declared. However, see "Taxation of the Company" for discussion of an excise tax provision which could require the Company to distribute its fourth quarter dividend in each year on or before January 31st of the following year.

         The Trustees intend to make Distributions to the Shareholders on a monthly basis sufficient to meet the 95% Distribution Test. Because of the possible receipt of income from certain sources without corresponding cash receipts, because of timing differences that may arise between the realization of taxable income and net cash flow (e.g. as a result of the original issue discount rules), and because of possible adjustments by the IRS to deductions and gross income reported by the Company, it is possible that the Company may not have sufficient cash or liquid assets at a particular time to distribute 95% of its REIT Taxable Income. In such event, the Company may attempt to declare a consent dividend, which is a hypothetical distribution to Shareholders out of the earnings and profits of the Company. The effect of such a consent dividend, to those Shareholders who agree to such treatment, and as long as such consent dividend is not preferential, would be that such Shareholders would be treated for federal income tax purposes as if such amount had been paid to them in cash and they had then immediately contributed such amount back to the Company as additional paid-in capital. This would result in taxable income distribution but would also increase their tax basis in their Shares by the amount of the taxable income recognized.

         If the Company fails to meet the 95% Distribution Test due to an adjustment to the Company's income by reason of a judicial decision or by agreement with the IRS, the Company may pay a "deficiency dividend" to Shareholders in the taxable year of the adjustment, which would relate back to the year being adjusted. In such case, the Company would also be required to pay interest plus a penalty to the IRS. However, a deficiency dividend cannot be used to meet the 95% Distribution Test if the failure to meet such test was not due to a later adjustment to the Company's income but rather was attributable to the Company's failure to distribute sufficient amounts to the Shareholders. If the Company cannot declare a consent dividend or if it lacks sufficient cash to distribute 95% of its REIT Taxable Income or to pay a "deficiency dividend" in appropriate circumstances, the Company could be required to borrow funds or liquidate a portion of its investments in order to pay its expenses, make the required cash distributions to Shareholders, or satisfy its tax liabilities. There can be no assurance that such funds will be available to the extent, and at the time, required by the Company.

         In addition, if the IRS successfully challenged the Company's deduction of all or a portion of the fees it pays to the Advisor, such payments could be recharacterized as dividend distributions to the Advisor in its capacity as Shareholder. If such distributions were viewed as preferential distributions they would not count toward the 95% Distribution Test. Because of the factual nature of the inquiry, Counsel is unable to opine as to the deductibility of such fees. See "Taxation of the Company - Fees paid by the Company", below.

Termination of the Company

         In any year in which the Company qualifies as a REIT, the Company will generally not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to its stockholders. The Company will, however, be subject to Federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

         Notwithstanding its qualification as a REIT, the Company may also be subject to tax in certain other circumstances. If the Company fails to satisfy either the 75% or the 95% Gross Income Test, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will generally be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% Gross Income Test. The Company will also be subject to a tax of 100% on net income derived from any "prohibited transaction", and if the Company has (i) net income from the sale or other disposition of "foreclosure property' which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to Federal income tax on such income at the highest corporate income tax rate. In addition, if the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year and (ii) 95% of its REIT capital gain net income for such year, the Company would be subject to a 4% Federal excise tax on the excess of such required distribution over the amounts actually distributed during the taxable year, plus any undistributed amount of ordinary and capital gain net income from the preceding taxable year. The Company may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

Taxation of Taxable Shareholders

         Dividend Income. Distributions from the Company will be taxable to Shareholders who are not Tax-Exempt Entities as ordinary income to the extent of the current or accumulated earnings and profits of the Company. Distributions from the Company which are designated as capital gains dividends by the Company will be taxed as long-term capital gains to taxable Shareholders to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Shareholders that are corporations may be required to treat up to 20% of any such capital gains dividends as ordinary income. Such distributions, whether characterized as ordinary income or as capital gain, are not eligible for the 70% dividends received deduction for corporations.

         Distributions from the Company to Shareholders which are not designated as capital gains dividends and which are in excess of the Company's current or accumulated earnings and profits are treated as a return of capital to the Shareholders and reduce the tax basis of a Shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis is taxable to any such Shareholder that is not a Tax-Exempt Entity as a gain realized from the sale of the Shares.

         The declaration by the Company of the consent dividend would result in taxable income to consenting Shareholders other than Tax-Exempt Entities) without any corresponding cash distributions.
See "Qualification as a REIT - Distributions to Shareholders", above.

         Portfolio Income. Dividends paid to Shareholders will be treated as portfolio income with respect to Shareholders who are subject to the passive activity loss rules. Such income therefore will not be subject to reduction by losses from passive activities (i.e. any interest in a rental activity or in a trade or business in which the Shareholder does not materially participate, such as an interest held as a limited partner) of such Shareholder. Such Distributions will, however, be considered investment income which may be offset by certain investment expense deductions.

         No Flow Through of Losses. Shareholders should note that they are not permitted to deduct any net losses of the Company.

         Sale of Shares. Shareholders who sell their Shares will recognize taxable gain or loss equal to the difference between the amount realized on such sale and their basis in such Shares. Gain or loss recognized by a Shareholder who is not a dealer in securities and whose Shares have been held for more than one year will generally be taxable as long-term capital gain or loss.

         Back-up Withholding. Distributions from the Company will ordinarily not be subject to withholding of federal income taxes. Withholding of such tax at a rate of 31% may be required, however, by reason of a failure of a Shareholder to supply the Company or its agent with the Shareholder's Taxpayer Identification Number. Such "Backup" withholding may also apply to a Shareholder who is otherwise exempt from backup withholding if such shareholder fails properly to document his status as an exempt recipient of distributions. Each Shareholder will therefore be asked to provide and certify his correct Taxpayer Identification Number or to certify that he is an exempt recipient.

Taxation of Tax-Exempt Entities

         In general, a Shareholder which is a Tax-Exempt Entity will not be subject to tax on distributions from the Company. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a Tax-Exempt Entity. Thus, Distributions paid to a Shareholder which is a Tax-Exempt entity and gain on the sale of Shares by a Tax- Exempt Entity (other than those Tax-Exempt Entities described below) will not be treated as UBTI, even if the Company incurs indebtedness in connection with the acquisition of real property or the acquisition or making of a Mortgage, provided that the Tax-Exempt Entity has not financed the acquisition of its Shares of the Company.

         For Tax-Exempt Entities which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able properly to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set aside" and reserve requirements.

         In the case of a "qualified trust" (generally, a pension or profit sharing trust) holding stock in a REIT, the Revenue Reconciliation Act of 1993 treats the beneficiaries of such a trust as holding stock in the REIT in proportion to their actuarial interests in the qualified trust, instead of the prior law treatment of a qualified trust as a single individual. The Revenue Reconciliation Act of 1993 also requires a qualified trust that holds more than 10% of the shares of a REIT to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This new rule applies to taxable years beginning in 1994 only if (i) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts, and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is "predominantly held" by qualified trusts if either (A) a single qualified trust holds more than 25% by value each owning more than 10% by value, hold in the aggregate more than 50% of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5%. Because (i) the Company expects the Shares to be widely held, and (ii) the Declaration of Trust prohibits any Shareholder from owning more than 9.8 percent of the Shares entitled to vote, this new provision should not result in UBTI to any Tax-Exempt Entity.

Statement of Stock Ownership

         The Company is required to demand annual written statements from the record holders of designated percentages of its Shares disclosing the actual owners of the Shares. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demands.

State and Local Taxes

         The tax treatment of the Company and its Shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. Accordingly, no discussion of state taxation of the Company, the Shares or the Shareholders is provided herein nor is any representation made as to the tax status of the Company, the Shares or Shareholders in such states. Each Shareholder should consult his own tax advisor as to the status of the Shares under the respective state tax laws applicable to him.

                             ERISA CONSIDERATIONS

         In considering whether to purchase Shares with the assets of a Qualified Plan, the plan fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the Qualified Plan; (ii) whether such an investment, alone and in conjunction with any other plan investment, satisfies the diversification, prudence and liquidity requirements of ERISA, to the extent applicable; (iii) the need to value the assets of the Qualified Plan annually; and (iv) the effect if the assets of the Company are treated as "plan assets" following such investment.

         The plan fiduciary should also recognize that ERISA generally requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), has exclusive authority and discretion to manage and control the assets of the plan. As discussed below, the Company has received an opinion of Berry, Moorman, King & Hudson, P.C. ("Counsel") that, under current law (and subject to certain reservations and requirements set forth therein), it is more likely than not that the assets of the Company will not be deemed to be "plan assets" if Qualified Plans invest in Shares. In the event that the assets of the Company are nevertheless deemed to be plan assets under ERISA despite such opinion of Counsel, the Trustees and the Advisor would be deemed fiduciaries to each Qualified Plan which purchased Shares. As such, they would be held to the fiduciary standards of ERISA in all Company investments, and the person or persons who have investment discretion over the assets of Qualified Plans subject to ERISA who authorized the investment could be liable under ERISA for investments made by the Company which do not conform to such standards.

         If the Trustees and the Advisors are considered fiduciaries under ERISA and the Code, they will also be "parties in interest" under ERISA (and "disqualified persons" under the Code) with respect to an investing Qualified Plan and one or more of their Affiliates could also be so characterized. ERISA and the Code absolutely prohibit certain transactions between a Qualified Plan and a "party in interest" (or "disqualified person"). Under these rules, certain of the contemplated transactions between the Trustees and the Advisor or any of their Affiliates and the Company could constitute "prohibited transactions" under ERISA and the Code. In such event, certain of the parties involved in the transaction could be required to take any or all of the following actions: (i) undo the transaction, (ii) restore to the Qualified Plan any profit realized on the transaction, (iii) make good to the Qualified Plan any loss suffered by it as a result of such transaction, and (iv) pay an excise tax. If an IRA engages in a prohibited transaction, it could lose its tax-exempt status, but, in that case, the other penalties for prohibited transactions would not apply.

         A fiduciary of a Qualified Plan is prohibited from taking certain actions with respect to the assets of such plan, including investing the assets with respect to which it is a fiduciary in an entity from which the fiduciary could derive a benefit. To prevent a violation of these rules, the Company will not permit the purchase of Shares with assets of any Qualified Plan (including an IRA) if the Company, the Sponsor, the Advisor or any of their Affiliates (i) has investment discretion with respect to the assets of the Qualified Plan to be invested, (ii) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (iii) is otherwise a fiduciary with respect to the assets for purposes of the prohibited transaction provisions of ERISA or the Code.

Plan Assets Regulation/Opinion of Counsel

         On November 13, 1986, the Department of Labor promulgated a final regulation defining the term "plan assets" for purposes of ERISA and the prohibited transaction rules of the Code (the "Final Regulation"). Under the Final Regulation, when a plan makes an equity investment in another entity, the underlying assets of that entity generally will not be considered plan assets if (1) the equity interest is a "publicly offered security" (as such term is used in the Final Regulation) or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is a "real estate operating company" (as such term is used in the Final Regulation), or (3) equity participation by benefit plan investors is "not significant" (as such term is used in the Final Regulation).

         The Final Regulation provides that a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days

(or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Company has represented that the Initial Closing Date for the sale of Shares will not take place unless a minimum of 100 investors independent of each other and the Company subscribe for Shares and that condition (iii) will be met with respect to the Shares.

         The underlying assets of the Company will not be considered to be plan assets so long as the Shares remain "freely transferable" under the Final Regulation. The Final Regulation provides that a determination as to whether a security is freely transferable is inherently factual in nature and must be made on the basis of all relevant facts and circumstances. The Final Regulation also provides that if a security is part of an offering in which the minimum investment is $10,000 or less (as the case with the Shares), certain enumerated restrictions on transfer and assignment ordinarily will not, along or in combination, affect a finding that such securities are freely transferable. The preamble to the Final Regulation (which is not considered primary legal authority) goes one step further providing that if the minimum investment requirement is satisfied and there are no transfer restrictions other than those enumerated, the security in effect will be presumed to be freely transferable. A security that is not entitled to the presumption may still qualify as freely transferable if the facts and circumstances so indicate.

         The Company has represented that no restrictions on transferability of the Shares exist other than those set forth in the Declaration of Trust. Accordingly, the Shares should qualify as "freely transferable" under the Final Regulation, and Counsel has rendered an opinion that, if the Shares are "widely held" and properly registered for securities purposes under the requirements described above, it is more likely than not that the Shares will be "publicly offered securities" and that the underlying assets of the Company will not be considered to be plan assets under the Final Regulation.

         The Company has determined that the Initial Closing Date for the sale of Shares will not take place until it obtains an opinion of Counsel that the Company qualifies for an exemption from plan assets treatment.

Annual Valuation

         A fiduciary of a Qualified Plan subject to ERISA is required to determine annually the fair market value of the assets of such Qualified Plan as of the end of such Plan's fiscal year and to file annual reports reflecting such value. In addition, a trustee of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

         Because the Shares are not expected to be listed for quotation and a public market is unlikely to develop until the sale of all of the Shares, it is likely that no determination of the fair market value of a Share will be readily available. In these circumstances, the Declaration of Trust provides that the Company may, but need not, make available to fiduciaries of Qualified Plans an annual good faith estimate of the value of the Company's portfolio of investments, on the basis of their value if then liquidated, and the amount attributable to each Share. There can be no assurance that, if the Company does provide this estimate, (i) such value could or will actually be realized by the Company or by Shareholders upon liquidation (in part because appraisals or estimates of value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any asset of the Company), (ii) Shareholders could realize such value if they were to attempt to sell their Shares, or (iii) such value would comply with the ERISA or IRA requirements described above.

                        SUMMARY OF DECLARATION OF TRUST

         Each Shareholder shall be bound by and deemed to have agreed to the terms of the Declaration of Trust by his election to become a Shareholder. The Company's Declaration of Trust is the Company's organizational document and it has been reviewed and approved unanimously by the Trustees. The following is a summary of the material provisions of the Declaration of Trust but is qualified in its entirety by specific reference to the Declaration of Trust attached as an exhibit to the Registration Statement.

Shareholder Meetings

         An annual meeting of Shareholders for the election of the Trustees and such other business as shall be stated in the notice of meeting will be held in 1997 and each year thereafter, not less than 30 days after delivery of the annual report, but in no event later than June 30 of each such year. Special meetings may be called by the Chairman of the Board, by the President, by a majority of Trustees or by a majority of the Independent Trustees, or by Shareholders holding, in the aggregate, not less than 10% of the outstanding Shares. At any meeting of Shareholders, each Shareholder is entitled to one vote for each Share owned of record (other than Excess Shares, described below) on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, a majority vote of the Shareholders will be binding on all the Shareholders of the Company.
See "Description of the Shares", below.

Shareholder Voting Rights

         Except as otherwise provided, all Shares shall have equal voting rights. Shareholders are entitled to vote by written consent and do not have cumulative voting rights.

         Excess Shares (Shares held by a Shareholder in excess of 9.8% of the outstanding Shares entitled to vote) are not entitled to any voting rights and are not considered outstanding for the purpose of determining a quorum.

         All elections for Trustees shall be decided by a plurality vote (at a meeting or without a meeting, provided that at least a majority of the outstanding Shares shall cast a vote in such election). Unless otherwise provided by the Declaration of Trust, all other questions shall be decided by a majority of the votes cast at a meeting at which a quorum is present or a majority of outstanding Shares cast, without a meeting.

         Each Shareholder entitled to vote may do so (i) at a meeting, in person, by written proxy or by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to such meeting) or (ii) without a meeting, by a signed writing or consent directing the manner in which he desires that his vote be cast (which must be received by the Trustees prior to the date the votes of the Shareholders are to be counted).

         Any or all Trustees may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote.

         None of the Advisor, the Trustees nor their Affiliates may vote any Shares held by them on matters submitted to the Shareholders regarding: (1) the removal of the Advisor, the Trustees or their Affiliates and (2) any transaction between the Company and the Advisor, the Trustees or their Affiliates.

Shares held by the Advisor, the Trustees and their Affiliates shall not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

         The Company is subject to termination at any time by the vote or written consent of the holders of a majority of the outstanding Shares.

         A vote of the majority of the outstanding Shares entitled to vote is necessary to amend the Declaration of Trust, except that amendment of the provision regarding supermajority approval of certain Rollups or conversion transactions requires the vote of the holders of 80% of the outstanding Shares. See "Summary of Declaration of Trust - Amendment of the Declaration of Trust", below.

Shareholder Lists; Inspection of Books and Records

         An alphabetical list of names, record addresses and business telephone numbers of all Shareholders with the number of Shares held by each, shall be maintained as part of the books and records of the Company at the Company's principal office. Such list shall be updated at least quarterly, and shall be open for inspection by a Shareholder or his designated agent upon such Shareholder's request. Such list shall also be mailed to any Shareholder requesting the list within 10 days of the request. The Company may require the Shareholder requesting such shareholder's list to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Company.

         Any Shareholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them. In addition, the books and records of the Company shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

Trustees

         A majority of the Trustees shall at all times be Independent Trustees. The Board of Trustees will initially consist of four Trustees, to include three Independent Trustees and one Trustee employed by the Company. Each Trustee shall serve a term of one year, except that the first annual election by Shareholders will be held in 1997.

         The Declaration of Trust provides that the number of Trustees may be increased or decreased by the Trustees but shall not be less than three nor more than nine at any one time. Any Trustee may resign at any time and may be removed by a majority of the Trustees for cause only or by a majority of the outstanding Shares entitled to vote with or without cause. Vacancies occurring as a result of the removal of Trustees by Shareholders shall be filled by the Shareholders.

         No bond is required to secure the performance of a Trustee unless the Trustees so provide. The Trustees are empowered to fix the compensation of all officers whom they select, including the Administrator. The Independent Trustees will be paid the greater of $1,000 per meeting or $4,000 per year. Trustees affiliated with the Advisor or employed by the Company will not be compensated by the Company for their service as Trustees.

         None of the Administrator, the Advisor, the Trustees nor their Affiliates may vote any Shares held by them on matters submitted to the Shareholders regarding the removal of the Administrator, Advisor, the Trustees or their Affiliates. Shares held by the Administrator, the Advisor, the Trustees and their Affiliates may not be included in determining the number of outstanding Shares entitled to vote on these matters, nor in the Shares actually voted thereon.

Amendment of the Declaration of Trust

         The Company's Declaration of Trust may be amended by the vote of the holders of a majority of the outstanding Shares and a majority of the Trustees, including a majority of the Independent Trustees, except that: (a) the amendment of the provision contained in the Declaration of Trust regarding super majority shareholder approval of certain Roll-Up or conversion transactions requires the vote of the holders of 80% of the outstanding Shares; and (b) any amendment which would change any rights with respect to any outstanding class of securities of the Company, by reducing the amount payable thereon upon liquidation of the Company, or by diminishing or eliminating any voting rights pertaining thereto, requires the vote or written consent of the holders of two-thirds of the outstanding securities of such class. Notwithstanding the foregoing, a majority of the Trustees, including a majority of the Independent Trustees, are authorized to amend the Company's Declaration of Trust without the consent of Shareholders (i) to the minimum extent necessary, based on an opinion of counsel, if any provision of the Declaration of Trust conflicts with the provisions of the Code applicable to REITs, the regulations thereunder, or to comply with other laws or regulations, (ii) to delete or add any provision required to be deleted or added by the Securities and Exchange Commission or a state "blue sky" commissioner, which addition or deletion is deemed by such official to be for the benefit or protection of Shareholders, or (iii) to clarify an ambiguity, correct an inconsistency or supplement the Declaration of Trust in a manner not inconsistent with any other provision contained therein.

Responsibility of Trustees

         The Board of Trustees is responsible for the general policies of the Company and for such general supervision and management of the business of the Company as may be necessary to insure that such business conforms to the provisions of this Declaration of Trust.

         The Trustees are accountable to the Shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Trustee believes to be in the best interest of the Company and its Shareholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. See "Fiduciary Responsibilities of Trustees".

         The laws of the State of Maryland and the Company's Declaration of Trust provide certain limits on the liability of the Trustees and officers to the Company and its Shareholders. See "Fiduciary Responsibility of Trustees - Limitation on Liability of Trustees and Officers". In addition, the Declaration of Trust provides for the Company to indemnify the Trustees, the Advisor and their Affiliates against certain liabilities. See "Fiduciary Responsibility of Trustees - Indemnification of Trustees, Officers and Others".

         The Declaration of Trust provides that the Trustees shall have full, absolute and exclusive power, control, management and authority over the Company's assets and over the business and affairs of the Company to the same extent as if the Trustees were the sole owners thereof in their own right. The Trustees have the power to enter into commitments to make any investment, purchase or acquisition, or to exercise any power authorized by the Declaration of Trust. The Company intends, however, to retain the Administrator to supervise the day to day operations of the Company, subject to compliance with the Company's investment objectives and policies, and the supervision of the Trustees.

         The Trustees have the responsibility to establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. Until modified by the Trustees, the Company shall follow the policies on investments and borrowings set forth in this Prospectus. The approval of a majority of the Independent Trustees must approve any change in the investment objectives of the Company or the Administrator.

         In addition, the Trustees have a fiduciary duty to the Shareholders to review the relationship of the Company with the Advisor.

         The Trustees (including the Independent Trustees) have the responsibility periodically to monitor the allocation of Mortgage Investments among the Company and the Affiliated Programs to insure that the allocation method described herein is being applied fairly to the Company. See "Conflicts of Interest - Competition by the Company with Affiliates for Purchase and Sale of Mortgages".

Limited Liability of Shareholders

         The Maryland statute under which the Company was formed provides that Shareholders are not personally liable for the obligations of the Company. The Declaration of Trust also provides that every written agreement entered into by the Company shall contain a provision that the obligations of the Company are not enforceable against the Shareholders personally.

Description of the Shares

         Except with respect to "Excess Shares" (described in the following paragraph), the Shares are of one class and have a par value of $.01 per Share. The Company is authorized to issue as many Shares (including fractional shares) as the Trustees may determine. Shareholders are entitled to one vote for each Share held on all matters presented for a vote of Shareholders. In meetings where a quorum is present, a majority of the votes cast by Shareholders is required to adopt a provision, unless otherwise provided. All Shares participate equally in distributions when and as declared by the Trustees and in the assets available for distribution after payment of liabilities upon dissolution and liquidation. The Shares, when issued, will be fully paid and nonassessable and will not be subject to redemption by the Company (except in the case of a redemption to prevent a violation of the concentration of ownership provisions of the Code applicable to REITs), nor will they have any preference, conversion, exchange, preemptive or cumulative voting rights.

         "Excess Shares" are those Shares held by a Shareholder which are in excess of 9.8% of the outstanding Shares entitled to vote.

         Any demands or distributions with respect to the Excess Shares (see "Shareholder Voting Rights") shall be held by the Company in a savings bank account for the benefit of the holders of such Excess Shares until such time as the Excess Shares cease to be Excess Shares.

         Excess Shares shall be deemed to have been offered for sale to the Company for a period of 120 days from the date of (i) the transfer that created the Excess Shares, if the Company had actual knowledge of the transfer, or (ii) if the Company does not know of the transfer, the determination by the Trustees that a transfer creating Excess Shares has taken place. The price for such Excess Shares shall be their fair market value as of the date of either (i) or (ii) above. After the Company gives notice of its intention to purchase the Excess Shares, such Shares shall have no further rights (beyond the right of the Shareholder to receive payment therefor). In the event the Company determines not to purchase the Excess Shares, said Shares shall have no further rights until they are held by a Shareholder owning 9.8% or less of the outstanding Shares of the Company.

Maryland Anti-Takeover Law Provisions

         The Declaration of Trust provides that the Company elects to be governed by the special voting requirements of the Maryland Corporations and Associations Article (the "Special Voting Article").

         The Special Voting Article contains an "interested stockholder" provision that prohibits a Maryland corporation (which includes a Maryland real estate investment trust) from engaging in a broad range of business combination or other similar transaction with an interested stockholder for a period of five years after the stockholder first became an interested stockholder and thereafter may not be consummated unless (i) the transaction is first recommended by the board of the Maryland company, (ii) the transaction is approved by the affirmative vote of at least 80% of the votes entitled to be cast by all stockholders and 66 2/3% of the votes entitled to be cast by all stockholders other than the interested stockholder unless, among other things, the Company' stockholders receive a minimum price (as defined in the Special Voting Article) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

         A business combination with an interested stockholder which is approved by the board of a Maryland company at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to a Maryland company's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until eighteen months after the vote of stockholders and does not apply to any business combination of a company with a stockholder who was an interested stockholder on the date of the stockholder vote.

         The Special Voting Article also contains a control share provision which states that "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the company. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or
(ii) 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

         A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Maryland company may itself present the question at any shareholders' meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the Maryland company may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control shares are considered as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

Restrictions on Transfer of Shares

         Certain transfers or purchases may be prohibited by the Trustees to ensure the Company's continued qualification as a REIT under the Code.

         For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned by five or fewer individuals during the last half of the year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year except with respect to the first taxable year for which an election to be treated as a REIT is made. In order to prevent five or fewer individuals from acquiring more than 50% of the Company's outstanding Shares, and the resulting failure of the Company to qualify as a REIT, the Company will limit the ownership and transfer of the Shares in order to comply with such limitations.

         The Trustees will require each proposed transferee of Shares to deliver a statement or affidavit setting forth the number of Shares, if any, already owned, directly or indirectly, by such transferee and will refuse to permit any transfer of Shares which would cause an accumulation of Shares that would jeopardize the status of the Company as a REIT.

         The Declaration of Trust also provides that the Board of Trustees may redeem Shares in order to maintain the REIT status of the Company. Except for the redemption of "Excess Shares" which will be at the price set forth under "Summary of Declaration of Trust - Description of the Shares" above, the redemption price shall be determined in good faith by the Independent Trustees.

Restrictions on Certain Conversion Transactions and Rollups

         The Declaration of Trust requires that 80% in interest of the Shareholders and all the Independent Trustees approve certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Shareholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management form that which is described in this Prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Shareholders. It should be noted that standards such as "substantially longer life", "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Trustees (a majority of whom are independent).

         Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

                  (a) result in the Shareholders having voting rights that are less than those provided in the Declaration of Trust;

                  (b) result in the Shareholders having rights to receive reports that are less than those provided in the Declaration of Trust;

                  (c) include provisions which would operate materially to impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

                  (d) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Company's Shares hold by that investor;

                  (e) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Declaration of Trust; or

                  (f) place the cost of the transaction on the Company if the Roll-Up is not approved by the Shareholders;

provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in Shareholders having rights and restrictions comparable to those contained in the Declaration of Trust, with the prior approval of a majority of the Shareholders.

         The Declaration of Trust also requires that an appraisal of all the Company's assets shall be obtained from a competent independent expert in connection with a proposed Roll-Up.

Ratification of Declaration of Trust

         The Declaration of Trust has been reviewed and ratified by all of the Trustees by unanimous written consent.

Termination

         The Company may be dissolved at any time without approval of a majority of the Board of Trustees by an affirmative vote of the holders of a majority of the outstanding Shares.

Limitation on Total Operating Expenses

         The Company's goal is to limit its annual Total Operating Expenses (exclusive of loan servicing fees) to 0.5% of the Average Invested Assets. But, if less than all of the Shares are sold, it is unlikely that the Company will be able fully to achieve that goal, at least in the initial years of operation. In any event, however, the Declaration of Trust provides that the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. In the event the Total Operating Expenses exceed the limitations described above then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

Limitation on Acquisition Expenses and Fees

         The total of Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the purchase price of any Mortgage Investment. Notwithstanding the above, a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Company. However, notwithstanding the foregoing, the Acquisition Fees to be paid to the Advisor or its Affiliates for sourcing, evaluating, structuring and negotiating the acquisition terms of Mortgage Investments shall not exceed 3.0% of the principal amount of each Mortgage Investment.

Restrictions on Transactions with Affiliates


         The Company's Declaration of Trust imposes certain restrictions upon dealings between the Company and the Advisor, any Trustee or Affiliates thereof. In particular, the Declaration of Trust provides that The Company shall not engage in transactions with any Sponsor, the Advisor, a Trustee or Affiliates thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Independent Trustees, not otherwise interested in such transaction, who have determined that (a) the transaction is fair and reasonable to the Company and its shareholders; (b) the terms of such transaction are at least as favorable as the terms of any comparable transactions made on arms length basis and known to the Trustees; and (c) the total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved. As a result of the foregoing, a majority of the Independent Trustees, not otherwise interested in the transaction, will be required to approve the purchase of each Mortgage Investment that is purchased from a Sponsor, the Advisor or an Affiliate thereof, after determining that those purchases are made on terms and conditions that are no less favorable than those that could be obtained from independent third parties for mortgages with comparable terms, rates, credit risks and seasoning. The Advisor Agreement with the Advisor and the use of South Central Mortgage, Inc., an affiliate of the Advisor, to service the mortgage notes acquired by the Company for an annual service fee equal to 0.5% of the outstanding principal balance of each note that it services for the Company have been approved by the Trustees. See "Investment Objectives and Policies - Other Policies".


         Payments to the Advisor, the Trustees and their Affiliates for services rendered in a capacity other than that as the Advisor or Trustees may only be made upon a determination of a majority of the Independent Trustees, not otherwise interested in such transaction that: (1) the compensation is not in excess of their compensation paid for any comparable services; and (2) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

Restrictions on Borrowing


         The Declaration of Trust provides that the Company may not incur indebtedness unless: (i) such indebtedness is not in excess of 50% of the Net Asset Value of the Company; or (ii) a majority of the Independent Trustees have determined that such indebtedness is otherwise necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income or is advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. In addition, the aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Trustees at least quarterly. The maximum amount of such borrowings in relation to the Net Assets shall, in the absence of satisfactory showing that a higher level of borrowing is appropriate, not exceed 50%. Any excess over such 50% level shall be approved by a majority of Independent Trustees and disclosed to Shareholders in the next quarterly report of the Company, along with justification for such excess.



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Restriction on Investments

         The Declaration of Trust prohibits investments in (i) any foreign currency, bullion, commodities or commodities future contracts (this limitation is not intended to apply to interest rate futures, when used solely for hedging purposes); (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Company's Declaration of Trust.

         In addition to other investment restrictions imposed by the Trustees from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments set forth in its Declaration of Trust:

                  (a) Not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under the contract for development or plan for development within one year;

                  (b) The Company may not invest in real estate contracts of sale unless such contracts of sale are recordable in the chain of title and unless such investment is made in conjunction with the acquisition or sale of real property or when held as security for Mortgages made or acquired by the Company;

                  (c) Except for the types of investments described herein in the section entitled "Investment Objectives and Policies", the Company may not invest in equity securities unless a majority of Trustees, including a majority of Independent Trustees, not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable;

                  (d) The Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Trustee or Affiliates thereof;

                  (e) To the extent the Company invests in real property, a majority of the Trustees shall determine the consideration paid for such real property, based on the fair market value of the property. If a majority of the Independent Trustees determine, or if the real property is acquired from the Advisor, as Trustee or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Trustees;


                  (f) The Company will not invest in indebtedness (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt"), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 85% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets.



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

                  (g) The Company will not engage in trading, as compared with investment activities; and

                  (h) The Company will not engage in underwriting or the agency distribution of securities issued by others.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all states in which the properties securing mortgage loans in which the Company might invest are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing mortgage loans.

Mortgages and Deeds of Trust Generally

         Mortgage loans are secured by either mortgages or deeds of trust or other similar security instruments, depending upon the prevailing practice in the state in which the related mortgaged property is located. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, until the debt is paid, in trust for the benefit of the beneficiary to the trustee to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the direction of the beneficiary.

         The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land and improvements and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

         Priority of liens on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage.


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Foreclosure

         Foreclosure of a mortgage is generally accomplished by judicial actions initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee' sale vary from state to state. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expense incurred in enforcing the obligations. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be covered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         In case of foreclosure under either a mortgage or deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "Statutory Rights of Redemption" below), and because the physical condition of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons (including exposure to potential fraudulent transfer allegations), a third party may be unwilling to purchase the property at the foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued, and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a


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lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

         In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effects of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Environmental Risks

         Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

         Under the laws of certain states, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs incurred by the same. In some states such lien law priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

         The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property could under certain circumstances fall within the liberal terms of the definition of "owner or operator", consequently, such laws often specifically exclude such a secured lender, provided that the lender does not participate in the facility's management of environmental matters.


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

         In 1992, the United States Environmental Protection Agency (the "EPA") issued a rule interpreting and delineating CERCLA's secured creditor exemption. This rule defined and specified the range of permissible actions that may be undertaken by a lender who holds a contaminate facility as collateral without exceeding the bounds of the secured creditor exemption. In February 1994, however, the United States Court of Appeals for the D.C. Circuit struck down the EPA's lender liability rule on the grounds that it exceeded EPA's rule making authority under CERCLA. A petition for writ of certiorari to the United States Supreme Court appealing the D.C. Circuit's decision was denied in January 1995. At the present time, the future status of the rule and similar legislation now pending in Congress is unclear, although the EPA has stated that it will continue to adhere to the rule as a matter of policy and is in the process of preparing guidance to this effect. Certain courts that have addressed the issue of lender liability under CERCLA have, in some cases without relying on any EPA rule or policy, nonetheless interpreted the secured creditor exemption consistent with the EPA rule. In any event, the EPA rule does not or would not necessarily affect the potential for liability under state law or federal laws other than CERCLA. Furthermore, it is not clear at the present time whether any such lender protections would be binding in actions brought by a party other than the federal government.

         The Company expects that at the time most, if not all, mortgage loans are purchased no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

         "Hazardous substances" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, and urea formaldehyde.

         If a lender is or becomes liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean up and other related costs and liabilities incurred by the lender.

Junior Mortgage and Deeds of Trust; Rights of Senior Mortgages or Beneficiaries

         Priority of liens on mortgaged property created by mortgages or deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "Environmental Risks". In addition, the Code provides priority to certain tax liens over the lien of a mortgage.

         The Company does not presently intend to acquire junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by the other lenders. The rights of the Company as mortgagee or beneficiary under a junior mortgage or deed of trust will be subordinate to those of the mortgagee as beneficiary under the senior mortgage or deeds of trust, including the prior rights of the senior mortgagee as beneficiary to receive rents, hazard insurance and condemnation proceeds and to


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cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's or beneficiary's lien unless the Company asserts its subordinate interest in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure such default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee or beneficiary.

         The form of mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive proceeds collected under any hazard insurance policy and awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiaries obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in other states, on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage or deed of trust.

         Another provision typically found in the forms of mortgage and deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with


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the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

         In some states, after a foreclosure sale pursuant to a mortgage or deed of trust, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser as a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

         The Company may acquire interests in mortgage loans which are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. Some state statutes limit the right of the mortgagee or beneficiary to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee or beneficiary to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of such an election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the access of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee form obtaining a large deficiency judgment against the borrower as a result of low bids or the absence of bids at the judicial sale.

Bankruptcy Laws

         Statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceeding) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or


                                      65


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on behalf of a junior lienor, including, without limitation, any junior mortgagee, may stay the senior lender form taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the differences between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

         In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Prepayment Provisions

         In the absence of state statutory provisions prohibiting prepayment fees (e.g., in the case of single-family residential loans) courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable for certain residential loans or after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor or trustor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "Certain Laws and Regulations Applicability of Usury Laws". The Company may invest in mortgage loans that do not require the payment of specified fees as a condition to prepayment or the requirements of which have expired, and to the extent mortgage loans do require such fees, such fees generally may not be a material deterrent to the prepayment of mortgage loans by the borrowers.


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

Due-On-Sale Provisions

         The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to certain mortgage loans. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

         Under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Acceleration on Default

         The Company may invest in mortgage loans which contain a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

         State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Secondary Financing: Due-on-Encumbrance Provisions

         Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

         Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. Third, if the borrower


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

defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

         State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "Interest", but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statues requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

                             PLAN OF DISTRIBUTION

         The Company is offering through the Selling Group Manager and the Selected Dealers, on a best efforts basis, a minimum of 125,000 Shares and a maximum of 2,500,000 Shares priced at $20 per Share. The Company may terminate the offering at any time in its sole discretion. The minimum subscription per investor is 250 Shares or $5,000 (50 Shares or $1,000 for an IRA or Keogh plan).

Compensation

         The Selling Group Manager will receive a commission of 10% of the Gross Offering Proceeds, plus 0.5% of the Gross Offering Proceeds as a due diligence fee. The Selling Group Manager may, in its sole discretion, provide volume discounts of up to 2% on a negotiated basis to Institutional Investors who purchase at least 50,000 Shares. The application of any volume discounts will reduce the amount of commissions that would be paid to the Selling Group Manager but will not change the Net Offering Proceeds to the Company. The Selling Group Manager will pay to Selected Dealers a commission equal to 4% of the offering price of Shares sold through them unless a higher commission (up to, but not exceeding, 8%) is designated by the Selling Group Manager.

         The Selling Group Manager will also receive, for nominal consideration, Shares (the "SGM Shares") equal to 0.5% of all Shares sold (12,500 Shares if all Shares offered hereunder are sold). The Selling Group Manager may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Manager.

         The Advisor purchased 10,000 Shares at the public offering price prior to the date of this Prospectus. See "Terms of the Offering".

         The Selling Group Manager Agreement provides that the Company shall indemnify the Selling Group Manager and the Selected Dealers with respect to any liabilities arising out of the Securities Act. The Selling Group Manager and certain Selected Dealers may be deemed to be "underwriters" as that


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

term is defined in the Securities Act of 1933 (the "Securities Act"), and compensation paid the Selling Group Manager and any Selected Dealers in connection with the sale of Shares may be deemed to be "underwriting commissions" within the meaning of the Securities Act.

Subscription Procedure

         In order to purchase Shares in the Company, the investor must complete and execute a Subscription Agreement in the form attached to this Prospectus. Payment for the Shares in an amount equal to $20 per Share, should be delivered to the Selling Group Manager or Selected Dealer, together with executed Subscription Agreements, where applicable.

         Payment for subscriptions may be made by an investor: (a) by delivery to the Selling Group Manager or Selected Dealer of a check made payable to "Texas Commerce Bank Escrow" or (b) by authorizing his broker to wire transfer the purchase price for shares indicated in the Subscription Agreement to the Escrow Agent, in each case in the amount of $20 for each Share he wishes to purchase and in total amount of not less than the minimum subscription of 250 Shares ($5,000) (50 Shares ($1,000) for IRA's and Keogh plans). A subscriber must have his subscription payment in the escrow account on the specified settlement date. All payments should be made directly to the escrow account so that good funds are available on the settlement date. Properly completed Subscription Agreement must be in the Selling Group Manager's possession at that time.

         An investor, by subscribing for Shares and accepting confirmation of the purchase of Shares without objection after receipt of such confirmation accompanied by the Prospectus and the Company's Declaration of Trust, will be assenting to all of the terms and conditions of the Declaration of Trust. In addition, by placing an order for Shares, an investor (i) represents that he, she or it has authority to order Shares and, if appropriate, to execute a Subscription Agreement, (ii) if he, she or it is a qualified plan (including a Keogh plan or an Individual Retirement Account) or is otherwise a "benefit plan investor" as defined in Department of Labor Regulation ss.2510.3-101(f)(2), represents that to the best of his, her or its knowledge none of the Company, the Advisor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets, and (iii) represents that he, she or it meets the suitability requirements established by the Company or, if different, the standard applicable to residents of the state in which the investor resides, as set forth in "Who May Invest".

Escrow Arrangements

         Commencing on the date of the Prospectus, all funds from subscriptions for Shares will be placed in escrow with the Escrow Agent. The Escrow Agent, at the direction of the Company, is given the right of investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934 in bank accounts, including savings accounts, bank money market accounts, short-term certificates of deposit, or short term securities issued by the United States government, including treasury notes and obligations guaranteed by the full faith and credit of the United States government.

         If a minimum of 125,000 Shares have not been subscribed for by more than 100 persons independent of the Company and of each other on or before one year from the date of the Prospectus, then the Company will cancel all existing subscriptions and all funds paid on account of such subscriptions will be released from escrow and returned promptly to each subscriber, together with all interest to the extent earned on the subscription proceeds and without any reduction for escrow expenses, whereupon the offering will be terminated and no further attempt will be made to offer additional subscriptions.

         The first closing on Shares will occur promptly after the receipt by the Company of subscriptions for a minimum of 125,000 Shares to a minimum of 100 persons independent of the Company and each other. If the initial closing does occur, the interest earned on subscription proceeds in the escrow account prior to the initial closing will be distributed by the Escrow Agent within 10 days following the initial closing to each such subscriber, pro rata, calculated based upon the number of days each such subscriber's funds are held in escrow hereunder, subject to any applicable withholding provisions of the Code.

         After the first closing, additional closings shall occur on the first day of each month until the termination of the offering of the Shares. The subscription proceeds will be held in escrow until the next monthly closing and interest earned on those subscription proceeds pending that monthly closings will be distributed to each subscriber, pro rata, calculated based upon the number of days each such subscriber's funds are held in escrow hereunder, subject to any applicable withholding provisions of the Code. If any purchaser has so requested and paid any required fees, a certificate evidencing the Shares will be issued to such holder not later than 60 days after the subscription proceeds are released from escrow.

                                SALES MATERIAL

         The Company reserves the right to modify those suitability standards for investors in states where the securities administrator of that state has required higher standards or agreed to lower standards.

         In addition to and apart from this Prospectus, the Company will utilize certain sales material in connection with the offering of Shares. This material may include fact sheets and other guides to be used internally by broker dealers, an investor sales promotion brochure, speeches for public seminars, audio video and slide presentations, invitations to attend public seminars, prospecting letters, mailing cards, articles and publications concerning real estate and mortgage investments, and so called "tombstone" advertisements. In certain jurisdictions, such sales material will not be available. Use of any materials, including sales materials to be distributed to NASD members and their associated persons will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.

         Other than as described herein, the Company has not authorized the use of other sales material, other than marketing bulletins to be used internally by broker dealers. The offering is made only by means of this Prospectus. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference, or as forming the basis of the offering of the Shares which are offered hereby.

                                 LEGAL MATTERS

         Legal matters in connection with the Shares offered hereby will be passed on for the Company by Berry, Moorman, King & Hudson, P.C., Detroit, Michigan. Certain tax matters will be passed on by Berry, Moorman, King & Hudson, P.C.

                             REPORTS TO INVESTORS


         The Company shall distribute to the Shareholders, within 120 days after the end of the Company's fiscal year, copies of the Company's annual report which will include annual financial statements (balance sheet, statement of income or loss, statement of Shareholders' equity, statement of cash flows and a statement of surplus) accompanied by a report containing an opinion of independent certified public accountants. The Company shall also include in its annual report (i) the ratio of the costs of raising capital during the period to the capital raised, (ii) the total Operating Expenses as a percentage of Average Invested Assets and as a percentage of Net Income,
(iii) full disclosure of all material terms, factors and circumstances describing any and all transactions with the Advisor, a Trustee, a Sponsor or Affiliates thereof and of fees, commissions, compensation and other benefits paid or accrued to the Advisor, a Trustee, a Sponsor or Affiliates thereof for the fiscal year completed, showing the aggregate amount paid or accrued to each recipient and the services performed for such year (including fees or charges paid or accrued to the Advisor, a Trustee, the Sponsor or Affiliates thereof by third parties doing business with the Trust), (iv) a statement of distributions to the Shareholders and their sources and (v) a report from the Independent Trustees that the policies being followed by the Company are in the best interests of its shareholders and the basis for that determination. The Independent Trustees shall have the duty to examine and comment in the annual report on the fairness of any such transactions with the Advisor, a Trustee, the Sponsor or Affiliates thereof. Within 75 days after December 31 in each year, the Company will distribute to the Shareholders all Company information necessary in the preparation of their federal income tax returns.


         The Company shall distribute to the Shareholders within 60 days after the end of the Company's first three fiscal quarters of each fiscal year, copies of the quarterly report which incudes an unaudited balance sheet, an unaudited statement of income for the year to date, and an unaudited statement of cash flows for the year to date.

         Financial information contained in all reports to investors will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles.

                                    EXPERTS

         The balance sheet of the Company as of July 18, 1996 included herein and elsewhere in the registration statement has been included herein and in the registration statement in reliance upon the report of Jackson and Rhodes, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              FURTHER INFORMATION

         The Prospectus does not omit any material fact and does not contain any misstatement of a material fact. This Prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made. Copies of the Registration Statement of which this Prospectus forms a part and exhibits thereto are on file at the offices of the Commission pursuant to the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Shares offered hereby. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to a copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the SEC and incorporated by reference herein. Each such statement is qualified in its entirety by such contract or other document reference.

                                   GLOSSARY

         The definitions of terms used in this Prospectus are set forth below.

         "Acquired Mortgage" shall mean existing Mortgages that the Company acquires on single-family residential property.

         "Acquisition Expenses" shall mean expenses related to the Company's selection of, and investment in, Mortgage Investments, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.


         "Acquisition Fees" shall mean the total of all fees and commissions, however designated, paid by any party in connection with the origination or acquisition of Mortgages and other Mortgage Investments by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.


         "Adjusted Contributions" shall mean (i) the product of $20 times the number of outstanding Shares, reduced by (ii) the total of cash distributed to Shareholders with respect to the Shares from Disposition Proceeds and the return (if any) of uninvested Net Offering Proceeds.

         "Administrator" shall mean the Company's President who shall be an officer and director of the Company and who, subject to the Trustees, will manage the day-to-day operations of the Company.

         "Advisor" shall mean the person(s) or entity retained by the Trustees that will be responsible for providing advice with respect to developing a model for the Company's portfolio, developing underwriting criteria and monitoring yields and performing other duties as described in the Advisory Agreement, including a person or entity to which an Advisor subcontracts substantially all such functions. Initially the Advisor shall be Mortgage Trust Advisors, Inc., or anyone which succeeds it in such capacity.

         "Advisory Agreement" shall mean the agreement between the Company and the Advisor pursuant to which the Advisor will act as the investment advisor and administrator of the Company.

         "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other Person, (iii) any executive officer, director, trustee, general partner of such Person, and (iv) if such other Person is an executive officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

         "Affiliated Programs" shall mean any and all REITs, partnerships or other entities which may in the future be formed by the Advisor, a Sponsor or their Affiliates to engage in businesses which may be competitive with the Company and which have similar investment objectives as the Company (or programs with dissimilar objectives for which a particular Mortgage Investment may nevertheless be suitable). An Affiliated Program may have the same management as the Company.

         "Average Invested Assets" shall mean the average of the aggregate book value of the assets of the Company for any period invested, directly or indirectly, in Mortgage Investments before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

         "Capital Distributions" shall mean Distributions of: (i) non-reinvested principal payments and (ii) Proceeds of Mortgage Prepayments, Sales and Insurance.

         "Cash Flow" shall mean, with respect to any period, (a) all cash receipts derived from payments of principal and base interest on Mortgages held by the Company (exclusive of any Proceeds of Mortgage Prepayments, Sales and Insurance) plus (b) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization, less (c) cash receipts used to pay operating expenses.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

         "Company" shall mean United Mortgage Trust, a Maryland real estate investment trust.

         "Counsel" shall mean Berry, Moorman, King & Hudson, P.C.

         "Declaration of Trust" shall mean the Declaration of Trust of the Company, as amended and/or amended and restated from time to time.

         "Disposition Proceeds" shall mean: (1) Proceeds of Mortgage Prepayments, Sales or Insurance and (2) payments of principal when due which are paid to the Company with respect to Mortgage Investments and other Mortgages.

         "Distributions" shall mean any cash distributed to Shareholders arising from their interest in the Company.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean Texas Commerce Bank National Association or any other qualified financial institution designated as escrow agent by the Company and the Selling Group Manager.

         "Fannie Mae" shall mean the Federal National Mortgage Association.

         "FHA" shall mean the Federal Housing Administration.

         "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" shall mean the Government National Mortgage Association.

         "Gross Offering Proceeds" shall mean the total proceeds from the sale of Shares during the offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price of all Shares shall be deemed to be $20 per Share.

         "HUD" shall mean the United States Department of Housing and Urban Development.

         "Independent Trustees" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, a Sponsor or any of their Affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, a Sponsor or any of their Affiliates, (ii) do not serve as a director or Trustee of more than two other REITs organized by a Sponsor or advised by the Advisor and (iii) perform no other services for the Company, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor, a Sponsor or the Company.

         "Initial Closing Date" shall mean the date on which the first closing on Shares sold pursuant to the Prospectus occurs, which shall be no later than 365 days after the date of the Prospectus.

         "Institutional Investors" shall mean a bank, trust company, savings institution, insurance company, securities dealer, investment company or business development company as defined in the Investment Company Act of 1940, or a pension or profit sharing trust with assets of at least $5,000,000.

         "Interim Mortgage Loans" shall mean loans of 12 months or less in term, made to investors for the purchase, renovation and sale of single family homes. Interim Mortgage Loans are "Mortgages" but are not "Mortgage Investments" as that term is defined herein.

         "IRA" shall mean an individual retirement account established pursuant to Section 408 of the Code.

         "IRS" shall mean the Internal Revenue Service of the United States of America.

         "Mortgage Investments" shall mean the Company's permanent investments in Mortgages. As of the date hereof, the Company has not invested in or committed to invest in any Mortgage Investments and has not committed to originate or acquire any Mortgages. There may be a delay between the time investors purchase Shares and the time the investment proceeds are invested in Mortgage Investments. Until the Company's funds are invested in Mortgage Investments, the Company will invest its funds in short-term investments, including investments with various financial institutions (meeting certain asset or net worth requirements) which may not be insured or guaranteed by a government or government- sponsored entity and in Interim Mortgage Loans.

         "Mortgage Prepayments, Sales or Insurance" shall mean any Company transaction (other than the receipt of base interest, principal payments when due on a Mortgage and the issuance of Shares) including without limitation prepayments, sales, exchanges, foreclosures, or other dispositions of Mortgage Investments and other Mortgages held by the Company or the receipt of insurance proceeds or of guarantee proceeds from any insurer or recoursing party or otherwise, or any other disposition of Company assets.

         "Mortgages" shall mean, in a broad sense, beneficial interests or participation interests in whole mortgages, mortgage certificates, mortgage-backed securities, participation certificates backed by either a single mortgage or a pool of mortgages or interests in pass-through entities which, under the REIT provisions of the Internal Revenue Code, would be considered to be qualifying real estate assets for purposes of the Company's qualification as a REIT (e.g. regular interests in real estate mortgage investment conduits ("REMICs")).

         "Net Assets" or "Net Asset Value" shall mean the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

         "Net Income" shall mean, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to allowances or reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include any gain from the sale or other disposition of the Company's Mortgage Investments or other assets.

         "Net Offering Proceeds" shall mean the Gross Offering Proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.


         "Organization and Offering Expenses" shall mean all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing the Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees. For the purposes of determining "Organization and Offering Expenses", any volume discounts that are given by the Selling Group Manager shall be deemed to be part of the selling commissions paid to brokers for selling the Shares.


         "Originated Mortgage" shall mean a Mortgage originated by or on behalf of the Company or by another lender and sold by or on behalf of the Company or by another lender and sold to the Company prior to the time it has been fully funded.

         "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.

         "Proceeds of Mortgage Prepayments, Sales and Insurance" shall mean receipts from Mortgage Prepayments, Sales or Insurance less the following:

                   (i) the amount paid or to be paid in connection with or as an expense of such Mortgage Prepayments, Sales or Insurance; and

                  (ii) the amount necessary for the payment of all debts and obligations of the Company including but not limited to fees to the Advisor or Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Mortgage Prepayments, Sales or Insurance.

         "Prospectus" shall mean the final prospectus of the Company in connection with the initial registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended.

         "Qualified Plan" shall mean any qualified pension, profit sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan and any IRA.

         "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust described in sections 856 through 860 of the Code (the "REIT Provisions").

         "REIT Taxable Income" shall mean the taxable income as computed for a corporation which is not a REIT, (ii) without the deductions allowed by sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (ii) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived form prohibited transactions; (iii) deducting amounts equal to (x) any net loss derived from prohibited transactions, and (y) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

         "Roll-Up" shall mean a transaction involving the acquisition, merger, commission or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

                  (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation Market System; or

                  (ii) a transaction involving the conversion to corporate, trust or association form of only the Company, if as a consequence of the transaction, there will be no significant adverse change in any of the following:

                       (A)    shareholders' voting rights;

                       (B)    the term and existence of the Company;

                       (C)    Sponsor or Advisor compensation;

                       (D)    the Company's investment objectives.

         "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Selling Group Manager" shall mean First Financial United Investments Ltd., L.L.P. the Selling Group Manager of the public offering of the Shares.

         "Shareholders" shall mean holders of the Shares.

         "Shares" shall mean the shares of beneficial interest, par value $.01 per share, of the Company.

         "Selected Dealers" shall mean the dealer members of the National Association of Securities Dealers, Inc. that are designated by the Selling Group Manager to participate in the sale of the Shares.


         "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company and any Affiliate of such Person, but does not include (i) any person whose only relationship with the Company is that of an independent asset manager whose only compensation from the Company is as such, and (ii) wholly-independent third parties such as attorneys, accountants, and underwriters whose only compensation from the Company is for professional services. A Person may also be deemed a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of the services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control Company properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or (vi) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.


         "Subordinated Incentive Fee" shall mean the fee paid to the Advisor pursuant to the Advisory Agreement. The Subordinated Incentive Fee shall be equal to 25% of the amount by which the Company's Net Income for a year exceeds a 10% per annum non-compounded cumulative return on its Adjusted Contributions. For each year which it receives a Subordinated Incentive Fee, the Advisor shall also receive 5-year options to purchase 10,000 Shares at the initial offering price of $20 per share. See "Management - Summary of Advisory Agreement".

         "Tax-Exempt Entities" shall mean any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund, or a charitable, religious, scientific or educational organization.

         "Total Operating Expenses" shall mean all operating, general, and administrative expenses of the Company as determined by generally accepted accounting principles, exclusive of the expenses of raising capital, interest payments, taxes, non-cash expenditures (i.e. depreciation, amortization, bad debt reserve), Acquisition Fees and other costs related directly to a specific Mortgage by the Company, such as expenses for originating, acquiring, servicing or disposing of a Mortgage.

         "Trustees" shall mean the trustees of the Company.

         "UBTI" shall mean unrelated business taxable income as described in the Code.

                             UNITED MORTGAGE TRUST

                         INDEX TO FINANCIAL STATEMENTS

                                                                         Page

Independent Auditors' Report..............................................F-2

Balance Sheet as of December 31, 1996.....................................F-3

Statement of Operations For the Period From July 12, 1996
       (Date of Inception) to December 31, 1996...........................F-4

Statement of Changes in Stockholders' Equity
       For the Period From July 12, 1996
       (Date of Inception) to December 31, 1996...........................F-5

Statement of Cash Flows For the Period From July 12, 1996
       (Date of Inception) to December 31, 1996...........................F-6

Notes to Financial Statements.............................................F-7

                                                      JACKSON & RHODES P.C.
---------------------------------------------------------------------------
8140 Walnut Hill Lane, Suite 800               Certified Public Accountants
Dallas, Texas 75231-4335
214 361-7588 Fax 214 361-9726




                         INDEPENDENT AUDITORS' REPORT



Board of Trustees
United Mortgage Trust


We have audited the accompanying balance sheet of United Mortgage Trust as of December 31, 1996 and the related statements of operations, changes in shareholders' equity and cash flows for the period from July 12, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Mortgage Trust as of December 31, 1996, and the results of its operations and its cash flows for the period from July 12, 1996 (date of inception) to December 31, 1996, in conformity with generally accepted accounting principles.



                                                     Jackson & Rhodes P.C.



Dallas, Texas
January 20, 1997

                             UNITED MORTGAGE TRUST
                                 BALANCE SHEET
                              December 31, 1996


                                    ASSETS

Cash                                                         $  13,051
Investment in first lien mortgage notes                         27,834
Accrued interest receivable                                        137
Equipment, less accumulated depreciation of $216                 2,370
Deferred offering costs                                        126,563
Organizational costs, less accumulated amortization of $83         917
                                                             ---------

                                                             $ 170,872
                                                             =========



                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
       Accounts payable and accrued liabilities              $  17,876
                                                             ---------

Commitments and contingencies (Note 5)                            --

Shareholders' equity:
       Shares of beneficial interest; $.01 par value;
            100,000,000 shares authorized;
            10,000 issued and outstanding                          100
       Additional paid-in capital                              199,900
       Accumulated deficit                                     (47,004)
                                                             ---------
                 Total stockholders' equity                    152,996
                                                             ---------

                                                             $ 170,872
                                                             =========

               See accompanying notes to financial statements.


                             UNITED MORTGAGE TRUST
                            STATEMENT OF OPERATIONS
             For the Period From July 12, 1996 (Date of Inception)
                             to December 31, 1996



Revenues:
        Interest income                                 $    859
                                                        --------

Expenses:
        Salaries and wages                                37,977
        General and administrative                         9,886
                                                        --------
                                                          47,863
                                                        --------
Net loss                                                $(47,004)
                                                        ========


Net loss per share                                      $  (4.70)
                                                        ========

Weighted average shares outstanding                       10,000
                                                        ========

                See accompanying notes to financial statements.


                             UNITED MORTGAGE TRUST
                 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             For the Period From July 12, 1996 (Date of Inception)
                             to December 31, 1996

                                       Shares of
                                   Beneficial Interest         Additional
                                 -----------------------         Paid-in        Accumulated
                                 Shares         Amount           Capital          Deficit            Total
                                 ------       ----------       ----------       -----------        ---------

Sale of shares of beneficial
      interest                   10,000        $     100        $ 199,900        $      --         $ 200,000

Net loss, December 31, 1996                           --               --          (47,004)           (47,004)
                                 ------        ---------        ---------        ---------         ---------

Balance, December 31, 1996       10,000        $     100        $ 199,900        $ (47,004)        $ 152,996
                                 ======        =========        =========        =========         =========

                See accompanying notes to financial statements.


                            UNITED MORTGAGE TRUST
                           STATEMENT OF CASH FLOWS
            For the Period From July 12, 1996 (Date of Inception)
                             to December 31, 1996


Cash flows from operating activities:
       Net loss                                               $ (47,004)
       Adjustments to reconcile net loss
         to net cash used in operating activities:
            Depreciation and amortization                           299
            Accrued interest receivable                            (137)
            Organization costs                                   (1,000)
            Accounts payable and accrued liabilities             17,876
                                                              ---------
                 Net cash used in operating activities          (29,966)
                                                              ---------

Cash flows from investing activities:
       Investment in first lien mortgage notes                  (27,834)
       Purchase of equipment                                     (2,586)
                                                              ---------
                 Net cash used in investing activities          (30,420)
                                                              ---------

Cash flows from financing activities:
       Proceeds from issuance of shares of
         beneficial interest                                    200,000
       Deferred offering costs                                 (126,563)
                                                              ---------
                 Net cash provided by financing activities       73,437
                                                              ---------

Net increase in cash and cash at end of period                $  13,051
                                                              =========

                See accompanying notes to financial statements.

                            UNITED MORTGAGE TRUST
                        Notes to Financial Statements
                              December 31, 1996

1.  Description of Business

    The Company

    United Mortgage Trust ("the Company") is a Maryland real estate investment trust which intends to qualify as a real estate investment trust (a "REIT") under federal income tax laws. The Advisor to the Company is its sole shareholder, Mortgage Trust Advisors, Inc., a Texas corporation. The Company will invest exclusively in first lien, fixed rate mortgages secured by single family residential property throughout the United States. Such loans will be originated by others to the Company's specifications or to specifications approved by the Company. Most, if not all, of such loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency.

    The Company intends to offer up to 2,500,000 shares in a public offering at an initial offering price of $20 per share.

2.  Summary of Significant Accounting Policies

    Use of Estimates and Assumptions

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents

    For purposes of reporting cash flows, cash and cash equivalents include cash and certificates of deposit with original maturities of less than three months.

    Investment in First Lien Mortgage Notes

    First lien mortgage notes are carried at the lower of aggregate cost or market.

    Office Equipment

    Office equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets. Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized.

                            UNITED MORTGAGE TRUST
                        Notes to Financial Statements
                              December 31, 1996

2.  Summary of Significant Accounting Policies (Continued)

    Net Loss Per Share

    Net loss per share is computed by dividing net loss by the weighted average number of shares of beneficial interest outstanding during the period.

    Organization Costs

    Costs incident to the creation of the corporation, including various accounting and legal fees, have been capitalized and are being amortized over a five-year period.

    Deferred Offering Costs

    Costs incurred related to the Company's proposed public offering are being deferred and will be offset against the proceeds.

    Income Taxes

    The Company intends to qualify as a REIT under the Internal Revenue Code of 1986 as amended (the "Code"). A REIT is generally not subject to federal income tax on that portion of its REIT taxable income ("Taxable Income") which is distributed to its shareholders provided that at least 95% of Taxable Income is distributed. No provision for taxes will be made in the financial statements, as the Company believes it is in compliance with the Code.

3.  Employment Contract/Stock Options

    The Company has entered into an employment agreement with its Chairperson which provides for a salary plus a bonus equal to 25% multiplied by the amount which the Company's administrative expenses fall below the approved administrative budget. The Chairperson also will receive at the end of each year of service options to purchase 2,500 shares of Company stock.

4.  Related Party Transactions

    The Company leases its office space from an affiliate under terms of a month-to-month lease at $385 per month. Rent expense for the period was $2,660.

                            UNITED MORTGAGE TRUST
                        Notes to Financial Statements


6.  Commitments and Contingencies

    Concentration of Credit Risk

    The Company invests its cash primarily in deposits with major banks. Certain deposits are in excess of federally insured limits. The Company has not incurred losses related to its cash.

    Fair Value of Financial Instruments

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

    The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments. The fair value of first lien mortgage notes approximate carrying value based on their effective interest rates compared to current market rates.

                         ----------------------------
                             UNITED MORTGAGE TRUST


                            Subscription Agreement




First Financial United Investments Ltd., L.L.P.
16801 Greenspoint Park Drive
Suite 155
Houston, Texas 77060
Attention: New Subscription/
         United Mortgage Trust


Gentlemen:

         The Subscriber named below (the "Subscriber"), who is executing and delivering the Subscription Agreement attached hereto or, alternatively, who has authorized the execution and delivery of the Subscription Agreement attached hereto, hereby tenders payment and applies for the purchase of the number of shares of beneficial interest (the "Shares") specified below in United Mortgage Trust, a Maryland real estate investment trust (the "Company"). A check or other payment in the amount of the number of Shares subscribed for is attached hereto. By tendering payment for Shares and accepting confirmation of purchase without objection following the mailing of such confirmation accompanied by the Prospectus, the Subscriber assents to all the terms and conditions of this Subscription Agreement and of the Declaration of Trust.

         The Subscriber's subscription payment will be held by Texas Commerce Bank National Association, as Escrow Agent, and will be returned promptly to the Subscriber with interest in the event that at least 125,000 Shares offered by the Prospectus are not subscribed for and payment therefore not received within one year of the date of the Prospectus. If the Subscription Agreement submitted by or on behalf of the Subscriber is not accompanied by payment in full, the Subscription Agreement will not be processed. Upon receipt of a properly executed Subscription Agreement at First Financial United Investments, Ltd., a confirmation will be sent to the Subscriber at his, her or its registered address and to the selling representative at the registered office address. If the confirmation is not received within 14 days after submission of the order, the Subscriber should contact First Financial United Investments Ltd., L.L.P. at the above address immediately.

                             NOTICE TO SUBSCRIBERS

         An investment in the Company involves certain risks and is not suitable for all investors. All investors are advised to carefully read the entire Prospectus to make sure that they understand the risks involved with an investment in the Company and to determine that the investment is suitable for them.

           (LOGO)
______________________________  Subscription Agreement
  UNITED   MORTGAGE  TRUST



-------------------------------------------------------------------------------------------------------------
/ /  Investor Information (Please print.  Check only one.)

/ /   A - Individual or Joint Account


---------------------------------------------                -------------- - ------------ - -----------------
Individual Owner's Name                                      Social Security Number
---------------------------------------------                -------------- - ------------ - -----------------
Joint Owner's Name (if applicable)                           Social Security Number

/ /   B - Gift or Transfer to a Minor

____________________________, as custodian for  ______________________________________
Custodian's Name (only one)                                                       Minor's Name

under the _______________ UGMA/UTMA (circle one)  __________ - ______ - _______________

                       State                                                      Minor's Social Security Number

/ /   C - Trust (Including Retirement Plans)

---------------------------------------------                -----------------------------------------------
Trustee(s)                                                   Name of Trust
---------------------------------------------                ----------------------------------------------
Date of Trust                                                Trust's Taxpayer Identification Number

/ /   D - Other Entities

            TYPE:/ /   Corporation           / /  Partnership             / /   Foundation           / /  Charitable
                                                                                                        Organization


                / /          Other: _____________________________

       ----------------------------------------------       ------------ - ---------------------------
       Name of Entity                                                                        Taxpayer ID Number
/ /   E - Tax Status (If C or D above were selected, check any applicable box below)

/ /  IRA               / /    H. R. 10            / /  Section 401(a)        / /   Section 401(b)         / / Corporate Pension

/ /  SEP/IRA          / /     Non-Qualified      / /   Section 401(k)        / /   Section 457            / / Corporate Profit
                                                                                                                Sharing

-------------------------------------------------------------------------------------------------------------------------------
2.  Address

------------------------------------------           (-----)------------------      (-----)--------------------
Street Address or P. O. Box                                   Home Telephone Number      Business Telephone Number
                                                              Check One:  ___  U. S.  Citizen    ___ Resident Alien
                                                                          ___  Non-Resident Alien

-------------------------------------------  ----------         -------------------------------------
 City                                     State               Zip Code            Country of Citizenship
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
3.  Investment Information (Minimum $5,000/250 Shares or $1,000/50 Shares for IRA and Keogh Accounts)
I wish to invest $__________________  to purchase ____________ shares of United Mortgage Trust.
/ /  By Check:   $__________________       Please make your check payable to Texas Commerce Bank Escrow.
/ /  By Wire:  Funds were wired on   ______________, _____   in the amount of $_____________________________
                                     Date
Do you already own shares of United Mortgage Trust? ____________ (If yes, minimum reorder is $1,000 / 50 Shares. )
-------------------------------------------------------------------------------------------------------------------------------
4.  Payment Instructions
Please make the check payable to Texas Commerce Bank Escrow. The check and completed Subscription Agreement are to be sent to the following address:

                                          First Financial United Investments Ltd., L.L.P.
                                16801 Greenspoint Park Drive, Suite 155, Houston, Texas 77060
-------------------------------------------------------------------------------------------------------------------------------

                                     A-2

-------------------------------------------------------------------------------------------------------------------------------
5.  Investor Services

--------------------------------------
           DIRECT DEPOSIT             If you would like direct deposit
                                      of dividend checks into your brokerage
                                      account, please complete the section
                                      below. Direct Deposit is not to be used
                                      for IRAs. (The Company or Affiliates
                                      cannot be responsible for any adverse
                                      consequences of direct deposit.)
--------------------------------------
Institution/Investment Name ________________________________________________________________________

Account Number ________________________     Street Address  _________________________________________

City __________________________________      State ____________________     Zip Code ___________________

--------------------------------------
        ADDITIONAL MAILINGS           If you would like investment
                                      mailings sent to an address other than
                                      the one listed in Section 2 of this
                                      agreement, please fill in below.
                                      (Recommended for IRA accounts.)
--------------------------------------
Name  ________________________________     Street Address  __________________________________________

City __________________________________      State __________________     Zip Code _____________________
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
6. Subscriber Representations (The Subsciber must initial an answer to each section below)

By signing this Subscription Agreement, the Subscriber represents, under penalty of perjury, that:

  (i) The Subscriber has received a copy of the Prospectus of United Mortgage
      Trust. YES _______ NO_______

 (ii) The Subscriber has the authority and legal capacity to purchase the Shares being subscribed for and to execute this Subscription Agreement.
      If the Subscriber is an individual, he or she is of legal age in his or her state of residence. YES _______ NO_______

(iii) The Subscriber meets the suitability requirements set forth in "Who May
      Invest" in the Prospectus. YES _______ NO_______

 (iv) The subscriber or beneficial owner is a United States citizen, United
      States resident alien individual, domestic corporation, domestic partnership, domestic trust or domestic estate, as these terms are defined in Section 7701 of the Internal Revenue Code. YES _______
      NO_______

  (v) if the Subscriber is a qualified plan (including a KEOGH plan or an
      Individual Retirement Account) or is otherwise a "benefit plan investor"
      as defined in Department of Labor Regulations ss.2510.3-101(f)(2), to
      the best of Subscriber's knowledge none of the Company, the Advisor, a
      Sponsor or any Affiliate (a) has investment discretion with respect to the assets being used to purchase Shares, (b) regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets, or (c) is otherwise a fiduciary with respect to such assets.
       YES _______   N/A_______

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
7.  Signature, Authorization and Backup Withholding Certification

   The Subscriber hereby authorizes United Mortgage Trust and its affiliates to act on any instructions believed to be genuine for any service authorized on this Subscription Agreement and agrees that they will not be liable for any resulting loss or expense.

   Under penalties of perjury I certify that : (I) the social security or taxpayer identification number entered in Section 1 above is correct; and
   (2) unless the following box is checked, I have not been notified by the IRS that I am subject to backup withholding, or the IRS has notified me that I am no longer subject to backup withholding.

/ /    If you are subject to backup withholding check the box.



---------------------------------------                           --------------------------------------
Signature of Owner, Trustee or Custodian                          Date

---------------------------------------                           --------------------------------------
Signature of Joint Owner (if any)                                 Date

---------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
8.  Broker/Dealer or Investment Advisor Authorization

The undersigned Dealer/Adviser agrees to all applicable provisions in the Subscription Agreement, and guarantees the genuineness of the signature on the Subscription Agreement. If the Subscriber does not sign this Agreement, the undersigned Dealer/Adviser warrants that this Agreement is completed in accordance with the Subscriber's authorization and instructions and agrees to indemnify United Mortgage Trust for any loss or liability from acting or relying upon such instructions.

---------------------------------------                           --------------------------------------
Firm's Name                                                       Representative's/Advisor's Name

---------------------------------------                           --------------------------------------
Firm's Address                                                    Authorized Signature
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                     INSTRUCTIONS FOR COMPLETION OF FORMS
------------------------------------------------------------------------------


A completed and signed Subscription Agreement is required for all Investors in United Mortgage Trust (the "Company"). Please follow the following instructions when completing the Subscription Agreement.

1. INVESTOR INFORMATION. Be sure to complete the INVESTOR INFORMATION section on the Subscription Agreement by checking the appropriate box for the Investor's status and completing all relevant information about the Investor in Section 1.

       Make sure to include the Investor's taxpayer identification number ("TIN") which is the taxpayer's social security number or employer identification number, as the case may be. For most individual taxpayers, the TIN is the social security number. For trusts, estates, pension trusts, corporations and partnerships, the TIN is the employer identification number. See Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 on page A-9.

       IF AN INVESTOR DOES NOT HAVE A TIN, he should obtain Form SS-5 Application for a Social Security Number, or Form SS-4 Application for an Employer ID Number from his local office of the Social Security Administration or the IRS. IF THE INVESTOR HAS APPLIED FOR A TIN and has not yet received it, he should write "APPLIED FOR" in Section 1 and complete and sign a Substitute Form W-9, certifying under penalties of perjury that he is not subject to backup withholding. The Investor should also understand that if he does not provide a TIN to the Company within 60 days, the Company is required to withhold 31% of all reportable payments thereafter until a certified TIN is provided.

       When Shares are being purchased by a retirement plan or other entity, you can use the Additional Mailing Address in Section 4 to fill in the name and address of the individual other than the registered owner who would wish to receive additional copies of Company correspondence.

       SECTION 1-E - TAX STATUS. Please indicate if the investor is a "Benefit Plan Investor" as defined in Department of Labor Regulation ss.25103-101(f)(2), by checking the appropriate box in Section 1-E.
       A "Benefit Plan Investor" is defined as any employee benefit plan as defined in Section 3(3) of ERISA (regardless of whether or not it is subject to the provisions of Title I of ERISA), a plan described in
       Section 4975(e)(1) of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.
       It should be noted that individual retirement accounts (IRAs) are "Benefit Plan Investors" for this purpose.

       ADDITIONAL DOCUMENTATION REQUIRED FROM INVESTORS THAT ARE ENTITIES. If Shares are being purchased by a Corporation, please furnish an appropriate corporate resolution authorizing the purchase of the Shares and the name and title of the person authorized to sign any documents or make any certifications relating to this subscription. If Shares are being purchased by a municipality, a credit union (other than a federal credit union), a national or state chartered bank, or a pension plan or profit sharing plan, please furnish appropriate evidence of the authorization of the purchase of the Shares and the name and title of the person authorized to sign any document or make any certifications relating to this subscription. If Shares are being purchased by a Trust or a Partnership, please provide a copy of the Trust or Partnership Agreement.

2. ADDRESS. Please be sure to complete the ADDRESS section of the Subscription Agreement with the Investor's name, address, city and state. The address should be the Investor's primary state of residence.

3. INVESTMENT INFORMATION. Fill in the number of Shares subscribed for (minimum purchase is 250 Shares or $5,000, except for IRA or KEOGH accounts whose minimum purchase is 50 Shares or $1,000, and except as otherwise noted in the Prospectus under "Who May Invest"). Minimum reorder is 50 Shares or $1,000. Purchase of fractional Shares are not allowed pursuant to the initial public offering of Shares.

       Please indicate if the investor is investing by check or by wire. All checks should be made payable to "Texas Commerce Bank Escrow".

4. PAYMENT INSTRUCTIONS. Please make the check payable to "Texas Commerce Bank Escrow". The check and completed Subscription Agreement are to be sent to:

        First Financial United Investments Ltd., L.L.P.
        16801 Greenspoint Park Drive
        Suite 155
        Houston, Texas 77060
        Attention: New Subscription/
                 United Mortgage Trust


===================================================
            NO SUBSCRIPTION AGREEMENT
                WILL BE PROCESSED
           UNLESS IT IS ACCOMPANIED BY
                 PAYMENT IN FULL
===================================================

5.     INVESTOR SERVICES.

       ADDITIONAL MAILING ADDRESS. When Shares are being purchased by a Trust, Individual Retirement Account (IRA) or Keogh Plan, use this area to fill in the name and address of the individual other than the registered owner who would wish to receive additional copies of Company correspondence.

       DIRECT DEPOSIT ADDRESS. This section should be left blank if the form of ownership is an IRA. It should be completed only if the Investor wishes distribution checks sent directly to the client brokerage account identified in Section 4 or Section 7.

6.     SUBSCRIBER REPRESENTATIONS.

       Each Subscriber must initial an answer to each of the statements set forth in Section 6 to provide certain representations to the Company.

       For purposes of subsection 6(iv) of the Subscription Agreement, a "resident alien individual" is a non-U.S. citizen who is a "resident" of the United States, as defined below). A "resident" is an individual who (i) is a lawful permanent resident of the United States at any time during the calendar year (such as an individual who holds an immigrant visa - a

       "green card") or (ii) was physically present in the United States on
       (a) at least 31 days during the calendar year, and (b) 183 days or more in the aggregate during the current year and the two preceding calendar years, determined by aggregating the actual presence days of the current year, 1/3 of such days of the first preceding year and 1/8 of such days of the second preceding year). See Section 7701(b) of the Internal Revenue Code for other special rules and elections for determining residency.

       An individual investor who is not a citizen of the United States but is a resident (as defined above) must furnish the Company with a signed copy of IRS Form 1078 verifying that status so as to avoid withholding.

7.     SIGNATURE, AUTHORIZATION AND BACKUP WITHHOLDING CERTIFICATION.

       The Investor must read and sign the authorization and backup withholding certification set forth in Section 7.

       The signature of an IRA or other retirement plan trustee is always required. The signature of the beneficiary is not necessary. All other Investors must sign and date. If ownership is held by joint tenants with rights of survivorship, tenants in common, tenants by the entirety or community property, then all parties must sign and date.

       BACKUP WITHHOLDING. Under the federal income tax law, payers of interest, dividends and certain other payments must withhold 31% of such amounts (this is referred to as "backup withholding") if the payee fails to furnish the payer with (1) the payee's correct Taxpayer Identification Number ("TIN") and (2) a certification under penalties of perjury that (a) the payee has supplied an accurate TIN and (b) the payee is not subject to backup withholding because the Internal Revenue Service ("IRS") has not informed the payee that he is subject to backup withholding due to a failure to report all interest and dividends. If an investor's TIN and the foregoing certification (contained in Section 7 of the Subscription Agreement) is not received, backup withholding will be applicable to payments of escrow interest and to Distributions. False certifications or the provision of an inaccurate TIN can result in the imposition of penalties by the IRS or criminal sanctions. Certain payees (including corporations, tax exempt entities, such as employee benefit plans, and certain foreign individuals and entities) are exempt from backup withholding and information reporting requirements.

       FOR PAYEES SUBJECT TO BACKUP WITHHOLDING. If the IRS has notified the record owner of the account that the record owner is subject to backup withholding and the record owner has not received notice from the IRS advising that backup withholding has terminated, then the record owner, prior to signing the certification, must check the backup withholding box in Section 7. In such event, backup withholding will apply to payments of escrow interest and to Distributions.

       CAUTION: If the Investor checks box for backup withholding, the account executive and/or office manager must make sure the Investor has properly completed and signed a W- 9 or substitute W-9 and that it is on file with the office manager's member firm.

       FOREIGN INVESTOR BACKUP WITHHOLDING. Foreign Investors (as defined below) may be exempt from backup withholding and reporting requirements if they certify that they are exempt by completing and filing with the Company an IRS Form W-8. A Foreign Investor is a (i) nonresident alien individual (i.e., a non-U.S. citizen who is not a "resident" of the United States, as defined in Instruction 6),
       (ii) foreign corporation, (iii) foreign partnership, (iv) foreign trust, or (v) foreign estate, within the meaning of Section 7701 of the United States Internal Revenue Code (the "Code"). An investor who is not currently a Foreign Investor must notify the Company immediately upon a change in status A foreign Investor should check the box on Form W-8 indicating that he is an "exempt foreign person" if the Shares of the Company will not be held in connection with a trade or business conducted by or planned by, the Foreign Investor in the United States that has effectively connected gains from a broker or barter exchange or there is a tax treaty between the Foreign Investor's country and the United States exempting the Foreign Investor's transactions from United States taxes. However, a Foreign Investor who is a non-resident alien individual, married to a U.S. citizen or resident and who has made an election to be treated as a resident under Code Section 6013(g) or (h) is considered to be a U.S. resident for back-up withholding purposes and may not use Form W-8. Foreign Investors should also delete the Substitute Form W-9.

8. BROKER/DEALER SIGNATURES. This section on this form should be completed by the selling broker who should include his full name, representative number, branch office address and telephone number.




        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                            ON SUBSTITUTE FORM W-9.
For this type of account:                                     Give the identification number for:

A.       Individual                                           The individual

B.       Two or more individuals (joint account)              The actual owner of the account or, if
                                                              combined funds, the first individual on the
                                                              account

C.       Custodian account of a minor                         The minor (Uniform Gift to Minors
                                                              Act)

D. (i)   The usual revocable savings trust                    The grantor-trustee, who should be listed
                                                              first  (Grantor is also trustee)

  (ii)   So-called trust account that is not a                The actual owner, who should be listed first
         legal or valid trust under state law

E.       Sole proprietorship                                  The owner, who should be named

F.       A valid trust, estate or pension trust               The legal entity (unless the legal entity itself
                                                              is not designated in the account title) which
                                                              should be listed first

G.       Corporate                                            The corporation

H.       Association, club, religious, charitable,            The organization educational or other tax-
                                                              exempt organization

I.       Partnership                                          The Partnership

J.       Broker or registered nominee                         The broker or nominee

                                      A-8

         Until , 1997, (90 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This Prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


                     125,000 SHARES OF BENEFICIAL INTEREST
                              (Minimum Offering)

                    2,500,000 SHARES OF BENEFICIAL INTEREST
                              (Maximum Offering)



                            UNITED MORTGAGE TRUST,
                    a Maryland Real Estate Investment Trust




                                  PROSPECTUS




                 FIRST FINANCIAL UNITED INVESTMENTS LTD., L.L.P.



                             Dated          , 1997

                                ---------------


No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements to this Prospectus, or in literature issued by the Company, the Advisor or the Selling Group Manager (which shall not be deemed to be a part of this Prospectus), in connection with the offering contained herein and if given or made such information or representation must not be relied upon. The statements in this Prospectus or in any Supplement are made as of the date hereof or thereof, unless another time is specified, and neither the delivery of this Prospectus or any Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any such material adverse changes occur during the period when a Prospectus is required to be delivered, this Prospectus or any Supplement will be amended or supplemented accordingly.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

         SEC Registration Fee                         $  17,241
         NASD Filing Fee                                  5,500
         Blue Sky Filing Fees and Expenses               13,760
         Legal Fees and Expenses                         75,000
         Accounting Fees and Expenses                     5,000
         Printing and Engraving Fees                     16,000
         Marketing                                       15,000
         Miscellaneous                                   27,499
                                                      ---------
                                    Total             $ 175,000
                                                      =========



Item 31. Sales to Special Parties.

         As part of its compensation for selling the Shares, the Selling Group Manager will receive, for a purchase price of $.01 per Share, Shares (the "SGM Shares") equal to 0.5% of all Shares sold (12,500 Shares if all 2,500,000 Shares offered hereunder are sold). The Selling Group Manager may allocate all or a portion of the SGM Shares to Selected Dealers and registered representatives of the Selling Group Manager.

Item 32. Recent Sales of Unregistered Securities.

         The Advisor has purchased 10,000 Shares for a purchase price of $20 per Share.

         Since the transaction described above was not considered to have involved a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended, the interests issued were deemed to be exempt from registration under said Act. The recipient of Shares in the foregoing transaction represented that such Shares were being acquired for the purpose of investment and not with a view to the distribution thereof.

Item 33. Indemnification of Directors and Officers.

         Indemnification of the Advisor and of the Trustees of the Company is provided for in Article XI, Section 2 of the Declaration of Trust (Exhibits 3, 4 to the Prospectus). See also the discussion under "Fiduciary Responsibility of Trustees" in the Prospectus.

Item 34. Treatment of Proceeds From Stock Being Registered.

         None

Item 35.      Financial Statements and Exhibits.

         (a)  Financial Statements:  The following are included in the
              Prospectus:

              Balance Sheet and related Notes thereto of Registrant, United Mortgage Trust, at July 18, 1996.

              All other statements and schedules are omitted as inapplicable.

         (b)  Exhibits:

No            Description

1.1           Form of Selling Group Manager Agreement

1.2           Form of Selected Dealer Agreement


3.1C Form of Second Amended and Restated Declaration of Trust to be filed with the State of Maryland (this supersedes prior Exhibits 3.1, 3.1A and 3.1B)


3.2           Bylaws of the Company

4.1           Form of certificate to be issued to represent the Shares

4.2           Instruments defining the rights of security holders
              (See Exhibits 3.1, 3.2 and 4.1)

5             Opinion of Berry, Moorman, King and Hudson, P.C.
              as to the legality of the securities being registered

8.1           Opinion of Berry, Moorman, King and Hudson, P.C.
              regarding tax matters.

10.1          Form of Escrow Agreement between the Company and
              Texas Commerce Bank National Association

10.2          Advisory Agreement dated August 6, 1996 between the
              Company and Mortgage Trust Advisors, Inc.

10.3 Agreement of Employment dated August 6, 1996 between the Company and Christine Griffin

10.4          Note Sale, Recourse and Remarketing Agreement dated
              August 6, 1996 between the Company and South Central
              Mortgage, Inc.

10.5 Form of Mortgage Servicing Agreement to be entered into between the Company and South Central Mortgage, Inc.

23.1 *        Consent of Jackson & Rhodes, P.C.

23.2 Consent of Berry, Moorman, King & Hudson, P.C. (included in Exhibits 5 and 8.1)

24.1 Power of Attorney (included as part of page II-5 of the original filing of this Registration Statement)

99            This Exhibit is deleted

[FN]
---------
*  Filed as an exhibit with this Amendment No. 4.


Item 36. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed;

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) To send to each investor at least on an annual basis a detailed statement of any transactions with the Administrator, Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

         (6) To provide to the investors the financial statements required by Form 10-K for the first full year of operations of the Company;

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (8) The undersigned Registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant; pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (9) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each material Mortgage Investment (or Mortgage Investments which, in the aggregate, are material) not identified in the prospectus as such time as there arises a reasonable probability that such Mortgage Investment(s) will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement should disclose all compensation and fees received by the Trustee, the Advisor and their Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distributed period.

         The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on the 27th day of February, 1997.

                                              UNITED MORTGAGE TRUST



                                       By:     /S/ CHRISTINE A. GRIFFIN
                                              -------------------------------
                                              Christine A. Griffin, President

         Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                       Title                   Date
     ----------                       -----                   ----

Principal Executive Officer:



 /S/ CHRISTINE A. GRIFFIN             Trustee, Chairman     February 27, 1997
--------------------------------      of the Board
Christine A. Griffin                  and President



Principal Financial and
  Accounting Officer:


 /S/ CHRISTINE A. GRIFFIN             Trustee, Chairman     February 27, 1997
                                      of the Board
--------------------------------
Christine A. Griffin



           *                          Trustee               February 27, 1997
--------------------------------
Paul R. Guernsey



          *                           Trustee               February 27, 1997
--------------------------------
Douglas R. Evans


         *                            Trustee               February 27, 1997
--------------------------------
Richard D. O'Connor, Jr.

* By  /S/ CHRISTINE A. GRIFFIN
--------------------------------
         Attorney-in-fact